                                                                    EXHIBIT 10.1

================================================================================

                                CREDIT AGREEMENT



                                     among



                         SUMMIT HOLDING SOUTHEAST, INC.


                           THE LENDERS NAMED HEREIN,


                                      AND


                           FIRST UNION NATIONAL BANK
                               OF NORTH CAROLINA
                                    as Agent






                         $37,675,000 Credit Facilities





                            Dated as of May 28, 1997


================================================================================

                               TABLE OF CONTENTS

                                                                      PAGE
ARTICLE I    DEFINITIONS ..........................................     2
     1.1     Defined Terms ........................................     2
     1.2     Use of Defined Terms .................................    29
     1.3     Cross References; Headings ...........................    29
     1.4     Accounting Terms .....................................    29
     1.5     Time References ......................................    30
     1.6     Other Definitional Provisions ........................    30

ARTICLE II   TERM LOANS ...........................................    30
     2.1     Term Loans ...........................................    30
     2.2     Term Notes. ..........................................    30
     2.3     Scheduled Repayment of Term Loans. ...................    30
     2.4     Mandatory Prepayment of Term Loans. ..................    31
     2.5     Voluntary Prepayment of Term Loans. ..................    31
     2.6     LIBOR Breakage; Interest; Etc. .......................    32

ARTICLE III  REVOLVING CREDIT FACILITY ............................    32
     3.1     Loans ................................................    32
     3.2     Voluntary Termination; Reduction of Commitments. .....    34
     3.3     Voluntary Prepayments ................................    35
     3.4     Mandatory Repayment of Loans .........................    35
     3.5     Unused Commitment Fee ................................    36
     3.6     Revolving Credit Notes ...............................    36

ARTICLE IV   INTEREST; ADDITIONAL PROVISIONS ......................    36
     4.1     Interest Rates .......................................    36
     4.2     Interest Payment Dates ...............................    37
     4.3     Computation of Rates .................................    37
     4.4     Default Rate; Post-Petition Interest. ................    37
     4.5     Maximum Interest Rate ................................    37
     4.6     Conversion to and Renewal of LIBOR Loans .............    38
     4.7     Restrictions on Interest Rate Options ................    38
     4.8     Illegality ...........................................    39
     4.9     Limitation on LIBOR Loans ............................    39
     4.10    Procedures Regarding Payments ........................    40
     4.11    Payment Not at End of Interest Period ................    41
     4.12    Increased Costs ......................................    41
     4.13    Taxes ................................................    42
     4.14    Application of Payments; Pro Rata Funding ............    43
     4.15    Recordkeeping ........................................    44

ARTICLE V    CONDITIONS OF CLOSING AND BORROWING ..................    44
     5.1     Closing ..............................................    44
     5.2     Conditions to the Closing ............................    44
             5.2.1     Loan and Security Documents ................    44
             5.2.2     Certificates; Opinions .....................    45


             5.2.3     Other Documents ................................    46
             5.2.4     Investment Portfolio ...........................    48
             5.2.5     Litigation .....................................    48
             5.2.6     No Material Adverse Event ......................    48
             5.2.7     Discontinued Operations ........................    48
             5.2.8     Fees ...........................................    48
     5.3     Continuing Conditions ....................................    48

ARTICLE VI   REPRESENTATIONS AND WARRANTIES ...........................    49
     6.1     Corporate Organization and Power .........................    49
     6.2     Certain Agreements .......................................    49
     6.3     Litigation; Government Regulation ........................    50
     6.4     Taxes ....................................................    50
     6.5     Conflicts With Other Instruments, Laws ...................    50
     6.6     Governmental Compliance ..................................    51
     6.7     Default ..................................................    51
     6.8     Margin Securities ........................................    51
     6.9     Insurance ................................................    51
     6.10    Ownership of Properties; Subsidiaries ....................    52
     6.11    Business Locations .......................................    52
     6.12    Accuracy of Information ..................................    52
     6.13    Subsidiaries; Affiliates .................................    52
     6.14    Investment Company Act ...................................    52
     6.15    Employee Plans; ERISA ....................................    53
     6.16    Pro Forma Balance Sheet ..................................    54
     6.17    GAAP Financial Statements. ...............................    54
     6.18    Statutory Financial Statements ...........................    54
     6.19    Projections ..............................................    55
     6.20    Solvency .................................................    56
     6.21    Environmental Matters ....................................    56
     6.22    Assets for Conduct of Business ...........................    56
     6.23    Trade Relations ..........................................    57
     6.24    Securities Laws ..........................................    57
     6.25    Compliance with Laws .....................................    57
     6.26    Employees and Labor ......................................    57
     6.27    First Priority ...........................................    58
     6.28    Material Contracts .......................................    58
     6.29    Reinsurance ..............................................    58
     6.30    Policies of Insurance ....................................    58
     6.31    No Burdensome Restrictions. ..............................    58
     6.32    Plan of Conversion .......................................    59

ARTICLE VII  AFFIRMATIVE COVENANTS ....................................    59
     7.1     Repayment of Obligations; Certain Prepayments ............    60
     7.2     Performance Under Credit Documents; Use of Proceeds ......    60
     7.3     Reports, Certificates and Other Information ..............    61
     7.4     Corporate Existence; Foreign Qualification ...............    66
     7.5     Books, Records and Inspections ...........................    66

     7.6     Insurance; Assets. .......................................    66
     7.7     Taxes and Liabilities ....................................    66
     7.8     Employee Benefit Plans ...................................    67
     7.9     COBRA ....................................................    67
     7.10    Pledge and Security Agreements ...........................    67
     7.11    Compliance with Laws .....................................    67
     7.12    Maintenance of Permits ...................................    67
     7.13    Interest Rate Protection .................................    67
     7.14    Dividends ................................................    67
     7.15    Key Man Life Insurance ...................................    68
     7.16    Business Activities ......................................    68
     7.17    Disbursement Instructions ................................    68
     7.18    Further Assurances .......................................    68
     7.19    Certain Fees .............................................    68

ARTICLE VIII FINANCIAL COVENANTS ......................................    69
     8.1     Borrower Financial Covenants .............................    69
     8.2     Summit Holding Financial Covenants. ......................    69
     8.3     Insurance Subsidiary Financial Covenants .................    70
     8.4     Capital Expenditures .....................................    70

ARTICLE VIII A NEGATIVE COVENANTS .....................................    71
     8A.1.   Reinsurance Agreements ...................................    71
     8A.2.   Guarantees, Loans, Advances and Investments ..............    71
     8A.3    Mergers, Consolidations and Sales ........................    71
     8A.4    Change in Control; Issuance of Stock .....................    72
     8A.5    Leases ...................................................    72
     8A.6.   Unconditional Purchase Obligations .......................    72
     8A.7    Subsidiaries; Investment of Proceeds .....................    72
     8A.8    Business Activities ......................................    73
     8A.9    Transactions with Affiliates .............................    73
     8A.10   Indebtedness .............................................    73
     8A.11   Liens ....................................................    73
     8A.12   Restricted Payments ......................................    73
     8A.13   Negative Pledge Agreements ...............................    74
     8A.14   No Amendment of Documents ................................    74
     8A.15   Fiscal Year ..............................................    74
     8A.16   Certain Investments ......................................    74
     8A.17   Hazardous Materials ......................................    75

ARTICLE IX   EVENTS OF DEFAULT ........................................    75
     9.1     Events of Default ........................................    75

ARTICLE X    RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT;
             INTERCREDITOR PROVISIONS..................................    78
     10.1    Rights and Remedies ......................................    79
     10.2    Rights and Remedies Cumulative; Non-waiver; Etc ..........    79
     10.3    Rights in Property Held by the Lenders ...................    79

     10.4    Cross-collateralization; No Marshalling ..................    79
     10.5    Set-off ..................................................    80
     10.6    Intercreditor Provisions .................................    80

ARTICLE XI   PAYMENT OF FEES AND EXPENSES .............................    81
     11.1    Fees and Expenses ........................................    81
     11.2    Administrative Fee .......................................    82

ARTICLE XII  THE AGENT ................................................    82
     12.1    Appointment ..............................................    82
     12.2    Nature of Duties .........................................    82
     12.3    Absence of Reliance on the Agent .........................    83
     12.4    Certain Rights of the Agent ..............................    84
     12.5    Notice of Default ........................................    84
     12.6    Reliance by Agent ........................................    84
     12.7    Indemnification ..........................................    85
     12.8    The Agent in its Individual Capacity .....................    85
     12.9    Holders ..................................................    85
     12.10   Successor Agent ..........................................    85
     12.11   Collateral Matters .......................................    86
     12.12   Non-receipt of Funds by the Agent ........................    86

ARTICLE XIII ASSIGNMENT AND PARTICIPATION .............................    87
     13.1    Assignments ..............................................    87
     13.2    Participations ...........................................    89
     13.3    Miscellaneous ............................................    89

ARTICLE XIV  MISCELLANEOUS ............................................    89
     14.1    Survival of Agreements ...................................    90
     14.2    Governing Law; Consent to Jurisdiction ...................    90
     14.3    Arbitration; Remedies ....................................    91
     14.4    Notice ...................................................    92
     14.5    Indemnification of the Agent and the Lenders .............    93
     14.6    Waivers by the Borrower ..................................    93
     14.7    Assignment and Sale ......................................    94
     14.8    Amendment or Waiver ......................................    94
     14.9    Severability .............................................    94
     14.10   Entire Agreement .........................................    95
     14.11   Binding Effect ...........................................    95
     14.12   Execution in Counterparts ................................    95
     14.13   Conflict of Terms ........................................    95
     14.14   Injunctive Relief ........................................    95
     14.15   Termination ..............................................    95

                        TABLE OF EXHIBITS AND SCHEDULES


                                    EXHIBITS


Exhibit A      Form of Assignment and Acceptance
Exhibit B      Form of Compliance Certificate
Exhibit C      Excess Cash Flow Calculation
Exhibit D      Form of Interest Rate Election Notice
Exhibit E      Form of Notice of Borrowing
Exhibit F      Form of Revolving Credit Note
Exhibit G      Form of Term Note




                                   SCHEDULES


Schedule 6.3   Claims Against Borrower
Schedule 6.4   Taxes
Schedule 6.6   Compliance; Jurisdictions of Borrower Affiliates
Schedule 6.9   Insurance Policies
Schedule 6.10  Ownership of Properties
Schedule 6.11  Borrower Affiliate Offices
Schedule 6.13  Borrower Affiliates
Schedule 6.15  Employee Plans
Schedule 6.21  Environmental Matters
Schedule 6.22  Certain Assets
Schedule 6.28  Material Contracts
Schedule 6.29  Reinsurance Agreements
Schedule 7.16  Business Activities
Schedule 8A.1  Certain Reinsurers
Schedule 8A.2  Contingent Liabilities
Schedule 8A.9  Certain Affiliate Transactions

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of the 28th day of May, 1997 (the "Credit Agreement" or the "Agreement"), is by and between SUMMIT HOLDING SOUTHEAST, INC., a Florida corporation with its principal offices in Lakeland, Florida (the "Borrower"); the banking and financial institutions listed on the signature pages hereof or that become parties hereto after the date hereof in their respective capacities as lenders hereunder (collectively, the "Lenders"); and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association with its principal offices in Charlotte, North Carolina, acting in the manner and to the extent described in ARTICLE XII hereof (in such capacity, the "Agent").


                                    RECITALS

     A. The Borrower is the corporate parent of Summit Holding Corporation ("Summit Holding").

     B. Summit Holding has been party to that certain Credit Agreement, dated as of January 16, 1996, with the Agent and the Lenders (as amended, the "Summit Holding Credit Agreement"), originally providing for the extension of a $36,000,000 term loan facility and a $8,000,000 revolving credit facility to Summit Holding by the Lenders.

     C. As of November 21, 1996, the Lenders' commitments under the Summit Holding Credit Agreement were reduced to an aggregate amount equal to $38,000,000 (consisting of $33,000,000 in respect of term loans and $5,000,000 in respect of the revolving credit facility). On March 31, 1997, a principal payment of $325,000 was made in respect of the term loans.

     D. Summit Holding, the Borrower and their affiliates desire to effect a corporate restructuring pursuant to which (i) Employers Self Insurers Fund, a Florida self-insurance fund that is the owner of all of the capital stock of Summit Holding ("ESIF"), would be converted to a stock insurance company to be named "Bridgefield Employers Insurance Company" ("Bridgefield Employers"), (ii) the Borrower would acquire ownership of Summit Holding and Bridgefield Employers and complete an initial public offering of its capital stock and
(iii) the capital stock of Bridgefield Casualty Insurance Company ("Bridgefield Casualty") would be contributed to Bridgefield Employers.

     E. Summit Holding and the Borrower desire that the Borrower assume Summit Holding's repayment obligations under the Summit Holding Credit Agreement (but only upon consummation of such transactions), and the Agent and the Lenders are willing to permit such assumption on the terms set forth herein and in the other Loan Documents.

     F. Certain non-Insurance Subsidiaries of the Borrower will jointly and severally guarantee the Obligations of the Borrower hereunder.

     G. The Obligations of the Borrower will be secured by a perfected first priority lien on and security interest in the Collateral pledged to the Agent (for the benefit of the Lenders) by the Borrower and its Subsidiaries, all as more particularly set forth herein and in the other Loan Documents.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     1.1 Defined Terms. For purposes of this Credit Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

     "Account Designation Letter" shall mean a letter from the Borrower to the Agent, duly completed and signed by an Authorized Officer and in form and substance satisfactory to the Agent, listing any one or more accounts to which the Borrower may from time to time request the Agent to forward the proceeds of any Loans made hereunder.

     "Actuarial Report" shall mean an actuarial review and valuation statement of an Insurance Subsidiary's or a Fund's loss and loss adjustment expense reserve positions as of the end of such Person's fiscal year (or such other date requested by the Agent) with respect to the insurance business in force, as prepared in connection with such Person's Annual Statement and covering such other subjects as are customary in actuarial reviews and reasonably requested by the Agent, prepared by an independent actuarial firm acceptable to the Agent in accordance with reasonable actuarial assumptions and procedures, not inconsistent with the assumptions and procedures previously employed, and accompanied by a report prepared by such actuarial firm reviewing the adequacy of loss reserves of an Insurance Subsidiary or Fund, as appropriate (which firm shall be provided access to or copies of all reserves analyses and valuations relating to the insurance business of each such Insurance Subsidiary or Fund) together with its opinion affirming the adequacy of such loss reserves.

     "Adjusted Base Rate" shall mean, at any time with respect to any Loan, a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans, each as in effect at such time.

     "Adjusted LIBOR Rate" shall mean, at any time with respect to any Loan, a rate per annum equal to the LIBOR Rate plus the Applicable Margin for LIBOR Loans, each as in effect at such time.

     "Admitted Assets" shall mean, as to an Insurance Subsidiary, the amount, as of any date, shown on line 21, page 2 column 1 of the 1995 Annual Statement of such Insurance Subsidiary (or any similar line, page and column reference in any subsequent Annual Statement), or the amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

     "Advance" shall mean an advance of funds by a Lender to the Agent pursuant to the Revolving Credit Commitment of such Lender, to be disbursed by the Agent to the Borrower as a Revolving Loan from such Lender.

     "Affiliate" shall mean, as to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, or is controlled by or under common control with, such Person. For the purpose of this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise, provided that in any event: (a) any Person which owns directly or indirectly 20% or more of the Securities having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person, and (b) each director and executive officer of the Borrower or any Subsidiary of the Borrower shall be deemed to be an Affiliate of the Borrower.

     "Agent" shall mean First Union and any successor agents appointed pursuant to ARTICLE XII.

     "Agreement" shall mean this Credit Agreement, together with any amendments, modifications, supplements, exhibits and schedules hereto and restatements hereof, in whole or in part.

     "Annual Statement" shall mean an annual financial statement of an Insurance Subsidiary or of a Fund, as appropriate, as required to be filed with the insurance commissioner (or similar authority) of its state of domicile, together with all exhibits and schedules filed therewith, prepared in conformity with SAP.

     "Applicable Margin" shall mean, at any time with respect to any Loan, the applicable percentage as determined under the following matrix with reference to the ratio of the Borrower's Fee/Commitment Ratio as provided below:

Fee/Commitment Ratio   Base Rate Loans         LIBOR Loans
--------------------   ---------------         -----------

                       But Less than
                       -------------
    Greater than       or Equal to
    ------------       -----------

    1.35 to 1.00       2.00 to 1.00                 1.00%            3.00%

    2.00 to 1.00       2.50 to 1.00                 0.50%            2.50%

    2.50 to 1.00        _______                     0.00%            2.00%



Notwithstanding any provision herein to the contrary, from the Closing Date until the date on which the Agent shall have received a Compliance Certificate demonstrating that the Borrower shall have attained a Fixed Charge Coverage Ratio of not less than 1.15 to 1.00 as of the end of the most recently completed fiscal quarter (for the period of four consecutive fiscal quarters then ending) after the satisfaction of the requirements set forth in SECTION 5.2.3(F) with respect to the IPO or another equity offering, the Loans shall bear interest at the Base Rate plus one percent (1.00%). Once the Borrower attains the Fixed Charge Coverage Ratio specified above, the Loans will bear interest in accordance with the matrix set forth above, and accordingly will be reset from time to time within 10 Business Days after receipt by the Agent in accordance with SECTION 7.3(A)(I) of financial statements together with a Compliance Certificate (reflecting the computation of the Borrower's Fee/Commitment Ratio as of the last day of the preceding fiscal quarter, beginning with the fiscal quarter ending March 31, 1997) that provides for different Applicable Margins than those then in effect.

     "Approved Stock Plan" shall mean the Summit Holding Southeast, Inc. 1996 Long-Term Incentive Plan adopted by the Borrower's management effective as of November 20, 1996, pursuant to which certain employees of the Borrower may acquire up to 500,000 shares in the aggregate of the Borrower's common stock.

     "Assignment and Acceptance" shall mean an Assignment and Acceptance Agreement between any Lender and an Eligible Assignee, pursuant to which such Lender assigns to such assignee, and such assignee accepts, all or a portion of such Lender's rights and obligations under this Credit Agreement, substantially in the form of EXHIBIT A hereto.

     "Authorized Officer" shall mean the president or chief financial officer of the Borrower or any other officer of the Borrower authorized by resolution of the board of directors of the Borrower to engage in the activity specified herein with respect to such officer and whose signatures and incumbency shall have been certified to the Agent pursuant to SECTION 5.2.2(B).

     "Bankruptcy Code" shall mean 11 U.S.C. Section Section 101 et seq., as amended from time to time, and any successor statute.

     "Base Rate" shall mean the per annum interest rate publicly announced from time to time by First Union from its principal office in Charlotte, North Carolina to be its prime rate, which may not necessarily be its best lending rate, and adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate. In the event First Union shall abolish or abandon the practice of announcing its prime rate or should the same be unascertainable, the Agent, with the consent of the Required Lenders, shall designate a reasonably comparable reference rate that shall be deemed to be the Base Rate under this Credit Agreement and the other Credit Documents.

     "Base Rate Loan" shall mean, at any time, any outstanding Loan that bears interest at the Adjusted Base Rate.

     "Borrower" shall mean Summit Holding Southeast, Inc., a Florida corporation and its successors and assigns.

     "Borrower Affiliate" shall mean the Borrower or any of its Subsidiaries.

     "Borrower Cash Flow" shall mean, for any period, (a) the sum of (i) EBITDA (Borrower-Stand Alone), (ii) EBITDA (Summit Holding), (iii) the amount of all dividends actually paid to the Borrower by Bridgefield Employers in compliance with all applicable Requirements of Law, (iv) the amount of all payments made by Bridgefield Employers pursuant to the Bridgefield Employers Tax Sharing Agreement and (v) without duplication, any non-cash expenses and charges reducing income of Summit Holding, all for such period, minus (b) Capital Expenditures for such period, minus (c) the total amount of cash taxes actually paid by the Borrower during such period, minus (d) without duplication, any non-cash expenses or charges increasing income of Summit Holding.

     "Borrower Pledge Agreement" shall mean the pledge agreement, dated as of the Closing Date, between the Borrower and the Agent (for the benefit of the Lenders), together with any amendments, modifications and supplements thereto, any replacements, restatements, renewals and extensions thereof, and any substitutes therefor, in whole or in part.

     "Borrower Security Agreement" shall mean the security agreement, dated as of the Closing Date, between the Borrower and the Agent (for the benefit of the Lenders), together with any amendments, modifications and supplements thereto, any replacements, restatements, renewals and extensions thereof, and any substitutes therefor, in whole or in part.

     "Borrowing" shall mean the incurrence by the Borrower on a given date of Loans pursuant to ARTICLE II OR III.

     "Borrowing Date" shall mean any Business Day on which a Borrowing is made, as provided in ARTICLE II or III hereof.

     "Bridgefield Casualty" shall mean Bridgefield Casualty Insurance Company, a Florida property and casualty insurance corporation.

     "Bridgefield Casualty Management Agreement" shall mean the Managing General Agent Agreement, dated December 29, 1995, between the Bridgefield Casualty and Summit Consulting, together with any amendments, modifications and supplements thereto, any replacements, restatements, renewals or extensions thereof and any substitutes therefor, in whole or in part.

     "Bridgefield Employers" shall mean Bridgefield Employers Insurance Company, a Florida property and casualty insurance company and a successor in interest to ESIF.

     "Bridgefield Employers Management Agreements" shall mean the Summit Claims Management Agreement and the Summit Loss Management Agreement (which agreements were identified as the "ESIF Management Agreements" under the Summit Holding Credit Agreement), or any Managing General Agent Agreement, in form and substance satisfactory to the Required Lenders, as entered into after the date hereof, in each case together with any amendments, modifications and supplements thereto, any replacements, restatements, renewals or extensions thereof and any substitutes therefor, in whole or in part.

     "Bridgefield Casualty Tax Sharing Agreement" shall mean the Tax Sharing Agreement, dated May 27, 1997, between Bridgefield Employers and Bridgefield Casualty (which agreement shall be in form and substance satisfactory to the Required Lenders), together with any amendments, modifications and supplements thereto, any replacements, restatements, renewals or extensions thereof and any substitutes therefor, in whole or in part.

     "Bridgefield Employers Tax Sharing Agreement" shall mean the Tax Sharing Agreement, dated May 27, 1997, between Bridgefield Employers and the Borrower (which agreement shall be in form and substance satisfactory to the Required Lenders), together with any amendments, modifications and supplements thereto, any replacements, restatements, renewals or extensions thereof and any substitutes therefor, in whole or in part.

     "Business Day" shall mean (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day that shall be in the City of Charlotte, North Carolina, a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close, and (b) with respect to all determinations and notices in connection with, and payments of principal and interest on, LIBOR Loans, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

     "CICF" shall mean Commercial Insurance of Central Florida, Inc., a Florida corporation.

     "Capital Expenditures" shall mean, for any period, the aggregate cost (less the amount of trade-in allowance included in such cost) of all capital assets acquired by any of the Borrower Affiliates during such period, exclusive of Capital Lease Obligations, each calculated in accordance with GAAP.

     "Capital Lease" shall mean any lease of any property that would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of the lessee.

     "Capital Lease Obligations" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that would, in accordance with GAAP, appear on a balance sheet of such lessee in respect of such Capital Lease.

     "Carolina Med" shall mean Carolina Med Summit, Inc., a North Carolina corporation.

     "Carolina Summit" shall mean Carolina Summit Healthcare, Inc., a North Carolina corporation.

     "Cash Equivalents" shall mean (a) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition; (b) securities issued by any state of the United States of America or any political subdivision or public instrumentality thereof, maturing within one year from the date of acquisition and, at the time of acquisition, having the highest rating obtainable from Standard & Poor's Corporation and Moody's Investors Service, Inc. (the "Rating Agencies"); (c) commercial paper issued by any Person organized under the laws of the United States of America, maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Corporation and at least P-1 or the equivalent thereof by Moody's Investors Service, Inc.; (d) time deposits and certificates of deposit that are insured by the Federal Deposit Insurance Corporation (the "FDIC") or any successor instrumentality of the government of the United States of America up to the applicable limit on insurance granted by the FDIC or such other instrumentality with respect to such instruments (it being understood that the amount invested in such instrument may not exceed the limit on such insurance), maturing within one year from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof and having combined capital and surplus of at least $250,000,000; (e) repurchase obligations with a term not exceeding seven
(7) days with respect to underlying securities of the types described in clause
(a) above entered into with any bank or trust company meeting the qualifications specified in clause (d) above; and (f) money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (e) above.

     "Change in Control" shall mean the occurrence of one or more of the following events: (i) a majority of the members of the board of directors shall not constitute Continuing Directors; (ii) the board of directors of the Borrower shall approve any plan or proposal for the liquidation or dissolution of the Borrower or all or substantially all of its assets; or (iii) any "Person" (as defined in Section 13(d) of the Exchange Act and the regulations promulgated thereunder) or group of such Persons, together with any Affiliates thereof, shall as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Borrower representing 20% of the voting stock of such corporation.

     "Closing" shall mean the consummation of the transactions contemplated by this Credit Agreement and the other Credit Documents upon the satisfaction of the conditions set forth in Article V hereof.

     "Closing Date" shall mean May 28, 1997, or such other date as is agreed upon by the parties hereto (but in no event later than September 30, 1997).

     "Collateral" shall mean and include all the assets, property or interests in property of the Borrower and its Subsidiaries (excluding assets owned by any Insurance Subsidiary), whether now owned or hereafter acquired or created, securing the Obligations pursuant to the Credit Documents, and all other property and interests in personal property that shall from time to time secure the Obligations.

     "Commission" shall mean the Securities and Exchange Commission.

     "Commitment" shall mean, at any time for any Lender, such Lender's Term Loan Commitment plus its Revolving Credit Commitment.

     "Compliance Certificate" shall mean a certificate duly executed by an Authorized Officer substantially in the form of EXHIBIT B, with such changes as the Agent may from time to time reasonably request, for the purpose of monitoring the Borrower's compliance herewith.

     "Consent Order" shall mean that certain Consent Order, dated November 15, 1996, issued by the Florida Department of Insurance, a true and complete copy of which has been delivered to the Agent (as amended, modified or supplemented from time to time).

     "Consolidated Indebtedness" shall mean the Indebtedness of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP (provided, however, that such amount will be limited to Indebtedness that is funded as of the date of determination and, accordingly, will exclude any portion of the Revolving Line of Credit that is unused as of such date).

     "Consolidating" shall mean, with respect to Financial Statements of the Borrower and its Subsidiaries, financial statements containing the relevant information for the Borrower, Bridgefield Employers and Summit Holding (including appropriate entries (through footnotes or otherwise) for Heritage Summit and Summit Consulting).

     "Contingent Liability" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses, acts as surety for or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or for the payment of dividends or other distributions upon the shares of any other Person or undertakes or agrees (contingently or otherwise) to purchase, repurchase or otherwise acquire or become responsible for any Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition of any other Person, or to make payment or transfer property to any other Person other than for value received; provided, however, that obligations entered into in the ordinary course of an Insurance Subsidiary's business under insurance policies or contracts issued by it or to which it is a party, including reinsurance treaties (and security posted by any such Insurance Subsidiary in the ordinary course of its business to secure obligations thereunder) shall not be deemed to be Contingent Liabilities of such Subsidiary or the Borrower for the purposes of this Credit Agreement.

     "Continuing Director" shall mean, at any time as to any Person, (i) any member of the board of directors who is a director of such Person at the Closing Date, or (ii) any Person who becomes a member of the board of directors if such person was appointed or nominated for election to the board of directors by a majority of the Continuing Directors.

     "Contractual Obligation" shall mean, relative to any Person, any obligation, commitment or undertaking under any agreement or other instrument to which such Person is a party or by which it or any of its property is bound or subject.

     "Conversion" shall mean the conversion of ESIF to a Florida stock insurance company pursuant to the Plan of Conversion.

     "Credit Documents" shall mean and collectively refer to this Agreement, each of the Notes, the Borrower Security Agreement, the Borrower Pledge Agreement, the Guaranty, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement, all Supplemental Documentation and any and all amendments, modifications, replacements, substitutes and supplements to such documents, together with any other documents executed by or on behalf of the Borrower, its Subsidiaries or other Affiliates in connection with any of the foregoing or that designate themselves Credit Documents under this Credit Agreement.

     "Default" shall mean any of the events or conditions specified in ARTICLE IX, regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary to constitute such event or condition an Event of Default.

     "Default Rate" shall mean, with respect to any Loan, an interest rate equal to the sum of (a) the higher of the Elected Rate for such Loan or the Adjusted Base Rate, plus (b) two (2) percentage points.

     "Department" shall mean (a) with respect to an Insurance Subsidiary and FRF, the Florida Department of Insurance or such other Governmental Authority of its state of domicile charged with regulating insurance companies or insurance holding companies, (b) with respect to KRF, the Kentucky Department of Workers' Claims, and (c) with respect to LRA and LESA, the Louisiana Department of Insurance.

     "Discontinued Operations" shall mean the businesses conducted by Meritec, Carolina Summit and Carolina Med.

     "Dollars" or "$" shall mean dollars of the United States of America.

     "EBITDA (Borrower-Stand Alone)" shall mean, with respect to the Borrower for any period, the sum of (a) Net Income for such period, (b) Interest Expense for such period, (c) federal, state and local income and franchise taxes deducted from revenue in determining Net Income for such period and (d) depreciation and amortization deducted from revenue in determining Net Income for such period; less (e) to the extent included in Net Income, the sum of (i) all income distributed by Bridgefield Employers as dividends in compliance with all applicable Requirements of Law for such period, (ii) all undistributed income of the Borrower's Insurance Subsidiaries for such period and (iii) EBITDA (Summit Holding) for such period (provided, however, that the calculation of EBITDA will exclude items attributable to the Discontinued Operations).

     "EBITDA (Summit Holding)" shall mean, for any period, the sum of (a) net income of Summit Holding and its Subsidiaries determined in accordance with GAAP on a consolidated basis for such period, (b) interest expense of Summit Holding for such period, (c) payments made (i) in respect of federal, state and local income and franchise taxes deducted from revenue in determining such net income for the period prior to the Closing Date and (ii) to the Borrower under the Summit Holding Tax Sharing Agreement for the period from and after the Closing Date and (d) depreciation and amortization deducted from revenue in determining such net income; less (e) to the extent included in such net income, the sum of
(i) all income distributed by any Insurance Subsidiary as dividends in compliance with all applicable Requirements of Law and (ii) all undistributed income of any Insurance Subsidiaries (provided, however, that the calculation of EBITDA will exclude items attributable to the Discontinued Operations).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, and any successor statute of similar import, together with the regulations thereunder, as amended, reformed or otherwise modified and in effect from time to time. References to sections of ERISA shall be construed to also refer to successor sections.

     "ERISA Event" shall mean, with respect to any Person, (a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under regulations issued under Section 4043 of ERISA and other than a Reportable Event for which penalties applicable for failure to provide notice to the Pension Benefit Guaranty Corporation have been waived by applicable regulation or administrative action by the Pension Benefit Guaranty Corporation), (b) the withdrawal of such Person or any Affiliate of such Person from an Employee Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(92) of ERISA if such withdrawal would have a Material Adverse Effect on such Person, (c) the filing of a notice of intent to terminate an Employee Plan under a distress termination or the treatment of a Plan amendment as a distress termination under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate an Employee Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, (e) the failure to make required contributions that would result in the imposition of a lien under Section 412 of the Internal Revenue Code or Section 302 of ERISA, or (f) any other event or condition which reasonably constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

     "ESIF" shall mean Employers Self Insurers Fund, a group self insurance fund organized under the laws of the State of Florida.


     "Effective Federal Funds Rate" shall mean, for any day, the interest rate per annum equal to the weighted average of the rates of overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Richmond, or if such rate is not so published on the relevant Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

     "Elected Rate" shall mean the rate of interest with respect to a Loan as selected by the Borrower, or as may apply as a result of a conversion, in either case pursuant to ARTICLE IV hereof.

     "Eligible Assignee" shall mean shall mean (a) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of

$5,000,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the OECD or a political subdivision of any such country and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (c) the central bank of any country that is a member of the OECD, (d) a finance company, mutual fund, insurance company or other financial institution that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $3,000,000,000, (d) any Affiliate of an existing Lender or (f) any other Person (other than an Affiliate of the Borrower) approved by the Agent and the Borrower, which approval shall not be unreasonably withheld.

     "Employee Plan" shall mean any "employee benefit plan" within the meaning of Section 3(3) of ERISA maintained by the Borrower or its Subsidiaries other than a Multiemployer Plan.

     "Employers Safety" shall mean Employers Safety Group Association, Inc., a Florida corporation.

     "Employment Agreements" shall mean, collectively, the Employment and Confidentiality Agreement dated May 28, 1997 between the Borrower and William
B. Bull, the Employment and Confidentiality Agreement dated May 28, 1997 between the Borrower and Russell L. Wall, the Employment and Confidentiality Agreement dated January 16, 1996 between Summit Loss and Allen C. Bennett and the Employment and Confidentiality Agreement dated of January 16, 1996 between Summit Claims and Rick T. Hodges, as such agreements may be amended, modified, supplemented, restated or restated from time to time.

     "Environmental Law" shall mean any federal, state or local law, statute, ordinance, rule, regulation, permit, license, approval, interpretation, order, guidance or other legal requirement (including without limitation any subsequent enactment, amendment or modification) relating to the protection of human health or the environment, including, but not limited to, any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to human health or the environment. Without limiting the foregoing, each of the following is an Environmental Law: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et. seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et. seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et. seq.), the Clean Air Act (42 U.S.C. Section 7401 et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.), the Safe Drinking Water Act (42 U.S.C. Section 300, et. seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et. seq.) ("OSHA"), as such laws have been amended or supplemented, and each similar federal, state and local statute, and each rule and regulation promulgated under such federal, state and local laws.

     "Event of Default" shall have the meaning specified in ARTICLE IX  hereof.

     "Excess Cash Flow" shall mean, for any fiscal year, an amount determined as follows: Borrower Cash Flow for such fiscal year, minus the sum of the following: (a) the aggregate of all principal payments and prepayments actually made by the Borrower in respect of (i) the Term Loans or (ii) the Revolving Loans to the extent such payments permanently reduce the Revolving Credit Commitment, (b) the amount of all interest and fees paid by the Borrower in respect of the Loans during such fiscal year, and (c) the amount paid by Summit Holding as of December 31 of such fiscal year, representing a prepaid reinsurance premium for (and only for) the next succeeding fiscal quarter, all as calculated pursuant to SECTION 7.1(C) on an Excess Cash Flow Calculation executed and delivered to the Agent by the Borrower.

     "Excess Cash Flow Calculation" shall mean the Borrower's calculation of Excess Cash Flow for any fiscal year substantially in the form of EXHIBIT C, delivered to the Agent pursuant to SECTION 7.1(C).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "FRF" shall mean Florida Retail Federation Self Insurers Fund, a group self insurance fund organized under the laws of the State of Florida.

     "FRF Management Agreement" shall mean the Administrator's Contract, dated December 1, 1978, and as amended by Addenda dated December 9, 1982 and August 22, 1985, between Summit Consulting and FRF, together with any amendments, modifications and supplements thereto, any replacements, restatements, renewals or extensions thereof and any substitutes therefor, in whole or in part.

     "Fee/Commitment Ratio" shall mean, as of the date of determination, the ratio of (i) Fee Income during the period of four consecutive fiscal quarters ending on such date, to (ii) the Total Commitment as of such date.

     "Fee Income" shall mean for any period, the amount reflected as "Gross Fee Revenue" on Summit Holding's consolidated income statement for such period (as calculated in a manner consistent with that applicable to the Borrower's audited income statements), which amount is attributable to income arising out of the Management Agreements and any other agreements generating fee income in the ordinary course of business.

     "Financials" or "Financial Statements" shall mean the consolidated and Consolidating balance sheet and statements of income and cash flow, to be delivered to the Lenders by the Borrower pursuant to SECTIONS 6.17, 6.18, 7.3(A) and 7.3(B) hereof, including without limitation any interim Financial Statements.

     "Financing Statements" shall mean the UCC-1 financing statements executed and delivered by the Borrower Affiliates or other Affiliates of the Borrower to the Agent in respect of the Collateral, together with any replacements thereof or any amendments thereto.

     "First Union" shall mean First Union National Bank of North Carolina, a national banking association with its principal offices in Charlotte, North Carolina.

     "Fixed Charge Coverage Ratio" shall mean, for the applicable Measurement Period, the ratio determined by dividing (a) the amount of Borrower Cash Flow for such period by (b) the sum of (i) the Borrower's Historical Debt Service for such period and (ii) any amounts actually paid by the Borrower in respect of its Series A preferred capital stock during such period. For purposes of the determination of the Applicable Margin and SECTION 4.1 hereof, with respect to the period prior to Closing, the numerator of the Fixed Charge Coverage Ratio will be determined by calculating the difference of EBITDA (Summit Holding) for such period and the sum of (i) Capital Expenditures of Summit Holding and its Subsidiaries for such period and (ii) the amount of all taxes paid by Summit Holding and its Subsidiaries for such period, and the denominator of such ratio will be determined by calculating (in a manner consistent with the calculation contemplated herein with respect to the Borrower) Summit Holding's historical debt service.

     "Funds" shall mean LRA, KRF, LESA and FRF.

     "Generally Accepted Accounting Principles" or "GAAP" shall mean generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants, consistently applied and maintained on a consistent basis for a Person throughout the period indicated and consistent with the prior financial practice of such Person.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Department or any similar body or agency.

     "Guaranty" shall mean the guaranty agreement, dated the Closing Date, of Summit Holding, Summit Consulting, CICF, Summit Claims, Summit Loss, and Healthcare Holdings in favor of the Agent (for the benefit of the Lenders), together with any amendments, new guarantor accessions, modifications and supplements thereto, any replacements, restatements, renewals or extensions thereof, and any substitutes therefor, in whole or in part.

     "Hazardous Substance" shall mean any substance or material meeting any one or more of the following criteria: (a) it is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law; (b) it is toxic, explosive, corrosive, reactive, ignitable, infectious, radioactive, mutagenic, dangerous or otherwise hazardous; (c) its presence at some quantity requires investigation, notification or remediation under any Environmental Law or common law; (d) it constitutes a danger, a nuisance, a trespass or a health or safety hazard to persons or property; or (e) it is or contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, petroleum hydrocarbons, petroleum derived substances or waste, crude oil or any fraction thereof, nuclear fuel, natural gas or synthetic gas.

     "Healthcare Holdings" shall mean Summit Healthcare Holdings, Inc., a Florida corporation.

     "Heritage Summit" shall mean Heritage/Summit Healthcare of Florida, Inc., a Florida corporation.

     "Historical Debt Service" shall mean, with respect to the Borrower, and for any Measurement Period, an amount equal to the total of all scheduled principal (exclusive of any amounts of the Loans reborrowed pursuant to this Agreement and exclusive of any amounts prepaid pursuant to Section 7.1(c)) and Interest Expense paid by the Borrower in respect of all Indebtedness of the Borrower during such period.

     "IPO" shall mean the initial public offering of the Borrower's Series A preferred stock and its common stock in connection with its registration statement on Form S-1 as filed with the Commission on November 20, 1996 (Commission File No. 333-16499), as amended by an amendment dated December 9, 1996 and as otherwise amended from time to time.

     "Increased Costs" is defined in SECTION 4.12(A).

     "Indebtedness" of a Person shall mean (a) indebtedness of such Person for borrowed money including without limitation all obligations evidenced by bonds, debentures, notes or other similar instruments (including, with respect to the Borrower, all indebtedness in respect of the Loans and with respect to Revolving Loans, including the Total Revolving Credit Commitment whether or not the Borrower has borrowed the entire amount thereof), (b) indebtedness of such Person for the deferred purchase price of services or property (except for such deferred obligations owed in respect of such purchases made in the ordinary course of business, to the extent such amounts are ultimately paid in accordance with the terms of such purchases), (c) obligations of such Person under Capital Leases, (d) indebtedness of such Person arising under acceptance facilities, (e) all obligations of such Person in respect of the Rate
Protection Agreement (it being understood that the amount of Indebtedness of such Person under such Rate Protection Agreement as of any date shall be deemed to equal the termination value payable by such Person if such Rate Protection Agreement were terminated on such date), (f) indebtedness of such Person consisting of unpaid and overdue reimbursement obligations in respect of all obligations under letters of credit issued for the account of such Person, (g) all unfunded pension fund obligations and liabilities, and (h) all Contingent Liabilities of such Person in respect of any of the foregoing (including, without limitation, with respect to each of the foregoing clauses (a) through (g), any such indebtedness or obligation that is non-recourse to the credit of such Person but is secured by assets of such Person, but only to the extent of the value of such assets). It is agreed that "Indebtedness" of the Borrower will not include the Borrower's Series A preferred stock unless and to the extent that the terms of such Stock are amended to provide for the mandatory redemption thereof prior to the Loan Termination Date or within a period of 180 days thereafter.

     "Insurance Code" shall mean, as to any Insurance Subsidiary, the Insurance Code of the state of domicile of such Insurance Subsidiary and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Insurance Code shall be construed to also refer to successor sections.

     "Insurance Holding Company Systems Act" shall mean the Florida Insurance Holding Company Systems Act, Florida Insurance Code Section 628.801 et seq.

     "Insurance Policies" shall mean policies purchased from insurance companies by either the Borrower or any Subsidiary for its own account to insure against its own liability and property loss (including, without limitation, casualty, liability and workers' compensation insurance), other than Reinsurance Agreements.

     "Insurance Subsidiary" shall mean any of Bridgefield Casualty, Bridgefield Employers or U.S. Employers, as applicable, and its successors and assigns.

     "Interest Coverage Ratio" shall mean, as of the date of determination, the ratio of (i) EBITDA (Summit Holding) for the fiscal quarter ending on such date, less the total of all Capital Expenditures made by Summit Holding during such quarter to (ii) Interest Expense for such quarter.

     "Interest Expense" shall mean, with respect to the Borrower for any period, the sum of (a) gross interest expense of the Borrower and its Subsidiaries for such period, including (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, (b) any amounts paid during such period in respect of the Rate Protection Agreement (except for any payments required to be made upon the early termination thereof) and (c) any other capitalized interest of the Borrower and its Subsidiaries for such period, in all cases determined on a consolidated basis in accordance with GAAP consistently applied.

     "Interest Period" shall mean, relative to any LIBOR Loan, the period that begins on (and includes) the date on which such LIBOR Loan is made or continued as, or converted into, a LIBOR Loan pursuant to SECTION 4.6 and, unless the maturity of such LIBOR Loan is accelerated, ends on (but excludes) the day which numerically corresponds to such date one, two or three months thereafter, as the Borrower may select in its relevant notice pursuant to SECTION 4.6; provided, however, that:

     (a) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

     (b) if there exists no numerically corresponding day in such month, such Interest Period shall end on the last Business Day of such month;

     (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day);

     (d) no LIBOR Loans may be incurred prior to the third Business Day after the Closing Date;

     (e) if the Borrower shall fail to provide in an Interest Rate Election Notice an appropriate duration of an Interest Period, then the Borrower shall be deemed to have selected the Adjusted Base Rate; and

     (f) the Borrower shall not be permitted to select, and there shall not be applicable, any Interest Period that would end later than the Loan Termination Date.

     "Interest Rate Election Notice" shall mean a notice in the form attached hereto as EXHIBIT D to be delivered by the Borrower to the Agent pursuant to
SECTION 3.1(B) and SECTION 4.6.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, and any successor statute of similar import, together with the regulations thereunder, as amended, reformed or otherwise modified and in effect from time to time. References to sections of the Internal Revenue Code shall be construed to also refer to successor sections.

     "Invested Assets" shall mean, as to any Insurance Subsidiary, the amount shown on line 8A, page 2, column 1 of the 1995 Annual Statement of such Insurance Subsidiary (or any similar line, page and column reference in any subsequent Annual Statement), or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

     "Investment Grade Securities" shall mean (a) U.S. Government Obligations;
(b) any certificate of deposit, maturing not more than 365 days after the date of acquisition, issued by, or time deposit of, a commercial banking institution that has combined capital and surplus of not less than $250,000,000 or its equivalent in foreign currency, whose debt is rated at the time as of which any investment there is made, of "A" (or higher) according to Standard & Poor's Corporation ("S&P") and "A2" by Moody's Investors Services, Inc. ("Moody's");
(c) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Borrower) with a rating, at the time as of which any investment therein is made, of "A1" (or higher) according to S&P and "P-1" (or higher) according to Moody's; (d) any bankers' acceptances or any market deposit accounts, in each case, issued or offered by any commercial bank having capital and surplus in excess of $250,000,000 or its equivalent in foreign currency, whose debt is rated at the time as of which any investment there is made, of "A" (or higher) according to S&P and "A2" by Moody's; (e) non-equity securities that are rated "BBB-" or better by S&P and "Baa3" or better by Moody's, or "2" or better by the SVO; and (f) any fund investing exclusively in investments of the types described in clauses (a) through (e) above. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

     "Issuer Group" shall mean any Person and each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person. For the purpose of this definition, with respect to any Person that is controlled through the voting of Securities, "control" means the possession, direct or indirect, of the power to vote 50% or more of the Securities having ordinary voting power for the election of directors or other managers of such person. Such term shall not include a Person that is a governmental unit, political subdivision thereof or any government agency.

     "KRF" shall mean Kentucky Retail Federation Self Insurers Fund, a group self insurance fund organized under the laws of the State of Kentucky.

     "KRF Management Agreement" shall mean the Administrator's Contract, dated August 9, 1995, between Summit Consulting and KRF, together with any amendments, modifications and supplements thereto, any replacements, restatements, renewals or extensions thereof and any substitutes therefor, in whole or in part.

     "Key Man Life Insurance Policy" shall mean the $2,000,000 life insurance policy covering the life of William B. Bull, together with any amendments or replacements thereof, endorsements thereto or substitutes therefor, in whole or in part.

     "LESA" shall mean Louisiana Employers Safety Association Self Insurers Fund, a group self insurance fund organized under the laws of the State of Louisiana.

     "LESA Management Agreement" shall mean the Administrator's Contract dated March 23, 1982 and as amended by an Addendum dated August 1, 1982, between Summit Consulting and LESA, together with any amendments, modifications and supplements thereto, any replacements, restatements, renewals or extensions thereof and any substitutes therefor, in whole or in part.

     "LRA" shall mean Louisiana Retailers Association Self Insurers Fund, a group self insurance fund organized under the laws of the State of Louisiana.

     "LRA Management Agreement" shall mean the Administrator's Contract, dated June 24, 1980 and as amended by an Addendum dated February 10, 1983, between Summit Consulting and LRA, together with any amendments, modifications and supplements thereto, any replacements, restatements, renewals or extensions thereof and any substitutes therefor, in whole or in part.

     "LIBOR" means the rate for deposits in Dollars for a period equal to the Interest Period selected by the Borrower, which rate appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period. If, for any reason, such rate is not available, then "LIBOR" shall mean the rate per annum at which, as determined by the Agent, Dollars in the amount of $5,000,000 are being offered to leading banks at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

     "LIBOR Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

     "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Agent pursuant to the following formula:

          LIBOR Rate   =                LIBOR
                          -----------------------------------
                          1 minus the Reserve Requirement

     "Lender" shall mean each financial institution signatory hereto and each other financial institution that may become a party to this Agreement pursuant to SECTION 13.1 hereof, and its successors or assigns.

     "Leverage Ratio" shall mean a ratio, determined as of the last day of each fiscal quarter of the Borrower, equal to (a) Consolidated Indebtedness at such time, to (b) Total Capitalization of the Borrower at such time.

     "Licenses" is defined in SECTION 6.6.

     "Loan Termination Date" shall mean the earliest of (a) June 30, 2002 or such earlier date on which the Loans are required to be repaid in full pursuant hereto, adjusted as the result of any mandatory or voluntary prepayments hereunder, (b) the date of termination by the Required Lenders after the occurrence and during the continuance of an Event of Default; (c) such date of termination as is mutually agreed upon by the Lenders and the Borrower; and (d) the date after all Obligations have been paid in full and the Lenders are no longer obligated to make Advances on Revolving Loans hereunder.

     "Loans" shall mean the Term Loans and the Revolving Loans made by the Lenders pursuant to ARTICLES II and III hereof.

     "Management Agreement" shall mean any of the Bridgefield Employers Management Agreements, the LESA Management Agreement, the LRA Management Agreement, the KRF Management Agreement, the FRF Management Agreement and the Bridgefield Casualty Management Agreement, in each case together with any amendments, modifications and supplements thereto, any replacements, restatements, renewals or extensions thereof and any substitutes therefor, in whole or in part.

     "Margin Stock" shall have the meaning provided in Regulation U.

     "Material Adverse Effect" shall mean, relative to any occurrence, of whatever nature (including any determination in litigation, arbitration or governmental proceeding or investigation), of a materially adverse effect on:

     (a) the assets, business, financial condition, operations or prospects of a Borrower Affiliate;

     (b) any Management Agreement;

     (c) the ability of any Person to perform any of its payment or other obligations under this Credit Agreement, any of the Notes, or any of the other Credit Documents.

     Except where otherwise expressly indicated, the term "Material Adverse Effect" shall refer to such an effect on the Borrower and its Subsidiaries, taken as a whole.

     "Material Asset" shall mean (a) any asset or line of business of any Borrower Affiliate material to the operations or financial condition of such Borrower Affiliate, including, but not limited to the following types of assets: (i) as to any Borrower Affiliate, any asset or group of assets to which 10% or more of the Borrower Affiliate's gross revenues (on a stand alone basis) are attributable, and (ii) as to an Insurance Subsidiary, (A) any insurance product line to which greater than five percent (5%) of such Subsidiary's Net Written Premiums in the prior fiscal year are attributable, or (B) any asset or group of assets to which ten percent (10%) of such Subsidiary's Admitted Assets are attributable, and (b) the Stock or other Securities of any Subsidiary of the Borrower.

     "Measurement Period" shall have the meaning assigned to such term in
Section 8.1 hereof.

     "Meritec" shall mean Meritec Solutions, Inc., a Georgia corporation.

     "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which any Borrower Affiliate is required to make contributions.

     "NAIC" shall mean the National Association of Insurance Commissioners, or any successor thereto.

     "Net Cash Proceeds" shall mean, with respect to the issuance and sale by the Borrower of any capital stock or other equity securities of the Borrower (or any rights, warrants or options relating thereto), cash payments received net of reasonable accounting, legal and recording expenses, selling and brokerage commissions and discounts and underwriting fees and discounts and other reasonable fees and expenses incurred in connection with such issuance and sale.

     "Net Income" shall mean, for any period, net income (or loss) for the Borrower and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP.

     "Net Worth" shall mean, as to any Person and as of any date, the consolidated stockholders' equity of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP, excluding the effect of FASB
115. It is agreed that "Net Worth" of the Borrower will include the Borrower's Series A preferred stock unless and to the extent that the terms of such Stock are amended to provide for the mandatory redemption thereof prior to the Loan Termination Date or within a period of 180 days thereafter.

     "Net Written Premiums" shall mean as to any Insurance Subsidiary, as of any date, the total amount of premiums written after deducting or adding premiums on business ceded to or assumed from others as shown on line 32, column 4, Part 2B of page 8 of the 1995 Annual Statements (or any similar line, page and column reference in any subsequent Annual Statement), or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

     "Note" shall mean any Term Note or any Revolving Credit Note.

     "Notice of Borrowing" shall mean a notice from the Borrower to the Agent indicating the Borrower's desire to effect a Borrowing under the Revolving Line of Credit, substantially in the form of EXHIBIT E.

     "OECD" shall mean the Organization for Economic Cooperation and Development and any successor thereto.

     "Obligations" shall mean and include the Loans and all other loans, advances, indebtedness, liabilities, obligations, covenants and duties (including post-petition interest on the foregoing, to the extent lawful) owing, arising, due or payable jointly or severally, from the Borrower to any Lender, of any kind or nature, present or future, howsoever evidenced, created, incurred, acquired or owing, whether arising under this Credit Agreement, the Notes, the Borrower Pledge Agreement, the Borrower Security Agreement, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement or the other Credit Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to the Borrower by any Lender under this Credit Agreement or any of the other Credit Documents.

     "Other Taxes" is defined in SECTION 4.13(B).

     "Payment Date" shall mean (a) with respect to any LIBOR Loan, the last day of each Interest Period with respect thereto, and (b) with respect to any Base Rate Loan, each March 31, June 30, September 30 and December 31, commencing March 31, 1997, until the Loans are fully repaid.

     "Pension Benefit Guaranty Corporation" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

     "Pension Plan" shall mean any Employee Plan, other than a Multiemployer Plan, which is subject to Title IV of ERISA or Section 412(n) of the Code.

     "Permitted Indebtedness" shall mean (a) the Loans, (b) current accounts payable arising in the ordinary course of business and not overdue, (c) non-current accounts payable being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (d) current amounts due within seven Business Days to or from brokers for securities transactions in the ordinary course of business, (e) Capital Lease Obligations the total amount of which shall not at any time exceed $500,000, (f) deferred taxes accrued in the ordinary course of business that are reflected as a liability in accordance with GAAP, (g) the Rate Protection Agreement, the total amount of which Indebtedness (as specifically defined in clause (e) of the definition of "Indebtedness") may not at any time exceed $3,000,000, and (h) any Indebtedness underlying Permitted Liens.

     "Permitted Liens" shall mean any of the following liens securing any Indebtedness of the Borrower on its property, real or personal, whether now owned or hereafter acquired:

     (a) liens securing the Obligations of the Borrower;

     (b) liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due and payable;

     (c) liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, leases and contracts (other than for borrowed funds) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

     (d) (i) liens for current taxes, assessments or other governmental charges that are not delinquent or remain payable without any penalty or that are being contested in good faith and with due diligence by appropriate proceedings but do not in any Lender's judgment adversely affect such Lender's rights or the priority of such Lender's lien in the Collateral, and if the Borrower has established adequate reserves with respect thereto in accordance with GAAP, or
(ii) with respect to liens arising in connection with income tax withholding, the Borrower has established reserves satisfactory to such Lender with respect thereto;

     (e) statutory liens of banks and other financial institutions arising during the collection of instruments in the ordinary course of business; and

     (f) purchase money security interests or retention of title to any property by the vendor (or equipment financing company) thereof solely to secure payment for such property, which liens shall not secure indebtedness in excess of an aggregate amount of $1,000,000 at any time.

     "Person" shall mean a corporation, an association, a joint venture, a partnership, an organization, a business, an individual, a trust or a government or political subdivision thereof or any government agency.

     "Plan of Conversion" shall mean the Amended Plan of Conversion and Recapitalization of ESIF as adopted by ESIF's members on May 9, 1997 and as approved by the Department on November 15, 1996, as amended from time to time.

     "Pledge Agreements" shall mean the Borrower Pledge Agreement and the Subsidiary Pledge Agreement and all the pledge agreements executed and delivered to the Agent at any time by any Borrower Affiliate, together with any amendments, modifications and supplements thereto, any replacements, restatements, renewals and extensions thereof, and any substitutes therefor, in whole or in part.

     "Pro Rata Share" of any amount shall mean, with respect to any Lender at any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Commitment at such time and the denominator of which is the Total Commitment at such time, times (b) such amount; provided that if the Pro Rata Share of any Lender is to be determined after the Commitments have been terminated, then such Pro Rata Share shall be determined immediately prior (and without giving effect) to such termination.

     "Prohibited Transaction" shall have the meaning given such term under ERISA or Section 4975 of the Internal Revenue Code.

     "Projections" shall mean the financial projections described in SECTION
6.19 hereof.

     "Rate Protection Agreement" shall mean that certain ISDA Master Agreement, dated February 12, 1996, between Summit Holding and First Union, which agreement was entered into in accordance with the terms of the Summit Holding Credit Agreement.

     "Realty" any real property owned or leased by any Borrower Affiliate.

     "Register" is defined in SECTION 13.1(B) hereof.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 204, or any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 207, or any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation T" shall mean Regulation T promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220.3 and 220.4, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation T and having substantially the same function.

     "Regulation U" shall mean Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

     "Regulation X" shall mean Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation X and having substantially the same function.

     "Regulatory Change" shall mean, relative to any Lender any change in (or the adoption, implementation, phase-in or commencement of effectiveness of) any federal, state or foreign law applicable to such Lender, or regulation, interpretation, directive, requirement or request applicable to such Lender of any court or Governmental Authority charged with the interpretation or administration of any such law or of any fiscal, monetary or other authority having jurisdiction over such Lender, or any change in the application to such Lender of any such existing law, regulation, interpretation, directive, requirement or request, occurring after the Closing Date.

     "Reinsurance Agreements" shall mean any agreement, contract, treaty, certificate or other arrangement whereby an Insurance Subsidiary or a Fund agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed by such an Insurance Subsidiary or Fund under a policy or policies of insurance issued by such Insurance Subsidiary or under an insurance obligation of a Fund.

     "Reportable Event" shall have the meaning given such term in ERISA.

     "Required Lenders" shall mean the Lenders having in the aggregate a Voting Percentage of 100%; provided, however, that if as of the end of the fiscal quarter following the one year anniversary of the IPO, there shall not have occurred (from the Closing Date through such quarter end) an Event of Default described in Section 9.1(a) or 9.1(b), then, effective as of such quarter end, such term shall mean the Lenders having in the aggregate a Voting Percentage of 66-2/3%

     "Requirement of Law" for any Person shall mean the articles of incorporation and bylaws or other organizational or governing documents of such Person, and any federal, state or local law (whether statutory, judicial or administrative), treaty, rule, ordinance or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Reserve Requirement" shall mean, with respect to any Interest Period, that reserve percentage (expressed as a decimal), as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding. Each determination by a Lender of the Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

     "Revolving Credit Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to this Agreement, in either case as such amount may be reduced from time to time pursuant hereto.

     "Revolving Credit Note" shall mean a promissory note of the Borrower substantially in the form of EXHIBIT F, executed and delivered to the Agent for the benefit of a Lender pursuant to SECTION 3.6 hereof or, in connection with an Assignment and Acceptance, pursuant to SECTION 13.1(D), together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part.

     "Revolving Line of Credit" shall mean the revolving line of credit established by the Lenders under SECTION 3.1(A) hereof.

     "Revolving Loans" shall have the meaning assigned to such term in SECTION
3.1 hereof.

     "SVO" shall mean the Securities Valuation Office of the NAIC, or any successor thereto.

     "Securities" shall mean common and preferred stock, partnership units and participations, certificates of equity contribution, limited liability company membership interests, notes, bonds, debentures, surplus debentures or notes, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including, without limitation, warrants, rights, put and call options and other options relating thereto or any combination thereof), guarantees of indebtedness, choses in action, other property or interests commonly regarded as securities or any form of interest or participation therein (whether certificated or uncertificated) or any instruments convertible into any of the foregoing.

     "Security Agreements" shall mean the Borrower Security Agreement and the Subsidiary Security Agreement.

     "Solvent" shall mean, with respect to any Person at any time, that such Person (a) has capital sufficient to carry on its business as presently conducted, (b) has assets with a fair saleable value at such time (i) not less than the amount required to pay the probable liability on its then existing debts as they become absolute and matured and (ii) greater than the total amount of its liabilities (including identified contingent liabilities) at such time, and (c) does not then intend to, and does not then believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature, and, in the case of a Subsidiary, such term shall mean that such Subsidiary, at such time, satisfies the minimum capital requirements of any relevant Department.

     "Statutory Accounting Principles" or "SAP" shall mean the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the State of Florida or other applicable state for the preparation of (a) with respect to an Insurance Subsidiary, Annual Statements and other financial reports by insurance corporations of the same type as the Insurance Subsidiaries, as applied by each Insurance Subsidiary on a basis consistent with prior periods or (b) with respect to any Fund, financial statements and other reports by such Fund, as applied or a basis consistent with prior periods.

     "Statutory Financial Statements" is defined in SECTION 6.18(A).

     "Statutory Liabilities" shall mean, as to any Insurance Subsidiary, as of any date, the total amount shown on line 21, page 3, column 1 of the 1995 Annual Statements (or any similar line, page and column reference in any subsequent Annual Statement), or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

     "Statutory Surplus" shall mean, as to any Insurance Subsidiary, as of any date, the total amount of capital and surplus shown on line 32, page 4, column 1 of the 1995 Annual Statement (or any similar line, page and column reference in any subsequent Annual Statement), or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

     "Stock" shall mean all shares, options, interests or other equivalents (howsoever designated) of or in a corporation, whether voting or non-voting, including, without limitation, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

     "Subsidiary" shall mean a corporation of which the indicated Person and/or its other Subsidiaries, individually or in the aggregate, own, directly or indirectly, such number of outstanding shares as have at the time of any determination hereunder more than 50% of the ordinary voting power for the election of directors (or their equivalent under the laws of the jurisdiction of organization of such corporation). Except where otherwise expressly indicated, references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Subsidiary Pledge Agreement" shall mean the pledge agreement, dated as of the Closing Date, between Summit Consulting, Summit Healthcare and the Agent (for the benefit of the Lenders), together with any amendments, modifications and supplements thereto, any replacements, restatements, renewals and extensions thereof, and any substitutes therefor, in whole or in part.

     "Subsidiary Security Agreement" shall mean the security agreement, dated as of the closing date, between certain Subsidiaries of the Borrower and the Agent, (for the benefit of the Lenders), together with any together with any amendments, modifications and supplements thereto, any replacements, restatements, renewals and extensions thereof, and any substitutes therefor, in whole or in part.

     "Summit Claims" shall mean Summit Claims Management, Inc., a Florida corporation.

     "Summit Claims Management Agreement" shall mean the Agreement, dated January 1, 1994, between Summit Claims and ESIF, together with any amendments, modifications and supplements thereto, any replacements, restatements, renewals or extensions thereof and any substitutes therefor, in whole or in part, as assigned by ESIF to Bridgefield Employers.

     "Summit Consulting" shall mean Summit Consulting, Inc., a Florida corporation.

     "Summit Holding" is defined in the Recitals.

     "Summit Holding Credit Agreement" is defined in the Recitals.

     "Summit Holding Tax Sharing Agreement" shall mean the Tax Sharing Agreement, dated May 27, 1997, between Summit Holding and the Borrower (which agreement shall be in form and substance satisfactory to the required Lenders), together with any amendments, modifications and supplements thereto, any replacements, restatements, renewals or extensions thereof and any substitutes therefor, in whole or in part.

     "Summit Loss" shall mean Summit Loss Control Services, Inc., a Florida corporation.

     "Summit Loss Management Agreement" shall mean the Contract, as amended by an Addendum dated October 15, 1987, between Summit Loss and ESIF, together with any amendments, modifications and supplements thereto, any replacements, restatements, renewals or extensions thereof and any substitutes therefor, in whole or in part, as assigned by ESIF to Bridgefield Employers.

     "Supplemental Documentation" shall mean all agreements, instruments, documents, financing statements, notices of assignment of accounts, schedules of accounts assigned, mortgages, deeds of trust, certificates of title and other written matter necessary or requested by the Agent or the Lenders to perfect and maintain perfected each Lender's security interest in the Collateral and to consummate the transactions contemplated by this Credit Agreement and the other Credit Documents.

     "Taxes" is defined in SECTION 4.13(A).

     "Tax Sharing Agreement" shall mean either of the Summit Holding Tax Sharing Agreement, the Bridgefield Casualty Tax Sharing Agreement or the Bridgefield Employers Tax Sharing Agreement.

     "Term Loan Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page under the caption "Term Loan Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Lender pursuant to this Agreement, in either case, as such amount may be reduced from time to time pursuant hereto.

     "Term Loans" shall have the meaning given to such term in SECTION 2.1 hereof.

     "Term Note" shall mean a promissory note of the Borrower substantially in the form of EXHIBIT G, executed and delivered to a Lender pursuant to SECTION
2.2 hereof or, in connection with an Assignment and Acceptance, pursuant to
SECTION 13.1(D), together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part.

     "Total Capitalization" shall mean, with respect to any Person, and as of any date, the sum of (a) the amount of such Person's Consolidated Indebtedness as of such date and (b) the amount of such Person's Net Worth as of such date.

     "Total Commitment" shall mean, at any time, the sum of the Term Loan Commitments and the Revolving Credit Commitments, which shall not exceed $37,675,000 in the aggregate for all Lenders, as reduced from time to time pursuant to ARTICLES II and III hereof.

     "Total Revolving Credit Commitment" shall mean, at any time, the sum of the Revolving Credit Commitments of the Lenders at such time, which shall not exceed $5,000,000 in the aggregate (as reduced from time to time as required hereunder).

     "Total Term Loan Commitment" shall mean, at any time, the sum of the Term Loan Commitments of the Lenders at such time, which shall not exceed $32,675,000 in the aggregate.

     "U.S. Employers" shall mean U.S. Employers Insurance Company, a Cayman property and casualty insurance company.

     "U.S. Government Securities" shall mean obligations of, or guaranteed as to principal and interest by, the United States Government.

     "Voting Percentage" shall mean, with respect to each Lender, a percentage equal, at the time of computation, to the quotient (expressed as a percentage) of the Loans advanced by such Lender divided by the total amount of the Loans then outstanding.

     "Welfare Plan" shall mean any "employee welfare benefit plan" as such term is defined in ERISA, as to which the Borrower or its Subsidiaries has any liability.

     1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Credit Agreement shall have such meanings when used in the schedules hereto, the Credit Documents, the exhibits and any other communications delivered from time to time in connection with this Credit Agreement.

     1.3 Cross References; Headings. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Credit Agreement or in any of the Credit Documents shall refer to this Credit Agreement or such Credit Document as a whole and not to any particular provision of this Credit Agreement or such Credit Document. Section, schedule and exhibit references contained in this Credit Agreement are references to sections, schedules and exhibits in or to this Credit Agreement unless otherwise specified. Any reference in any section or definition to any clause is, unless otherwise specified, to such clause of such section or definition. The various headings in this Credit Agreement and the Credit Documents are inserted for convenience only and shall not affect the meaning or interpretation of this Credit Agreement or such Credit Document or any provision hereof or thereof.

     1.4 Accounting Terms. Any accounting terms used in this Credit Agreement that are not specifically defined shall have the meanings customarily given them in accordance with GAAP or, if used in the context of an Insurance Subsidiary, Statutory Accounting Principles (or if any such term has no customary meaning under Statutory Accounting Principles, then such term shall have the meaning customarily given it in accordance with GAAP); provided, however, that, in the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, changes in Statutory Accounting Principles shall be mandated by applicable Governmental Authorities or the NAIC or any similar accounting body of comparable standing, or any change in accounting practices shall be recommended, by the Borrower's independent certified public accountants, and to the extent that such changes would modify or could modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower, the Agent and the Lenders shall have amended this Credit Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Credit Agreement. References to amounts on particular exhibits, schedules, lines, pages and columns of the Annual Statement are based on the format promulgated by the

NAIC for the 1994 Annual Statements. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that reported in the referenced item in the Insurance Subsidiaries' 1994 Annual Statements.

     1.5 Time References. Any reference in this Agreement or in any other Credit Document to the time of day shall mean such time in Charlotte, North Carolina.

     1.6 Other Definitional Provisions. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular. In addition, when used herein, the terms "best knowledge of" or "to the best knowledge of" any Person shall mean matters within the actual knowledge of such Person (or an executive officer or general partner of such Person) or which should have been known by such Person after reasonable inquiry.

                                   ARTICLE II

                                   TERM LOANS

     2.1 Term Loans. The parties acknowledge that as of the date hereof, there is outstanding under the Summit Holding Credit Agreement an aggregate principal balance of $32,675,000 in respect of the term loan facility thereunder (together with interest thereon in an amount equal to $500,109.03). Effective as of the Closing, the Borrower unconditionally assumes Summit Holding's obligation to repay such amounts (together with any other amounts accruing with respect thereto after the date hereof to and including the Closing Date), and such term loans assumed by the Borrower shall be deemed to be converted to Term Loans hereunder. Once repaid or prepaid, Term Loans (or any portion thereof) may not be reborrowed.

     2.2 Term Notes. A Term Loan made by a Lender shall be evidenced by a Term Note appropriately completed in substantially the form of EXHIBIT F. Each Term Note shall (a) be executed by the Borrower, (b) be payable to the order of such Lender, (c) be dated as of the Closing Date (or, in the case of Term Notes issued pursuant to an Assignment and Acceptance, as of the date thereof), (d) be in a stated principal amount equal to such Lender's Term Loan Commitment,
(e) bear interest in accordance with the provisions of ARTICLE IV, as the same may be applicable to the Loans made by such Lender from time to time, and (f) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

     2.3 Scheduled Repayment of Term Loans.

     (a) Except to the extent due or made sooner pursuant to the terms and conditions of this Agreement, including pursuant to SECTIONS 2.4 and 2.5, the Borrower will repay the aggregate outstanding principal amount of the Term Loans in the amounts and on the dates set forth below:


     Date                  Principal Payment
     ----                  -----------------
     June 30, 1997            775,000
     September 30, 1997       700,000
     December 31, 1997        500,000
     March 31, 1998           900,000
     June 30, 1998            1,600,000
     September 30, 1998       1,400,000
     December 31, 1998        1,100,000
     March 31, 1999           1,100,000
     June 30, 1999            1,600,000
     September 30, 1999       1,600,000
     December 31, 1999        1,300,000
     March 31, 2000           1,500,000
     June 30, 2000            1,900,000
     September 30, 2000       2,000,000
     December 31, 2000        2,200,000
     March 31, 2001           2,200,000
     June 30, 2001            2,200,000
     September 30, 2001       2,200,000
     December 31, 2001        2,500,000
     March 31, 2002           2,000,000
     June 30, 2002            1,400,000


          (b) Notwithstanding any other provision in this Agreement, the then aggregate outstanding principal amount of the Term Loans shall be due and payable in full on June 30, 2002.

     2.4  Mandatory Prepayment of Term Loans.

          (a) The Borrower shall make prepayments of the Term Loans as required by SECTIONS 7.1(B) and (C).

          (b) The Borrower shall repay the Term Loans, in full, upon the occurrence of an Event of Default and acceleration of the Obligations by the Required Lenders pursuant to ARTICLE X hereof, or upon the occurrence of an Event of Default under SECTIONS 9.1(G), (H) or (I) and the automatic acceleration thereunder.

     2.5 Voluntary Prepayment of Term Loans. The Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Term Loans; provided, however, that (a) no such prepayment of any LIBOR Loan may be made on any day other than the last day of the Interest Period for such Loan unless the Borrower compensates the Lenders as provided in SECTION 4.11, (b) all such voluntary prepayments shall require at least three (3) Business

Days' prior written notice to the Agent, (c) all such voluntary prepayments shall be in a minimum amount of $500,000 and an integral multiple of $100,000 (or, if less, the outstanding principal amount of the Term Loans then outstanding) and (d) each such prepayment shall be applied to reduce the scheduled repayments on the Term Loans in inverse order of maturity. Each such notice of prepayment shall specify the proposed date of such prepayment, the aggregate principal amount thereof and whether the Term Loans to be prepaid are Base Rate Loans or LIBOR Loans, and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein.

     2.6 LIBOR Breakage; Interest; Etc. Each payment or prepayment of the Term Loans made pursuant to SECTION 2.3, 2.4 or 2.5 shall be subject to the provisions of SECTION 4.11. Interest accruing to the date of prepayment in respect of any amount of principal prepaid pursuant to SECTION 2.4 or 2.5 shall be paid on the earlier of (i) the next succeeding Payment Date or (ii) the Loan Termination Date.

                                  ARTICLE III

                           REVOLVING CREDIT FACILITY

     3.1  Loans.

     (a) The Lenders hereby establish, on the terms and conditions of this Agreement and in reliance upon the representations and warranties made hereunder, a revolving line of credit in favor of the Borrower in the aggregate principal amount up to the Total Revolving Credit Commitment and agree to make and remake one or more Loans ("Revolving Loans") to the Borrower, upon the terms and conditions set forth in this ARTICLE III, from time to time on any Business Day during the period from the date hereof through the Loan
Termination Date. Subject to the provisions of this Agreement (including, without limitation, the schedule of reduction of Revolving Credit Commitments contained in SECTION 3.2(B) hereof), the Borrower may borrow, repay (without penalty except for LIBOR breakage costs under SECTION 4.11) and reborrow any amount of the Revolving Loans, provided that the aggregate principal amount of Revolving Loans outstanding at any one time may not exceed the Total Revolving Credit Commitment at such time; and provided further that the amount advanced by any Lender hereunder at any time shall not exceed such Lender's Revolving Credit Commitment at such time. Notwithstanding the foregoing, no Lender shall have any obligation to lend funds at any time when an Event of Default exists or when there exists any event or condition that, with the lapse of time, giving of notice or making of such advance, would constitute an Event of Default. The parties acknowledge that as of the date hereof, there is outstanding under the Summit Holding Credit Agreement an aggregate principal balance of $0.00 in respect of the revolving credit facility thereunder (together with interest thereon in an amount equal to $0.00). Effective as of the Closing, the Borrower unconditionally assumes Summit Holding's obligation to repay such amounts (together with any other amounts accruing with respect thereto after the date hereof to and including the Closing

[FN]
Date), and such revolving loans assumed by the Borrower shall be deemed to be converted to Revolving Loans hereunder.

          (b) Whenever the Borrower desires to borrow under the Revolving Line of Credit, the Borrower shall give the Agent prior to 12:00 noon at least three
(3) Business Days' prior notice of each LIBOR Loan and at least one (1) Business Day's prior notice of each Base Rate Loan to be made hereunder, pursuant to a Notice of Borrowing. Each such Notice of Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, and (ii) the requested date of the Borrowing (the "Borrowing Date") (which shall be a Business Day) and shall include an Interest Rate Election Notice. Upon the receipt of such Notice of Borrowing from the Borrower, the Agent shall promptly notify each Lender thereof.

          Each Lender will make the amount of its Pro Rata Share of each Revolving Loan available to the Agent for the account of the Borrower in the form of an Advance at the office of the Agent in immediately available funds prior to 1:00 p.m. on the Borrowing Date. All wire transfers to the Agent shall be sent to the account described on the Agent's signature page hereto, unless otherwise instructed by the Agent. The proceeds of all such Advances will then be made available by 2:00 p.m. on the Borrowing Date to the Borrower by the Agent at the office of the Agent specified in SECTION 14.4 by crediting the aggregate amount of such Advances to the account of the Borrower on the books of such office or pursuant to other instructions of the Borrower as provided under subsection (c) below.

          Unless the Agent has been notified to the contrary prior to 1:00 p.m. on any Borrowing Date, the Agent may assume that each Lender has made an Advance in the amount of its Pro Rata Share of each Revolving Loan to the Agent on such Borrowing Date, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount as part of a Revolving Loan. If any Lender shall not have made its required Advance available to the Agent in the manner set forth herein, such Lender agrees to pay to the Agent, on demand, such Advance, together with interest thereon for each day from the date such corresponding Revolving Loan amount is made available to the Borrower, until the date such Loan amount is repaid to the Agent, at the Effective Federal Funds Rate. If such Lender shall reimburse to the Agent its pro rata share of such Revolving Loan amount within three (3) Business Days after the Borrowing Date, such amount so reimbursed shall constitute such Lender's Advance as part of such Revolving Loan for purposes of this Agreement. If such Lender does not make its Advance available to the Agent within three (3) Business Days after the Borrowing Date, the Borrower (to the extent the proceeds of the corresponding Revolving Loan amount have been made available by the Agent, on behalf of such Lender, to the Borrower) agrees to repay to the Agent on demand an amount equal to such defaulted Advance together with interest thereon at the rate applicable to the Revolving Loans disbursed on the Borrowing Date, for each date such amount is made available to the Borrower until such amount is repaid to the Agent. The failure of any Lender to make its required Advance available to the Agent shall not relieve any other Lender of its obligation hereunder to make its Advance on the respective Borrowing Date, or relieve the Lender who failed to make such Advance to subsequently make such Advance, or relieve any Lender (including the Lender who failed to make such Advance) of its obligation, if any, hereunder to make its Advance as part of any subsequent Revolving Loans, but no Lender shall be responsible for the failure of any other Lender to make the Advance of any other Lender as part of any Revolving Loan.

          (c) The Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of each Revolving Loan under this Agreement (i) in accordance with the terms of any written instructions from the Borrower (provided that the Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter), (ii) pursuant to SECTION 4.10 hereof, to advance to the Lenders principal and interest payable hereunder, fees payable under SECTION 3.5 and any Lender's fees for cash management services provided by such Lender from time to time to the Borrower, or (iii) to the Borrower's controlled disbursement or depository accounts with its bank in an amount equal to the sum necessary to cover checks or other items of payment drawn by the Borrower upon such account and presented for payment, but in no event shall the Agent, on behalf of the Lenders, be obligated to make advances hereunder in amounts necessary to cover any such checks or other items of payment presented to the extent that the Borrower is not otherwise entitled to receive the proceeds of Revolving Loans in such amounts from the Agent, on behalf of the Lenders. The Borrower may at any time deliver to the Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

          (d) Each request for a Revolving Loan and each Advance made by a Lender for the benefit of the Borrower shall constitute a new certification by the Borrower as of the date of such request or Advance (i) that the representations and warranties of the Borrower contained in ARTICLE VI remain true and correct as of such date (except where such representation or warranty speaks as of a specified date) and (ii) that, with respect to and after giving effect to such Advance, no Event of Default, nor any event or condition that with notice, lapse of time or the making of any such Advance would constitute an Event of Default, has occurred and is continuing as of such date.

          (e) Notwithstanding any provision herein to the contrary, as an additional covenant of the Borrower hereunder, the Borrower shall maintain a zero ($0.00) balance under the Revolving Line of Credit for a period of at least five consecutive Business Days during each fiscal quarter, beginning with the fiscal quarter ending June 30, 1997.

     3.2  Voluntary Termination; Reduction of Commitments.

          (a) At any time and from time to time during the term of this Agreement, upon at least three (3) Business Days' prior written notice to the Agent, the Borrower may terminate in whole or reduce in part the Total Revolving Credit Commitment, provided that any such partial reduction shall be in an aggregate amount of not less than $300,000 or, if greater, shall be in an integral multiple of $100,000 in excess thereof. The amount of any termination or reduction made under this subsection (a) may not thereafter be reinstated (and any reduction shall be applied in inverse order of scheduled reduction).

          (b) On each date set forth below, the Total Revolving Credit Commitment shall automatically be permanently reduced to the lower of (i) the amount set forth below opposite such date or (ii) the amount to which the Total Revolving Credit Commitment has been previously reduced pursuant to subsection
(a) above or subsection (c) below:


      Date                 Credit Commitment
      ----                 -----------------

      June 30, 2000           3,500,000
      June 30, 2001           2,000,000
      June 30, 2002               0


          (c) The Total Revolving Credit Commitment (and each Lender's Revolving Credit Commitment) shall also be reduced as provided in SECTIONS 7.1(B) below.

          (d) The Total Revolving Credit Commitment, and the Revolving Credit Commitment of each Lender, shall terminate in its entirety on the Loan Termination Date unless sooner terminated pursuant to subsection (a) above or
SECTION 10.1 hereof.

          (e) Each reduction of the Total Revolving Credit Commitment under this Section shall be applied ratably to the Revolving Credit Commitments of the Lenders according to their respective Revolving Credit Commitments. After any such reduction, the fee required under SECTION 3.5 shall be calculated with respect to the reduced Total Revolving Credit Commitment.

          (f) Upon each reduction of the Total Revolving Credit Commitment under this SECTION 3.2, the Borrower will pay to the Agent on the date of such reduction, for the ratable benefit of the Lenders, an amount equal to the positive difference, if any, of (i) the aggregate principal amount outstanding under the Revolving Loans as of such date, minus (ii) the amount to which the Total Revolving Credit Commitment is being reduced as of such date, together with any loss or expenses required under SECTION 4.11. Interest accruing to the date of prepayment in respect of any amount of principal prepaid pursuant to this Section 3.2 shall be paid on the earlier of (i) the next succeeding Payment Date or (ii) the Loan Termination Date.

     3.3 Voluntary Prepayments. The Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loans and (subject to the other provisions of this ARTICLE III such amounts may be reborrowed from time to time);
provided, however, that (a) no such
prepayment of any LIBOR Loan may be made on any day other than the last day of the Interest Period for such Loan unless the Borrower compensates the Lenders as provided in SECTION 4.11, (b) all such voluntary prepayments resulting in a permanent reduction of the Total Revolving Credit Commitment shall require at least three (3) Business Days' prior written notice to the Agent, (c) all such voluntary prepayments shall be in a minimum amount of $300,000 and an integral multiple of $100,000 (or, if less, the outstanding principal amount of the Revolving Loans then outstanding). Interest accruing to the date of prepayment in respect of any amount of principal prepaid pursuant to this SECTION 3.3 shall be paid on the earlier of (i) the next succeeding Payment Date or (ii) the Loan Termination Date.

     3.4  Mandatory Repayment of Loans.  The Borrower shall repay the Revolving
Loans:

          (a) In full, upon the occurrence of an Event of Default and acceleration of the Obligations by the Required Lenders pursuant to ARTICLE X hereof, or upon the occurrence of an Event of Default under SECTIONS 9.1(G), (H) and (I) and the automatic acceleration thereunder; and

          (b) In part, immediately in the event that the total principal amount outstanding at any time under the Revolving Loans exceeds the amount of the Total Revolving Credit Commitment at such time, in the amount of such excess.

          (c) In part, as provided in SECTION 7.1(B).

     3.5 Unused Commitment Fee. During the term of this Agreement, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, an unused commitment fee at the rate of .375% per annum on the average daily undisbursed portion of the Total Revolving Credit Commitment (calculated based on a year consisting of 360 days). Such fee shall accrue from and include the Closing Date to and including the Loan Termination Date, shall be payable (a) on the last Business Day of each fiscal quarter beginning with the fiscal quarter ending June 30, 1997, and (b) on the Loan Termination Date.

     3.6 Revolving Credit Notes. On the Closing Date, the Borrower shall execute and deliver to each of the Lenders then party hereto, and on the date that any other Person becomes a Lender, the Borrower shall execute and deliver to such Lender, a Revolving Credit Note to evidence such Lender's Revolving Loans. Each Revolving Credit Note shall (a) be substantially in the form of EXHIBIT E hereto, (b) be payable to the order of the appropriate Lender and be dated the date such Person becomes a Lender (except that the Notes of the Persons who are Lenders as of the Closing Date shall be dated the Closing Date),
(c) be in the stated principal amount of such Lender's Revolving Credit Commitment and (d) bear interest in accordance with the applicable provisions of
ARTICLE IV hereof. The amount of principal owing on each Revolving Credit Note at any given time shall be the aggregate amount of all Revolving Loans made under such Revolving

Credit Note, less all payments of principal theretofore made by the Borrower and applied to such Revolving Credit Note in accordance with the terms hereof.


                                   ARTICLE IV

                        INTEREST; ADDITIONAL PROVISIONS

     4.1 Interest Rates. The Borrower covenants and agrees to pay to the Agent, for the ratable credit of the Lenders, interest on the unpaid principal amount of the Loans for the period commencing on the date each such Loan is made until such Loan is paid in full, at the rates per annum specified below:

          (a) On that portion of the outstanding principal amount of the Loans maintained from time to time as Base Rate Loans, interest shall accrue at the Adjusted Base Rate; and

          (b) On that portion of the outstanding principal amount of the Loans maintained from time to time as LIBOR Loans, interest shall accrue at a rate per annum equal to the Adjusted LIBOR Rate from time to time in effect for each Interest Period.

          Notwithstanding any provision herein to the contrary, from the Closing Date until the date on which the Agent shall have received a Compliance Certificate demonstrating that the Borrower shall have attained a Fixed Charge Coverage Ratio of not less than 1.15 to 1.00 as of the end of the most recently completed fiscal quarter (for the period of four consecutive fiscal quarters then ending), after the satisfaction of the requirements set forth in SECTION 5.2.3(F) with respect to the IPO or another equity offering, the Loans shall bear interest at the Base Rate plus one percent (1.00%).

     4.2 Interest Payment Dates. Accrued interest on the Loans shall be paid on the Payment Dates, commencing with the first such date following the Closing Date.

     4.3  Computation of Rates.

          (a) The Agent, upon determining the interest rate for any Borrowing for any Interest Period, shall promptly notify the Borrower and the Lenders thereof. The Agent shall promptly notify the Borrower and the Lenders of any change in the Base Rate and the effective date thereof. Failure of the Agent to provide the Borrower or the Lenders with any notice described in this SECTION 4.3(A) shall not affect any obligations of the Borrower or the Lenders hereunder nor will such failure result in any liability on the part of the Agent to the Borrower or any Lender.

          (b) Interest on each Loan, whether maintained as a Base Rate Loan or a LIBOR Loan, shall be computed on the basis of actual days elapsed and a year consisting of 360 days.

     4.4 Default Rate; Post-Petition Interest. Notwithstanding any other provision of this Agreement, upon and during the continuance of any Event of Default, without any required notice to the Borrower, all outstanding principal amounts of the Loans, and to the full extent permitted by law, all interest accrued on the Loans, shall bear interest at the Default Rate, and such default interest shall be payable on demand. Additionally, and notwithstanding any other provision of this Agreement, at the option of the Required Lenders, all LIBOR Loans then outstanding shall immediately and automatically be converted into Base Rate Loans. To the full extent permitted by applicable law, interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

     4.5 Maximum Interest Rate. Nothing contained in this Credit Agreement or in any Note shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted in the jurisdiction of enforcement of this Credit Agreement or such Note. In the event that the rate of interest required to be paid under other provisions of this Credit Agreement or a Note exceeds the maximum rate permitted in such jurisdiction, the rate of interest required to be paid hereunder and under such Note shall be automatically reduced to the maximum rate permitted in such jurisdiction, and any amounts collected in excess of the permissible amount shall be deemed a voluntary prepayment of principal of the Term Loans or Revolving Loans, whichever is applicable.

     4.6 Conversion to and Renewal of LIBOR Loans. On the terms and subject to the conditions of this Agreement, the Borrower may elect (a) at any time to convert a Loan that is a Base Rate Loan into a LIBOR Loan, or (b) at the end of any Interest Period with respect to a LIBOR Loan, to convert such LIBOR Loan into a Base Rate Loan or to renew such LIBOR Loan for an additional Interest Period. Except as set forth in SECTION 4.7, Loans may be renewed or converted in whole or in part. Each such election shall be made by the Borrower delivering to the Agent an Interest Rate Election Notice executed by an Authorized Officer of Borrower prior to 12:00 noon at least three Business Days prior to the effective date of any conversion to or renewal of a LIBOR Loan and at least one Business Day prior to the effective date of any conversion to a Base Rate Loan, specifying (x) in the case of a conversion to or a renewal of a LIBOR Loan, the Interest Period; (y) the date of conversion or renewal (which date shall be a Business Day, and in the case of a conversion from a LIBOR Loan to a Base Rate Loan, the last day of the Interest Period therefor); and (z) the amount and type of conversion or renewal. Upon timely receipt of an Interest Rate Election Notice, the Agent shall promptly notify the Borrower and the Lenders of the applicable Elected Rate for the Interest Periods selected in such Interest Rate Election Notice; provided, however, that the failure by the Agent to provide any such notice shall not, in any way, affect or diminish the Borrower's obligations to any Lender, or any Lender's rights under this Agreement, the Notes or any of the other Credit Documents. If, within the time period required under this SECTION 4.6, the Agent shall not have received an Interest Rate Election Notice from the Borrower of an election to renew a LIBOR Loan for an additional Interest Period, then, upon the expiration of the Interest Period therefor, such LIBOR Loan shall be converted automatically to a Base Rate Loan.

     4.7 Restrictions on Interest Rate Options. Notwithstanding any provision herein to the contrary, the right of the Borrower to elect the interest rate option applicable to any Loan or Loans shall be subject to the following restrictions:

          (a) the aggregate principal amount of each Borrowing hereunder (y) in the case of Borrowings comprised of Base Rate Loans, shall not be less than $500,000 and, if greater, shall be in an integral multiple of $100,000 in excess thereof, and (z) in the case of Borrowings comprised of LIBOR Loans, shall not be less than $1,000,000 and, if greater, shall be in an integral multiple of $100,000 in excess thereof.

          (b) if the Borrower shall have failed to designate the type of Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans.

          (c) A continuation or conversion of a LIBOR Loan or any conversion of a Base Rate Loan to a LIBOR Loan must be in an amount such that the aggregate amount of the succeeding LIBOR Loan made by the Lenders complies with paragraph 4.7(a) above;

          (d) The Interest Period for each LIBOR Loan shall be either one, two or three months in duration, if available, and if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

          (e) No portion of the outstanding principal amount of any Loan may be renewed as, or be converted into, a LIBOR Loan if any Default or Event of Default has occurred and is continuing;

          (f) No portion of the outstanding principal amount of any Loan may be made or renewed as, or be converted into, a LIBOR Loan if, after giving effect to such action, the Interest Period applicable thereto shall extend beyond the date of any mandatory prepayment of any Loans unless a sufficient principal amount of such Loan is being maintained as a Base Rate Loan or as a LIBOR Loan having an Interest Period ending on or prior to the date of any such scheduled mandatory prepayment to permit such repayment to be applied in full to Base Rate Loans; and

          (g) LIBOR Loans may not be outstanding under more than three (3) separate Interest Periods at any one time.

     4.8 Illegality. Notwithstanding any other provision of this Credit Agreement, if as the result of any Regulatory Change, any Lender shall determine that it is unlawful for such Lender to make, renew, or maintain any Loan as, or to convert any Loan into, a LIBOR Loan, the obligations of all Lenders to make, renew or maintain any portion of the principal amount of any Loan as, or to convert any Loan into, a LIBOR Loan shall be, upon such determination (and telephonic notice thereof, confirmed in writing, to the Agent and the Borrower), forthwith suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all LIBOR Loans shall automatically convert into Base Rate Loans in accordance with
SECTION 4.6.

     4.9 Limitation on LIBOR Loans. Anything herein to the contrary notwithstanding, if, on or prior to the date on which all or any portion of a Loan is to be made or renewed as, or converted into, a LIBOR Loan:

          (i) the Agent or any Lender shall have determined (which determination shall be conclusive) that quotations of interest rates for the relevant deposits are not being provided by the relevant Persons in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such LIBOR Loans under this Credit Agreement, or

          (ii) the Agent or any Lender determines that the rate of interest referred to in the definition of Adjusted LIBOR Rate in SECTION 1.1 hereof upon the basis of which the rate of interest on any LIBOR Loan for such period is determined does not accurately reflect the cost to such Lender of making or maintaining such LIBOR Loans for such period, then the Agent or such Lender shall give the Borrower and the other Lenders prompt notice thereof, and the obligations of all Lenders hereunder to make or renew any portion of the principal amount of any Loan as, or convert any portion of any Loan into, LIBOR Loans shall be suspended until the Agent shall notify the Lenders that the circumstances causing such suspension no longer exist.

     4.10 Procedures Regarding Payments.

          (a) All payments (including prepayments) by the Borrower on account of principal, interest and fees due hereunder and under the Notes shall be made, in immediately available funds, to the Agent, for the account of the Lenders, at the address of the Agent set forth in SECTION 14.4, prior to 12:00 noon, on the date payment is due, or at such other place as is designated in writing by the Agent. The Agent shall thereafter cause to be distributed on the same day (if payment was actually received by 12:00 noon on such day) like funds relating to payment of principal, interest or fees ratably to the Lenders entitled to receive any such payment in accordance with the terms of this Credit Agreement. Any payments under this Credit Agreement that are made later than 12:00 noon shall be deemed to have been made on the next succeeding Business Day. The

Agent shall notify the Borrower and the Lenders of the amounts distributed to each Lender.

          (b) If any payment of principal, interest or fees is otherwise required by this Credit Agreement to be made on any day that is not a Business Day, payment shall be deemed required on the next succeeding Business Day; provided, however, that this SECTION 4.10(B) shall not affect the determination of the expiration of an Interest Period for a LIBOR Loan.

          (c) Each of the Lenders agrees, for the benefit of all of the Lenders, that if, at any time following the acceleration of any of the Obligations, it should receive any amount payable under this Credit Agreement or a Note (including without limitation any voluntary payment, realization upon security, exercise of the right of set-off or banker's lien, counterclaim or cross action, enforcement of any right under the Credit Documents) that is applicable to the payment of any of the Obligations, of a sum that with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligations then owed and due to such Lender bears to the total of such Obligations then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (d) The Borrower hereby irrevocably authorizes the Agent to advance to the Lenders principal and interest payable hereunder, fees payable under SECTION
3.5 and any Lender's standard fees for cash management services provided by such Lender from time to time to the Borrower, all payable by drawing such amounts under the Revolving Line of Credit provided under this Agreement as of the respective due dates of such principal, interest and fees; provided that the failure of the Agent so to advance and pay any such amounts by drawing under the Loans will not affect the Borrower's obligation to pay such principal, interest and fees as and when due and payable.

     4.11 Payment Not at End of Interest Period. The Borrower shall pay the Agent, for the credit of the Lenders, such amount or amounts as shall compensate each Lender for any loss, cost or expense incurred by such Lender as a result of:

          (i) any payment or prepayment by the Borrower of a LIBOR Loan on a date other than the last day of an Interest Period for such LIBOR Loan; or

          (ii) any failure by the Borrower to borrow a LIBOR Loan on the effective date for such borrowing specified in the relevant Interest Rate Election Notice electing the Adjusted LIBOR Rate as the Elected Rate;

such compensation to include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on the amount so paid or prepaid or not borrowed for the period from the date of such payment, prepayment or failure to borrow to the last day of the then current Interest Period for such LIBOR Loan (or, in the case of a failure to borrow, the Interest Period for such LIBOR Loan that would have commenced on the date of such failure to borrow) at the applicable rate over (b) the amount of interest (as reasonably determined by such Lender, which determination shall, absent manifest error, be conclusive) such Lender would have paid on such deposits of comparable amounts having terms comparable to such period.

     4.12 Increased Costs.

          (a) If at any time after the date hereof, and from time to time, any Lender determines that the adoption or modification of any applicable federal, state, local or foreign law, rule or regulation regarding such Lender's required levels of reserves, insurance or capital (including any allocation of capital requirements or conditions, but excluding federal income tax liability), or similar requirements, or any interpretation or administration thereof by any court, governmental authority, central bank or comparable agency charged with the interpretation, administration or compliance of such Lender with any of such requirements, has or would have the effect of (i) increasing such Lender's net costs relating to the Loans (including LIBOR Loans) hereunder (which, with respect to any Base Rate Loan, such increase in costs is not reflected in an increase in the Adjusted Base Rate as determined by such Lender in its reasonable discretion), (ii) reducing the yield or rate of return of such Lender on the Loans (including LIBOR Loans) hereunder, to a level below that which such Lender could have achieved but for the adoption or modification of any such requirements, (iii) changing the basis of taxation of payments to such Lender of the principal or interest on any LIBOR Loan or other amounts payable under this Credit Agreement in respect thereof or (iv) imposing of any reserve, special deposit or similar requirements relating to any extensions of credit on other assets of, or any deposits with or other liabilities of, such Lender (such increases or reductions collectively referred to as "Increased Costs"), the Borrower shall, within fifteen (15) days of any request by Lender, pay to such Lender an amount equal to such Increased Costs. No failure by any Lender to demand payment of any additional amounts payable hereunder shall constitute a waiver of such Lender's right to demand payment of any amounts arising at any subsequent time. Nothing herein contained shall be construed or so operate as to require the Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable law.

          (b) Without limiting the effect of SECTION 4.12(A), in the event that, by reason of any Regulatory Change, any Lender either (i) incurs increased costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Credit Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower and the Agent, the obligation of such Lender to make, renew and convert Loans of any other type into, LIBOR Loans hereunder, shall be suspended until the date such Regulatory Change ceases to be in effect (and all LIBOR Loans then outstanding shall be converted into Base Rate Loans in accordance with SECTION 4.6 hereof).

          (c) Determinations by any Lender for purposes of SECTIONS 4.8 or 4.12 of the effect of any Regulatory Change on its costs or legality of making or maintaining LIBOR Loans or on amounts receivable by it in respect of LIBOR Loans, and of the additional amounts required to compensate such Lender in respect of any Increased Costs, shall, absent manifest error, be conclusive.

     4.13 Taxes.

          (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes measured by net income and franchise taxes, imposed on any Lender by the jurisdiction under the laws of which such Lender is organized or transacting business or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to such Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.13) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority for the account of such Lender in accordance with applicable law, and (iv) the Borrower shall deliver to such Lender evidence of such payment to the relevant taxation authority or other authority.

          (b) In addition, the Borrower agrees to pay any and all present or future intangibles, stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Credit Agreement (hereinafter referred to as "Other Taxes").

          (c) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
SECTION 4.13) paid by the Agent and any Lender (as the case may be) and any liability (including penalties, interest and expenses, but excluding any amounts arising out of Agent's or any Lender's gross negligence, willful misconduct or noncompliance with any applicable tax laws) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date any Lender makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes by the Borrower pursuant to this SECTION 4.13, the Borrower will furnish to the relevant Lender the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 4.13 shall survive the payment in full of principal and interest hereunder.

     4.14 Application of Payments; Pro Rata Funding.

          (a) Except as otherwise specifically set forth in this Agreement and unless the Agent is specifically instructed by the Borrower, all payments made by the Borrower shall be applied (i) first, to the payment of amounts due under
SECTION 4.11, (ii) second, to the payment of accrued and unpaid fees and interest on the Term Notes, (iii) third, to the payment of accrued and unpaid fees and interest on the Revolving Credit Notes, (iv) fourth, to the payment of unpaid principal on the Term Notes and (v) fifth, to the payment of unpaid principal on the Revolving Credit Notes. Payments of principal on the Notes shall be applied to such Loans outstanding as directed by the Borrower or, in the absence of any such direction, shall be applied first to the payment of Base Rate Loans and second to the payment of LIBOR Loans in the order of the soonest to mature. If there is more than one LIBOR Loan maturing on any one day, then, in the absence of contrary directions from the Borrower, payment shall be applied to the LIBOR Loan bearing the higher rate of interest. Notwithstanding the foregoing, during the continuance of an Event of Default, the Agent shall apply all such payments to the Obligations in any amounts and in any priority as the Required Lenders in their sole discretion determine.

          (b) All Loans hereunder shall be funded by the Lenders pro rata on the basis of their Revolving Credit Commitments and their Term Loan Commitments, as the case may be, rounded to the nearest penny.

     4.15 Recordkeeping. The Agent shall record in its records the respective Commitments of the Lenders, the principal amount of the Loans, the amount of the Loans that are Base Rate Loans and LIBOR Loans and each repayment thereof. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Notes.
The failure so to record any such information or any error in such recording of any information shall not, however, limit or otherwise affect the actual obligations of the Borrower hereunder or under the Notes to repay the principal amount of the Loans together with all interest accruing thereon. Each Lender will record on its internal records the amount of each Loan made by it and each payment in respect thereof. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's Obligations in respect of such Loans.

                                   ARTICLE V

                      CONDITIONS OF CLOSING AND BORROWING

     5.1 Closing. The Closing shall take place on the Closing Date, or at such other time as the parties hereto shall mutually agree, at the offices of Robinson, Bradshaw & Hinson, P.A., 1900 Independence Center, 101 North Tryon Street, Charlotte, North Carolina 28246. Upon the Closing, the Summit Holding Credit Agreement shall be deemed superseded by the terms hereof.

     5.2 Conditions to the Closing. The Closing by the Lenders and the obligation of the Lenders to consummate the transactions contemplated hereby on the Closing Date shall be subject to the prior or concurrent satisfaction (except as expressly provided otherwise in form and substance satisfactory to the Agent) of each of the conditions precedent set forth below (it being understood that (i) until all such conditions are either fulfilled or waived in writing by the Lenders, the Summit Holding Credit Agreement will remain in full force and effect, and (ii) in the event all such conditions are not either fulfilled or waived in writing by the Lenders by September 30, 1997, then this Agreement will be terminated and of no further force or effect, and the terms of the Summit Holding Credit Agreement will remain in full force and effect.)

     5.2.1 Loan and Security Documents. The Agent shall have received all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Lenders), in form and substance satisfactory to the Lenders and in full force and effect with no default existing thereunder as of the Closing Date:

          (a) the Term Notes and the Revolving Credit Notes (each payable to the Lender to whom such Note is issued pursuant to SECTIONS 2.2 and 3.6 hereof);

          (b) the Borrower Pledge Agreement (together with stock certificates representing the Securities pledged thereunder, accompanied by stock powers duly executed in blank);

          (c)  the Borrower Security Agreement;

          (d)  the Guaranty;

          (e) the Subsidiary Pledge Agreement (together with stock certificates representing the Securities pledged thereunder, accompanied by stock powers duly executed in blank);

          (f)  the Subsidiary Security Agreement;

          (g) the Financing Statements and all other filings or recordings necessary to perfect the security interests of the Agent in the Collateral;

          (h) the Key Man Life Insurance Policy, duly and validly assigned to the Agent for the benefit of the Lenders pursuant to documentation in form and substance satisfactory to the Agent; and

          (i) a novation relating to the Rate Protection Agreement, making it applicable to the Borrower.

     5.2.2 Certificates; Opinions.

          (a) Certificate of Borrower. The Agent shall have received a certificate dated as of the Closing Date from the president or the chief financial officer of the Borrower, in form and substance satisfactory to the Agent, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Credit Documents are true, correct and complete; that the conditions set forth in Sections 5.2.5 have been fulfilled; that no Borrower Affiliate is in violation of any of the covenants contained in this Agreement and the other Credit Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied in all material respects each of the closing conditions set forth in this ARTICLE V.

          (b) Secretary's Certificate. The Agent shall have received a certificate dated as of the Closing Date of the corporate secretary or an assistant secretary of each Borrower Affiliate certifying: (i) that attached thereto is a true and complete copy of the bylaws of such Borrower Affiliate as in effect on the date of such certification; (ii) to the extent applicable, that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Borrower Affiliate, authorizing the borrowings contemplated hereunder (in the case of the Borrower only) and the execution, delivery and performance of the Credit Documents to which it is a party; and (iii) to the extent applicable, as to the incumbency and genuineness of the signature of each officer of such Borrower Affiliate executing any of the Credit Documents.

          (c) Articles of Incorporation. The Agent shall have received copies of the articles of incorporation and all amendments thereto of each Borrower Affiliate, each certified as of a recent date by the Secretary of State of its state of incorporation, together with a certification by the corporate secretary or an assistant secretary of each such Borrower Affiliate that such articles of incorporation have not been amended since such date.

          (d) Certificates of Good Standing. The Agent shall have received short-form certificates as of a recent date of the good standing of each Borrower Affiliate under the laws of its state of incorporation and each state in which it is qualified to conduct business as a foreign corporation.

          (e) Certificate of Authority. The Agent shall have received a certificate of authority for each Insurance Subsidiary issued by the relevant Department no earlier than thirty (30) days prior to the Closing Date.

          (f) Opinion of Counsel. The Agent shall have received an executed legal opinion of Alston & Bird LLP, special counsel to Borrower, and Maida, Galloway & Neal, regulatory counsel to the Borrower, each dated as of the Closing Date and addressed to the Agent and the Lenders, in form and substance reasonably satisfactory to the Lenders.

          (g) Account Designation Letter. The Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder.

     5.2.3 Other Documents. The Agent shall have received, in form and substance reasonably satisfactory to the Agent:

          (a) Financial Statements. Evidence that the Borrower shall have delivered to the Lenders prior to the Closing Date the pro forma consolidated and Consolidating balance sheets and income statements required by SECTION 6.16 (it being understood that the financial statements contained in the Borrower's registration statement described in the definition of "IPO" satisfy such condition), each of the Financial Statements required by SECTION 6.17, the Statutory Financial Statements required by SECTION 6.18, the Projections required by SECTION 6.19 and the most recently prepared financial statements for U.S. Employers.

          (b) Insurance. Evidence that the Borrower and its Subsidiaries are maintaining the Insurance Policies, which are in compliance with SECTION 6.9 hereof.

          (c) Consents. Certified copies of each material consent, license and approval required in connection with (i) the execution, delivery, performance, validity and enforceability of this Credit Agreement and the other Credit Documents, (ii) the consummation of the Conversion and the IPO and (iii) the conduct by the Borrower Affiliates of their respective businesses after the Closing Date, including in each case without limitation, any required approvals of the commissioners of insurance (or similar authorities) of the State of Florida and any other Governmental Authority whose approval is required by law (such consents, licenses and approvals, if any, to be in full force and effect, and all of the consents required to be obtained or made on or before the consummation of the transactions contemplated hereby).

          (d) Financial Condition Certificate. A certificate certified as accurate by the Borrower's chief financial officer, as to the financial condition of the Borrower.

          (e) UCC Search. The Agent shall have received the results of a search of all filings made against each Borrower Affiliate under the Uniform Commercial Code as in effect in any state in which any assets of such Borrower Affiliate are located indicating that such assets are free and clear of any lien or encumbrances except for Permitted Liens.

          (f) IPO; Conversion. Evidence satisfactory to the Agent that (i) the Borrower's registration statement on Form S-1 as initially filed with the Commission on November 20, 1996 (and as amended on December 9, 1996, January 8, 1997, January 27, 1997, February 21, 1997, March 13, 1997, April 4, 1997, April
15, 1997 and May 12, 1997, which amendments are deemed approved by the Lenders)
(A) shall not have been further amended except as approved by the Lenders and
(B) shall have become effective, (ii) the IPO or another equity offering on terms acceptable to the Lenders shall have been consummated (yielding proceeds net of transaction expenses of not less than $40,000,000), and (iii) the Plan of Conversion shall not have been amended except as approved by the Lenders and the Conversion shall have been consummated (such that the Borrower is the legal and beneficial owner of all of the Stock and Securities of Summit Holding and Bridgefield Employers, and Bridgefield Employers is the legal and beneficial owner of all of the Stock and Securities of Bridgefield Casualty).

          (g) Fairness Opinion. The agent shall have received a true and complete copy of the fairness opinion of Chicago Corporation delivered in connection with the Conversion.

          (h) Employment Agreements. True, correct and complete copies of each of the Employment Agreements, each duly and validly authorized by each party thereto.

          (i) Management Agreements. True, correct and complete copies of each of the Management Agreements, each duly and validly authorized by each party thereto.

          (j) Consent Order. The Consent Order shall be in full force and effect and shall not have been terminated or amended (except as approved by the Required Lenders).

          (k) Tax Sharing Agreements. A true, correct and complete copy of each of the Tax Sharing Agreements, duly and validly authorized by each party thereto.

          (l)  Other. Such other documents as the Agent may reasonably request.

     5.2.4 Investment Portfolio. The Borrower shall have caused each Insurance Subsidiary to deliver to the Agent such information necessary to disclose to the Agent such entity's investment portfolio as of the calendar month-end immediately preceding the Closing Date, together with a listing of all securities transactions in the investment portfolio from the date of such information through the Closing Date, and no change which would have a Material Adverse Effect shall have occurred with respect to such investment portfolio since the date of such disclosure.

     5.2.5 Litigation. No litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry (a) shall be, on the Closing Date, pending, or to the knowledge of the Borrower, threatened, that seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or to obtain relief as a result of, the Loans, the consummation of the Conversion or the IPO, or (b) shall exist that in the reasonable opinion of the Agent could be expected to have a Material Adverse Effect on any Borrower Affiliate or any of the Funds.

     5.2.6 No Material Adverse Event. No event shall have occurred since September 30, 1996 that individually or in the aggregate has had or could be expected to have a Material Adverse Effect on any Borrower Affiliate.

     5.2.7 Discontinued Operations. The Agent shall have received evidence in form and substance satisfactory to it that (a) all Borrower Affiliates' investments in the Discontinued Operations shall have been terminated, (b) Meritec, Carolina Med and Carolina Summit shall have been liquidated and dissolved (and their operations wound-up) in accordance with all applicable Requirements of Law (provided, however, that Meritec and Carolina Med will be permitted to maintain their respective corporate existences for the sole purpose of being parties to the leases that are in force as of the date hereof (and any subleases relating thereto, but excluding any leases of any other real property) and (c) the Borrower's corporate airplane shall have been sold.

     5.2.8 Fees. The Borrower shall have paid the fee contemplated by clause
(ii) of Section 7.19 hereof.

     5.3 Continuing Conditions. The following shall be conditions to the Lenders' obligations to make Loans on the Closing Date and the dates of each Borrowing thereafter, and each request for a Borrowing hereunder shall constitute a certification by the Borrower that:

          (a) No Default. No Default or Event of Default shall have occurred and be continuing or will result from the making of the Loans hereunder; and

          (b) Warranties and Representations. (i) All warranties and representations contained in this Credit Agreement and the Credit Documents shall be true and correct as of such date with the same effect as though made on the date of and concurrently with the making of such Loan (except where such representations speak as of a specified date) and (ii) all covenants contained herein in this Credit Agreement and the Credit Documents to be performed by each of the parties thereto (other than the Agent or the Lenders) prior to such date shall have been performed.

                                   ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Credit Agreement and to make the Loans, the Borrower makes the following warranties and representations to the Agent and the Lenders, all of which shall be true and correct as of the date hereof, the Closing Date and any other date on which any Loans are made hereunder (except where any such representation speaks only as of a specified date):

     6.1 Corporate Organization and Power. Each Borrower Affiliate (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) is duly qualified to do business and in good standing in each jurisdiction where, because of the nature of its activities or properties, the failure to so qualify would have a Material Adverse Effect on such Borrower Affiliate, (c) has the requisite corporate power and authority and the right to own and operate its properties, to lease the property it operates under lease, and to conduct its business as now and proposed to be conducted and (d) has obtained all material licenses, permits, consents or approvals from or by, and has made all material filings with, and given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct (including, without limitation, the consummation of the Conversion and the IPO and the transactions contemplated by this Credit Agreement and the other Credit Documents) as to each of the foregoing. The execution, delivery and performance by each Borrower Affiliate of each Credit Document to which it is a party and the consummation of the transactions contemplated hereby and thereby are within its corporate powers and have been duly authorized by all necessary corporate action (including, without limitation, shareholder approval, if required).
Each Borrower Affiliate has received all material governmental and other consents and approvals (if any shall be required) necessary for such execution, delivery and performance of this Credit Agreement and the other Credit Documents, and such execution, delivery and performance do not and will not contravene or conflict with, or create a lien or right of termination or acceleration under, any Requirement of Law or Contractual Obligation binding upon any Borrower Affiliate. This Credit Agreement and each of the Credit Documents is (or when executed and delivered will be) the legal, valid, and binding obligation of each Borrower Affiliate party thereto, enforceable against such Borrower Affiliate in accordance with its respective terms.

     6.2 Certain Agreements. There have been delivered to the Agent, on behalf of each Lender, true, correct and complete copies of each of the Credit Agreement, such Lender's Notes, and each of the other Credit Documents and any other material documents required to be delivered by the Borrower in connection therewith, as amended to the date hereof, and all exhibits and schedules delivered in connection therewith. Each of the Credit Documents existing as of the Closing Date is in full force and effect, and each Borrower Affiliate party thereto has performed all of its material obligations thereunder required to be performed on or prior to the date hereof.

     6.3 Litigation; Government Regulation. No claim, litigation (including, without limitation, derivative actions), arbitration, or governmental investigation, proceeding or inquiry is pending or, to the knowledge of the Borrower, threatened against any Borrower Affiliate or any Fund (a) that would, if adversely determined, have a Material Adverse Effect on such Borrower Affiliate or (b) that relates to any of the transactions contemplated hereby, and there is no basis known to the Borrower for any of the foregoing. SCHEDULE
6.3 sets forth all claims, litigation, arbitration, and governmental investigations, proceedings or inquiries pending or, to the knowledge of the Borrower, threatened against any Borrower Affiliate and any Fund as of the date hereof and the Closing Date, and none of such actions, individually or in the aggregate, if adversely determined would have a Material Adverse Effect on such Borrower Affiliate or any such Fund. No Borrower Affiliate has any material contingent liabilities not provided for or referred to in the Financial Statements and Statutory Financial Statements delivered pursuant to SECTIONS 6.17, 6.18 and 7.3.

     6.4 Taxes. No Borrower Affiliate is delinquent in the payment of any taxes that have been levied or assessed by any Governmental Authority against it or its assets. Each Borrower Affiliate has timely filed all tax returns that are required by law to be filed, and has paid all taxes shown on said returns and all other assessments or fees levied upon such Borrower Affiliate, or upon its respective properties to the extent that such taxes, assessments or fees have become due and if not due, such taxes have been adequately provided for or are being contested in good faith by appropriate proceedings. Except as set forth in SCHEDULE 6.4, no controversy in respect of income taxes is pending or, to the Borrowers's knowledge, threatened, against any Borrower Affiliate. As used in this SECTION 6.4, the term "taxes" includes all taxes of any nature whatsoever and however denominated, including, without limitation, income, sales, use, and excise taxes, import and governmental fees, duties and all other charges, as well as additions to tax, penalties and interest thereon, imposed by any government or instrumentality.

     6.5 Conflicts With Other Instruments, Laws. Neither the execution, delivery or performance of the Credit Documents executed by any Borrower Affiliate nor its compliance therewith: (a) conflicts or will conflict with or results or will result in any breach of, or constitutes or will constitute, with the passage of time or the giving of notice or both, a default under, or requires the consent or approval of any Person with respect to, (i) the articles of incorporation or bylaws of any Borrower Affiliate, (ii) any law, rule, statute or regulation or any order, writ, injunction or decree of any court or governmental authority (including the Consent Order) or (iii) any material agreement or instrument to which any Borrower Affiliate is a party or by which such Borrower Affiliate, or its respective properties, is bound or (b) results or will result in the creation or imposition of any lien, charge or encumbrance upon its properties pursuant to any such agreement or instrument, except the liens and security interests created by the Credit Documents.

     6.6  Governmental Compliance.

          (a) Each Borrower Affiliate has been and is in good standing with respect to all material governmental approvals, licenses, permits, certificates, inspections, consents and franchises necessary to continue to conduct its business as heretofore conducted and to own or lease and operate its properties as now owned or leased by them. Except as set forth in SCHEDULE 6.6, none of such approvals, licenses, permits, certificates, consents or franchises contains any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as either such Borrower Affiliate.

          (b) SCHEDULE 6.6 lists all of the jurisdictions in which any Insurance Subsidiary, as of the date hereof, holds licenses, permits or authorizations to transact its business, or in which either such entity has applied for any licenses, permits or authorizations (including, without limitation, licenses or certificates of authority from any Departments) (collectively, as in effect on the Closing Date and at any time thereafter, the "Licenses"), except where failure to hold any such License would not have a Material Adverse Effect. No License is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, there is no sustainable basis for such a suspension, revocation or limitation, and no such suspension, revocation or limitation is threatened by any Governmental Authority, except where failure to hold any such License would not have a Material Adverse Effect. SCHEDULE 6.6 indicates the line or lines of insurance in which each of the Insurance Subsidiaries (or its predecessors) is permitted to be engaged with respect to each License therein listed, or each line of business in which management of the Borrower intends (as of the Closing Date) such Subsidiaries to be engaged with respect to Licenses to be applied for. Neither of the Insurance Subsidiaries (nor any of its predecessors) transacts any business, directly or indirectly, in any state other than those enumerated on SCHEDULE 6.6 hereto, where such business requires any license, permit, governmental approval, consent or other authorization, except where failure to hold any such License would not have a Material Adverse Effect.

     6.7 Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.

     6.8 Margin Securities. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any Loans will be used to purchase or carry any Margin Stock in violation of Regulation U or to extend credit for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U.

     6.9 Insurance. SCHEDULE 6.9 sets forth a true and correct summary of all Insurance Policies in place as of the date hereof and the Closing Date. Each Borrower Affiliate is adequately insured for its benefit under the Insurance Policies, with coverage of types and in amounts as are customary in the Borrower Affiliates' respective businesses, which policies are issued by insurers of recognized responsibility. No notice of any pending or threatened cancellation or premium increase has been received by a Borrower

Affiliate with respect to any such Insurance Policies. Each Borrower Affiliate is in substantial compliance with all material conditions contained in such Insurance Policies.

     6.10 Ownership of Properties; Subsidiaries. On the date of any Loan, each Borrower Affiliate will have good title to all of its properties and assets, real and personal, of any nature whatsoever reflected in the Financial Statements and Statutory Financial Statements. Except as set forth in SCHEDULE 6.10, as of the Closing Date (and thereafter) Borrower will own 100% of the outstanding Stock and Securities of Summit Holding and Bridgefield Employers; Summit Holding will own 100% of the outstanding Stock and Securities of Summit Consulting and Healthcare Holdings; Healthcare Holdings will own 100% of the Stock of Heritage Summit; Summit Consulting will own 100% of the Stock and Securities of each of CICF, Summit Claims and Summit Loss; and Bridgefield Employers will own 100% of the outstanding Stock and Securities of Bridgefield Casualty, U.S. Employers and Employers Safety, in each case free and clear of all liens, encumbrances and charges whatsoever.

     6.11 Business Locations. SCHEDULE 6.11 lists each of the locations where each of the Borrower Affiliates maintains an office, a place of business or any records.

     6.12 Accuracy of Information. All factual written information furnished heretofore or contemporaneously herewith by any Borrower Affiliate or known by any Borrower or Borrower Affiliate to have been furnished on its behalf to the Agent or the Lenders for purposes of or in connection with this Credit Agreement or any of the transactions contemplated hereby, as supplemented to the date hereof, is, and all other such factual written information hereafter furnished by or on behalf of any Borrower Affiliate to the Agent or the Lenders will be, true and accurate in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading, and the Borrower has notified the Lenders of all events that have occurred since such date that would render such information incomplete or misleading in any material respect; provided, however, that projections and other forward-looking information have been prepared as stated in SECTION 6.19 hereof and are not otherwise warranted by Borrower hereunder.

     6.13 Subsidiaries; Affiliates. As of the Closing Date, the Borrower will have no Subsidiaries other than Summit Holding, Summit Consulting, CICF, Summit Claims, Summit Loss, Healthcare Holdings, Heritage Summit, Bridgefield Employers, Bridgefield Casualty, U.S. Employers and Employers Safety, and no Affiliates other than as set forth on SCHEDULE 6.13 hereto.

     6.14 Investment Company Act. No Borrower Affiliate is an "investment company" or a company "controlled by an investment company," within the meaning of the Investment Company Act of 1940, as amended.

     6.15 Employee Plans; ERISA. Except as would not or as could not reasonably be expected to have a Material Adverse Effect:

          (a) Set forth on SCHEDULE 6.15 is a list of all Employee Plans that are intended to satisfy Code Section 401(a) and maintained with respect to employees of each Borrower Affiliate, a list of all Multiemployer Plans and a list of all Welfare Plans that provide post-retirement benefits to former employees. All such plans that are subject to ERISA are in compliance therewith.

          (b) Except as set forth in SCHEDULE 6.15, no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, has occurred with respect to any Pension Plan, and no ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan. Except as set forth in SCHEDULE 6.15, the present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the most recent valuation date, exceed the then current value of the assets of such Pension Plan allocable to such benefits. Except as set forth in SCHEDULE 6.15, full payment has been made on or before the due date thereof of all amounts that any Borrower Affiliate is required under the terms of each such Pension Plan to have paid as contributions to such plan.

          (c) Except as set forth in SCHEDULE 6.15, no Borrower Affiliate has incurred any withdrawal liability under Section 4201 of ERISA.

          (d) No Borrower Affiliate has participated in any Prohibited Transaction that has subjected, or may reasonably subject, it to any material civil penalty or tax imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, respectively. Except as set forth in SCHEDULE 6.15, no Borrower Affiliate has incurred, or is reasonably expected to incur, any liability to the Pension Benefit Guaranty Corporation (other than for insurance premiums, which have been paid when due).

          (e) The present value (determined using actuarial and other assumptions that are reasonable in respect of the benefits provided and the employees participating) of the liability of any Borrower Affiliate for post-retirement benefits to be provided to their current and former employees under all Welfare Plans does not, in the aggregate, exceed the assets under all such plans allocable to such benefits by an amount that would materially and adversely affect the financial condition of such Borrower Affiliate or the Borrower's ability to perform its obligations hereunder.

          (f) The execution and delivery of this Credit Agreement will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code.

          (g) Except as set forth in SCHEDULE 6.15, no Borrower Affiliate is making or has ever made or been required to make any contributions to a Multiemployer Plan.

     6.16 Pro Forma Balance Sheet. The pro forma consolidated and Consolidating balance sheets and income statements of the Borrower and its Subsidiaries as of December 31, 1996 (true and complete copies of which have been delivered to the Agent and which give effect to the Conversion and the IPO) (a) give effect to the Loans (as though the amount of the Total Commitment had been borrowed), and the other transactions contemplated by this Agreement and the other Credit Documents, (b) appropriately reflect the pro forma financial condition of the Borrower and its Subsidiaries as of such date and (c) are prepared in accordance with GAAP (subject to the absence of footnotes required by GAAP and subject to year-end audit adjustments), in good faith and based upon stated assumptions having a reasonable basis.

     6.17 GAAP Financial Statements. Prior to the Closing Date the Borrower has delivered to the Agent the Financial Statements consisting of the audited consolidated balance sheets of Summit Holding as of December 31, 1996 and of the predecessor to Summit Holding and its Subsidiaries as of December 31, 1995, December 31, 1994, December 31, 1993 and December 31, 1992 and the related statements of income and cash flows for the fiscal years then ended, and the unaudited consolidated balance sheets of Summit Holding and its Subsidiaries as of March 31, 1997 and the related statements of income and cash flows for the three-month period then ended. All Financial Statements delivered to the Lenders have been prepared by the Borrower in accordance with GAAP, and they contain no material misstatement or omission and fairly present in all material respects the financial position, assets and liabilities of Summit Holding (or its predecessors as appropriate) and its Subsidiaries, on a consolidated basis, as of the respective dates thereof and the results of operations of Summit Holding (or its predecessors as appropriate) and its Subsidiaries, on a consolidated basis, for the respective periods then ended. Since December 31, 1996, there has been no material adverse change in the assets, liabilities or financial position of any Borrower Affiliate or in the results of any such Borrower Affiliate's operations, and no Borrower Affiliate has incurred any obligation or liability that could materially and adversely affect its financial condition, business operations or the Collateral.

     6.18 Statutory Financial Statements.

          (a) The Annual Statements of each Insurance Subsidiary including, without limitation, the provisions made therein for investments and the valuation thereof, losses (reserves), and Statutory Liabilities, as filed with the Department and delivered to Agent pursuant hereto (collectively, the "Statutory Financial Statements"), have been prepared in accordance with SAP. Each such Statutory Financial Statement was in compliance with applicable law when filed. The Statutory Financial Statements fairly present in all material respects the financial position, the results of operations, changes in equity and changes in financial position of each Insurance Subsidiary as of and for the respective dates and periods indicated therein in accordance with SAP, except as set forth in the notes thereto. Except for liabilities and obligations disclosed or provided for in the Statutory Financial Statements, including, without limitation, losses (reserves) and

Statutory Liabilities (all of which have been computed in accordance with SAP), no Insurance Subsidiary had as of the respective dates of each of such Statutory Financial Statements, any liabilities or obligations (whether absolute or contingent and whether due or to become due) that in conformity with SAP would have been required to be or should be disclosed or provided for in such Statutory Financial Statements. All books of account of each of the Insurance Subsidiaries fully and fairly disclose in all material respects all of the transactions, properties, assets, investments, liabilities and obligations of each Insurance Subsidiary, and all of such books of account are in the possession of each Insurance Subsidiary, and are true, correct and complete in all material respects.

          (b) The investments of each Insurance Subsidiary and for each Fund reflected in the most recently prepared Annual Statements comply in all material respects with all applicable requirements of the Department as well as those of any other Governmental Authority with jurisdiction over the investment of such Person's funds.

          (c) The amounts shown in the most recently prepared Annual Statement for each Insurance Subsidiary and for each Fund for (i) aggregate losses (reserves) and loss adjustment expenses for insurance policies and contracts (set forth in lines 1 and 2, column 1, of page 3 thereof), (ii) agents' balances and uncollected premiums (as set forth in lines 9.1, 9.2 and 9.3, column 1, of page 2 thereof) and (iii) Statutory Liabilities were computed in accordance with commonly accepted actuarial standards consistently applied and were fairly stated in accordance with sound actuarial principles, were based on actuarial assumptions that were in accordance with or more stringent than those called for in the insurance policies and contracts and in the related reinsurance, co-insurance or similar contracts of such Insurance Subsidiaries, were computed on the basis of assumptions consistent with those of the preceding fiscal year or Quarter, as the case may be, and met the requirements of the Department, as applicable, as well as those of any other applicable Governmental Authority. Such losses (reserves) established by each Insurance Subsidiary and each Fund were adequate as of such date for the payment by such Insurance Subsidiary of all insurance benefits, losses, claims and investigative expenses of such Insurance Subsidiary and each Fund, as appropriate.

          (d) Marketable securities and short term investments reflected in each Insurance Subsidiary's and each Fund's Annual Statement are valued at cost, amortized cost or market value, as required by applicable law or regulation.

     6.19 Projections. Prior to the date hereof, the Borrower has delivered to the Lenders projected statements of income and balance sheets of the Borrower Affiliates, on a consolidated and Consolidating basis, and after giving effect to the making of the Loans and the other transactions contemplated hereby, covering the period through December 31, 2002 (the "Projections"). Such Projections (true and correct copies of which have been delivered to the Agent and which have not been updated by Borrower's management) have been prepared by the executive and financial personnel of the Borrower Affiliates, in the light of the past business of the Borrower Affiliates and on the basis of the assumptions that are set forth therein. Such Projections have been prepared in good faith, have a reasonable basis and represent the good faith opinion of the Borrower and senior management of the Borrower Affiliates and constitute a reasonable basis for the assessment of future performance of the Borrower Affiliates. Except as otherwise noted therein, the practices followed in preparing such Projections do not differ materially from financial planning practices usually followed by the Borrower Affiliates in good faith and in the regular course of business.

     6.20 Solvency. The Borrower is Solvent, and will not, as a result of the transactions contemplated hereby become not Solvent or be left with unreasonably small capital.

     6.21 Environmental Matters. (a) The Realty owned or operated by each Borrower Affiliate currently or in the past (all of which Realty owned or operated by any Borrower Affiliate as of the date hereof or on the Closing Date being listed in SCHEDULE 6.21), including without limitation the improvements thereon and the soil and groundwater thereunder: (i) does not contain and is not contaminated by any Hazardous Substance; (ii) does not contain and has not previously contained any asbestos or underground storage tanks; and (iii) (A) has never been the subject of any activities representing a violation or alleged violation of any Environmental Law or any report to or action by a governmental authority pursuant to any Environmental Law; (B) has not had any release of any Hazardous Substance from, on, in or upon it; and (C) has never been the subject of an environmental audit or assessment, or remedial action for an environmental problem; provided, however, that the foregoing representations, to the extent they relate to the period prior to the time the Realty in question was owned or operated by a Borrower Affiliate, shall be limited to the knowledge of the Borrower Affiliates. With respect to any Realty owned or operated by any Borrower Affiliate in the past, but not currently owned or operated by such Borrower Affiliate, the representations set forth above in this SECTION 6.21 shall be deemed to apply as of the last date that such Borrower Affiliate owned or operated the property in question.

          (b) The Borrower and each Insurance Subsidiary: (i) have never sent a Hazardous Substance to a site that is contaminated by any Hazardous Substance or that, pursuant to any Environmental Law, (1) has been placed on the "National Priorities List", the "CERCLIS" list, or any similar state or federal list, or
(2) is subject to or the source of a claim, an administrative order or other request to take "removal", "remedial", "corrective" or any other "response" action, as defined in any Environmental Law, or to pay for the costs of any such action at the site; (ii) are in compliance in all material respects with all Environmental Laws in all of their activities and operations; and (iii) are not involved in any suit or proceeding and have not received any notice or request for information from any governmental authority or other third party with respect to a release or threatened release of any Hazardous Substance or a violation or alleged violation of any Environmental Law, and have not received notice of any claims from any person or entity relating to property damage or to personal injuries from exposure to any Hazardous Substance.

     6.22 Assets for Conduct of Business. Each of the Borrower Affiliates possesses adequate assets, contract rights, patents, patent applications, copyrights, trademarks, servicemarks and trade names, or licenses thereto, to continue to conduct its business as heretofore conducted, without any material conflict with the rights of others, and all such patents, patent applications, copyrights, trademarks, servicemarks, trade names and licenses in existence on the date hereof are listed on SCHEDULE 6.22 attached hereto.

     6.23 Trade Relations. There exists no actual or, to the best of the Borrower's knowledge following due inquiry, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of any Borrower Affiliate with any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower Affiliate (including, with respect to any of the Management Agreements, business relationships with any of the Funds and business relationships with any employees that are members of any of the Funds), or with any insurance agent or insurance agency or group of insurance agents or insurance agencies, whose business relationship is individually or in the aggregate material to the business of such Borrower Affiliate, and there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect on any Borrower Affiliate or prevent such Borrower Affiliate from conducting its business after the consummation of the transactions contemplated by this Credit Agreement in substantially the same manner in which it has heretofore been conducted.

     6.24 Securities Laws. No Borrower Affiliate, nor anyone acting on behalf of any such Person, has directly or indirectly offered any interest in any Note or any other Obligation for sale to, or solicited any offer to acquire any such interest from, or has sold any such interest to, any Person that would subject the issuance or sale of such Note or any other liability to registration under the Securities Act of 1933, as amended.

     6.25 Compliance with Laws. No Borrower Affiliate is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, if the effect of such violation, or cumulative effect of such violations, could reasonably be expected to have a Material Adverse Effect on such Borrower Affiliate and, to the best of the Borrower's knowledge, no such violation has been alleged, and each Borrower Affiliate (a) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority, if such failure to so file could reasonably be expected to have a Material Adverse Effect on such Borrower Affiliate, and the information contained in each of such filings is true, correct and complete in all material respects, and (b) has retained all records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, if the failure to so retain such records and documents could reasonably be expected to have a Material Adverse Effect on such Borrower Affiliate.

     6.26 Employees and Labor. There is no unfair labor practice complaint against any Borrower Affiliate pending before the National Labor Relations
Board or any state or
local agency and there is not a labor strike or other labor dispute pending or, to the best of the Borrower's knowledge, threatened, affecting any of the foregoing that if adversely resolved would have a Material Adverse Effect on such Borrower Affiliate and, to the best of the Borrower's knowledge, there are no organizational attempts affecting any of the employees of any Borrower Affiliate that could have a Material Adverse Effect on any Borrower Affiliate. There is no grievance, labor dispute or work stoppage involving or affecting any Borrower Affiliate pending or, to the best of the Borrower's knowledge, threatened that could have a Material Adverse Effect on any Borrower Affiliate.

     6.27 First Priority. Each of the Pledge Agreements and each of the Security Agreements (assuming possession by the Agent of certificates representing Collateral consisting of Securities and proper and timely filing of the Financing Statements and continuation statements in the locations set forth in the Schedules to the Security Agreements) creates a valid and perfected first priority security interest and lien in and to the Collateral described therein, in each case enforceable against the Borrower Affiliate party thereto and all third parties in all relevant jurisdictions and securing the payment of all Obligations purported to be secured thereby.

     6.28 Material Contracts. SCHEDULE 6.28 lists all existing contracts, agreements and commitments of each Borrower Affiliate as of the date hereof and on the Closing Date (including without limitation any commitments in respect of any Indebtedness), whether written or oral, that (a) extend for one (1) year or more and involve the receipt or payment of more than $100,000 (b) relate to employment or labor matters (except individual employment contracts), or (c) are material to the business, property, assets, operations or condition, financial or otherwise, of any Borrower Affiliate. No Borrower Affiliate is in default with respect to any agreement listed on SCHEDULE 6.28 or any indenture, loan agreement, mortgage, lease, deed or similar agreement relating to the borrowing of monies to which such Borrower Affiliate is a party or by which it is bound.

     6.29 Reinsurance. SCHEDULE 6.29 lists all existing Reinsurance Agreements (as of the date hereof and on the Closing Date) of each Insurance Subsidiary and of each Fund entered into since January 1, 1993. As of the date hereof all such Reinsurance Agreements are in full force and effect. No party to any such agreements is in default in any material respect as to any provision thereof, and no such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by the Credit Agreement. To the knowledge of the Borrower, there is no reason to believe that the financial condition of any other party to any such Reinsurance Agreement is impaired with the result that a default thereunder may reasonably be anticipated.

     6.30 Policies of Insurance. Except with respect to terms specifically negotiated with policyholders, if any, all policies of insurance issued by any Insurance Subsidiary as now in force are, to the extent required under applicable law, on forms approved by the appropriate Governmental Authorities in the jurisdictions where issued or have been filed with and not objected to by such Governmental Authorities within the period provided for objection. None of the terms embraced by the exception contained in the preceding sentence could reasonably be expected to have a Material Adverse Effect on the enforceability of any such policies or jeopardizes, or could reasonably be expected to jeopardize, the License of any Insurance Subsidiary in any jurisdiction. Any rates for premiums required to be filed with or approved by any Governmental Authority have been so filed or approved, and such premiums charged by each Insurance Subsidiary conform thereto.

     6.31 No Burdensome Restrictions. There exists no restriction or encumbrance on (i) the creation or assumption of any Lien upon the assets or properties of any Borrower Affiliate as security, directly or indirectly, for the Obligations, or (ii) the ability of any Subsidiary (other than either of the Insurance Subsidiaries which are subject to certain regulatory restrictions, including those contained in the Consent Order) to make any dividend payments or other distributions in respect of its capital stock or any other interest or participation in its profits owned by the Borrower, or to make loans or advances thereto, except for the terms of this Agreement and the other Credit Documents, or customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Borrower Affiliate; and no Borrower Affiliate is a party to or bound by any other restriction, encumbrance or obligation, whether pursuant to its articles or certificate of incorporation, bylaws, contract or any applicable Requirement of Law, that could reasonably be expected to have a Material Adverse Effect.

     6.32 Plan of Conversion. With respect to the Plan of Conversion, the Borrower hereby represents and warrants as follows:

          (a) The Borrower has delivered to the Agent a true, complete and correct copy of such document, together with all amendments and modifications thereto. Such plan (as amended) comprises a full and complete statement of the transactions contemplated thereby, and there are no agreements or understandings, written or oral, or side agreements not contained therein that modify the substance thereof.

          (b) Such plan has been duly authorized by all necessary corporate or other action on the part of the Borrower Affiliates party thereto, has been validly executed and delivered by the Borrower Affiliates party thereto and is the legal, valid and binding obligation of the Borrower Affiliates party thereto, enforceable in accordance with its terms.

          (c) As of the Closing Date such plan will be in full force and effect and, except with the Lenders' prior approval, has not been amended or modified, and no provision thereof has been waived by any party thereto.

          (d) As of the Closing Date, each of the transactions contemplated by such agreement shall have been consummated and all of the conditions to the consummation thereof (as provided therein and as provided in the Department's consent with respect thereto) have been fully satisfied or waived, such that, as of the Closing Date hereof, ESIF shall have been converted to Bridgefield Employers, which shall have become a wholly owned Subsidiary of the Borrower.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

     Until payment in full of all Obligations of the Borrower to each of the Lenders, the Borrower covenants and agrees that, unless the Required Lenders consent otherwise in writing, the Borrower shall:

     7.1  Repayment of Obligations; Certain Prepayments.

          (a) Promptly repay the Obligations when due, including without limitation the amounts due under the Notes, according to the terms of this Credit Agreement and the other Credit Documents.

          (b) Promptly upon its receipt thereof, but in any event not later than two (2) Business Days after the date thereof, the Borrower will make a mandatory prepayment of the aggregate outstanding principal amount of the Term Loans in an amount equal to 100% of the Net Cash Proceeds from the issuance, sale or other disposition of its capital stock or other equity securities or of any rights, warrants or options to purchase or acquire any shares of its capital stock or other equity securities (in any such case, a "Sale"), provided that such Sale yields Net Cash Proceeds of $2,000,000 or more; provided, however, that the Borrower will have no such obligations in respect of the IPO or any other equity offering satisfying the requirements set forth in SECTION 5.2.3(F). Any such payments shall be applied to the Term Loans in inverse order of maturity and, once such Term Loans have been repaid in full, such payments shall be applied to the Revolving Loans in inverse order of scheduled reduction, and any such prepayment, to the extent applied to the Revolving Loans, will result in permanent reductions to the Total Revolving Credit Commitment (and corresponding reductions in each Lender's Revolving Credit Commitment).

          (c) Concurrently with the delivery of its annual Financial Statements after the end of each fiscal year of the Borrower pursuant to SECTION 7.3(A)(II), beginning with the fiscal year ending December 31, 1997, but in any event not later than ninety days (90) after the last day of each such fiscal year, the Borrower will make a mandatory principal prepayment of the aggregate outstanding principal amount of the Term Loans (with a corresponding reduction in the Total Term Loan Commitment) in an amount equal to 75% of Excess Cash Flow, if any, for such fiscal year. Each such prepayment shall be accompanied by the Borrower's Excess Cash Flow Calculation for such period, certified by the Borrower's chief financial officer, which calculation shall be subject to the reasonable approval of the Required Lenders. Any such prepayments shall be applied to the Term Loans in inverse order of maturity.

                  (d) In the event the Borrower raises proceeds (net of transaction expenses) in excess of $55,000,000 in connection with the IPO or another equity offering satisfying the requirements set forth in Section 5.2.3(f), the Borrower will make a mandatory prepayment of the aggregate outstanding principal amount of the Term Loans in an amount equal to fifty percent (50%) of the aggregate amount of such total net proceeds in excess of $55,000,000. Any such payments shall be applied to the Term Loans in inverse order of maturity.

         7.2      Performance Under Credit Documents; Use of Proceeds.

                  (a) Perform, and cause its Subsidiaries to perform, all obligations required to be performed by each such Borrower Affiliate, as applicable, under the terms of this Credit Agreement and the other Credit Documents and any other agreements now or hereafter existing or entered into between any such Borrower Affiliate and the Lenders, subject to notice and cure provisions contained therein.

                  (b) Use the proceeds of the Revolving Loans solely for general corporate purposes in the ordinary course of the Borrower's business as historically conducted.

         7.3 Reports, Certificates and Other Information. Furnish or cause to be furnished to the Agent and the Lenders:

                  (a)      GAAP Financial Statements.

                           (i)      Within 45 days after the end of each of the
first three fiscal quarters of each fiscal year of the Borrower, (A) a copy of the unaudited consolidated and Consolidating balance sheet of the Borrower and its Subsidiaries, as of the close of such fiscal quarter, and (B) a copy of the unaudited consolidated and Consolidating statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and for the elapsed portion of the fiscal year, all prepared in accordance with GAAP (subject to normal year-end adjustments and except that footnote and schedule disclosure may be abbreviated) and accompanied by the certification of the chief executive officer or chief financial officer of the Borrower that all such Financial Statements are complete and correct and present fairly, in all material respects, in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and for such fiscal quarter and for the elapsed portion of the fiscal year.

                           (ii)     Within 90 days after the close of each
fiscal year, a copy of the annual audited consolidated and unaudited Consolidating Financial Statements of the Borrower, consisting of the audited consolidated and unaudited Consolidating balance sheets and statements of income, changes in stockholders equity and cash flows, setting forth (in comparative form, in the case of consolidated figures) in each case the consolidated and Consolidating figures for the previous fiscal year, which Financial Statements shall be prepared in accordance with GAAP, and in the case of audited Financial Statements accompanied by a report of the independent certified public accountants regularly retained by the Borrower, or any other firm of independent certified public accountants of recognized national standing selected by the Borrower, that contains an opinion that is not qualified and that is reasonably acceptable to the Required Lenders, to the effect that all such Financial Statements present fairly in all material respects in accordance with GAAP the consolidated financial position and the consolidated results of operations and cash flows of the Borrower and its Subsidiaries as at the end of such fiscal year and for such fiscal year, and in the case of unaudited Financial Statements, such Financial Statements shall be prepared in accordance with GAAP accompanied by the certification of the chief executive officer or chief financial officer of the Borrower that all such Financial Statements are complete and correct and present fairly in all material respects in accordance with GAAP the Consolidating financial position and the Consolidating results of operations and cash flows of the Borrower its Subsidiaries as at the end of such fiscal year and for such fiscal year.

                           (iii)    Within 30 days after the end of each month,
(A) a copy of the unaudited consolidated balance sheet of Summit Holding (and, to the extent prepared by the Borrower, the unaudited consolidated and Consolidating balance sheet of the Borrower and its Subsidiaries), as of the close of such month, and (B) a copy of the unaudited consolidated statements of income, retained earnings and cash flows of Summit Holding (and, to the extent prepared by the Borrower, the unaudited consolidated and Consolidating statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries) for such month, all prepared in accordance with GAAP (subject to normal year-end adjustments).

                  (b)      SAP Financial Statements.

                           (i)      As soon as possible, but in any event within
75 days after the end of each fiscal year of each Insurance Subsidiary (and, with respect to the Funds, within 180 days after the end of each fiscal year of the Funds), a copy of the Annual Statement of such Insurance Subsidiary and each Fund for such fiscal year prepared in accordance with SAP and, in the case of each Insurance Subsidiary, accompanied by the certification of the chief financial officer or chief executive officer of such Subsidiary that such financial statement is complete and correct and presents fairly in all material respects in accordance with SAP the financial position of such Subsidiary for such fiscal year.

                           (ii)     If reasonably requested by the Required
Lenders by written notice delivered to the Borrower within 45 days after delivery of each Insurance Subsidiary's or a Fund's Annual Statement pursuant to
SECTION 7.3(b)(i), within 90 days after the date of such request, a copy of such Insurance Subsidiary's or Fund's Annual Statement prepared in accordance with SAP, certified, in the case of an Insurance Subsidiary, without qualification by the independent certified public accountants regularly retained by such Insurance Subsidiary, or any other firm of independent certified public accountants of recognized national standing selected by the Borrower and reasonably acceptable to the Required Lenders that such Annual Statement is complete and correct and presents fairly in all material respects in accordance with SAP such Insurance Subsidiary's financial position for such fiscal year.

                           (iii)    As soon as possible, but in any event within
45 days after the end of each of the first three fiscal quarters of each fiscal year of such Insurance Subsidiary and each Fund (and, in the case of each Fund, within 45 days after the fourth fiscal quarter of each fiscal year of each
Fund), a copy of such Insurance Subsidiary's and each Fund's quarterly statement for such fiscal quarter, all prepared in accordance with SAP and, in the case of an Insurance Subsidiary, accompanied by the certification of such Insurance Subsidiary's chief financial officer or chief executive officer that all such financial statements are complete and correct and present fairly in all material respects in accordance with SAP such Insurance Subsidiary's financial position for the periods then ended.

                           (iv)     Within 90 days after the end of each fiscal
year of each Insurance Subsidiary and the Funds, a copy of such Insurance Subsidiary's and each Fund's "Statement of Actuarial Opinion" which is provided to the relevant Department (or equivalent information should the Department not require such a statement) as to the adequacy of such Insurance Subsidiary's and the Fund's loss reserves. Such opinion shall be in the format prescribed by the applicable Insurance Code.

                           (v)      Within 90 days after the end of each fiscal
year, an Actuarial Report prepared by an independent actuary acceptable to the Required Lenders and certified as to the reserve position as of such fiscal year end by such independent actuary for (A) each Insurance Subsidiary and (B) each of the Funds.

                           (vi)     Within 30 days of filing with the
Department, each Insurance Subsidiary's management discussion and analysis.

                  (c) Compliance Certificates. Within 45 days of the end of each fiscal quarter of Borrower or within 90 days of the end of a fiscal quarter that is also the end of a fiscal year of Borrower, and at any other time no later than 30 days following a written request of the Agent, a duly completed Compliance Certificate, signed by the chief financial officer of the Borrower, containing, among other things, a computation of, and showing compliance with, each of the applicable financial ratios and financial restrictions contained in
ARTICLE VIII and to the effect that, to the best of such officer's knowledge, as of such date no Default or Event of Default has occurred and is continuing.

                  (d) Notice of Default. As soon as practicable, but in any event within five (5) Business Days after the Borrower becomes aware of the existence of any Default or Event of Default, or any development that would have a Material Adverse Effect on any Borrower Affiliate, telephonic, facsimile, or telegraphic notice specifying the nature of such Default, Event of Default or development, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within two (2) Business Days, other than developments that affect the economy of the United States generally or the insurance industry generally.

                  (e) Additional Information. The following documentation and other information:

                           (i)      Documentation. Except as otherwise expressly
indicated, promptly upon receipt by a Borrower Affiliate:

                                    (A)      Not later than sixty (60) days
         after the updating thereof, and in any event not less frequently than annually and not later than sixty (60) days prior to the end of each fiscal year of the Borrower, a copy of the consolidated and Consolidating projections of cash flow, balance sheets and income statements covering the period through the Loan Termination Date, substantially in the form of the materials delivered to the Lenders pursuant to SECTION 6.19 hereof.

                                    (B)      Not later than sixty (60) days
         prior to the end of each fiscal year of the Borrower, new business plans (or budgets) for the Borrower Affiliates for the following fiscal year.

                                    (C)      A copy of any reports on
         examination or similar reports, financial examination reports or market conduct examination reports by a Governmental Authority with respect to any Borrower Affiliate's business.

                                    (D)      Copies of all Insurance Holding
         Company Systems Act filings with Governmental Authorities by any Borrower Affiliate not later than five (5) Business Days after such filings are made, including, without limitation, filings that seek approval of Governmental Authorities with respect to transactions between any Borrower Affiliate and any Affiliates thereof.

                                    (E)      Copies of all material detailed
         financial and management reports regarding any Borrower Affiliate submitted to any such entity by independent public accountants in connection with each annual or interim audit report made by such accountants of the books of such entity.

                                    (F)      Promptly upon the sending, filing
         or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower or any of its Subsidiaries shall send or make available generally to its shareholders, and (ii) all reports on Form 10-Q, Form 10-K or Form 8-K (or their successor forms) or registration statements and prospectuses (other than on Form S-8 or its successor form) that the Borrower or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange.

                                    (G)      Not later than 45 days after the
         end of each fiscal quarter, statements of the sales and renewals for each of the Funds, Bridgefield Casualty and Bridgefield Employers.

                           (ii)     Notices. Within five (5) Business Days after
a Borrower Affiliate obtains knowledge thereof, notice of:

                                    (A)      Actual suspension, termination,
         limitation or revocation of any material license of any Borrower Affiliate by any Governmental Authority or of receipt of notice from any Governmental Authority notifying a Borrower Affiliate of a hearing relating to such a suspension, termination, limitation or revocation, including any request by a Governmental Authority that commits any Borrower Affiliate to take, or refrain from taking, any action or that otherwise materially and adversely affects the authority of such Borrower Affiliate to conduct its business.

                                    (B)      Any pending or threatened inquiry,
         investigation or regulatory proceeding (other than routine periodic inquiries, investigations or reviews) by any Governmental Authority concerning the business, practices or operations of any Borrower Affiliate or any Fund.

                                    (C)      Any actual or, to the best of the
         Borrower's knowledge, formally proposed material changes in the Insurance Code governing the investment or dividend practices of Florida domiciled insurance companies or any change in any Requirement of Law that would reasonably be expected to have a Material Adverse Effect on the business, financial condition or prospects of any Borrower Affiliate.

                                    (D)      Any change or modification to any
         Reinsurance Agreement whether entered into before or after the Closing Date including Reinsurance Agreements, if any, that are in a runoff mode on the Closing Date, which change or modification could reasonably be expected to have a Material Adverse Effect on any Borrower Affiliate, or any written notice received by any Borrower Affiliate of denial of coverage, litigation, claim or arbitration arising out of any Reinsurance Agreement to which such entity is a party.

                                    (E)      (i) The institution of, or any
         adverse determination in, any litigation, arbitration proceeding or governmental proceeding (including any Internal Revenue Service or Department of Labor proceeding with respect to any Employee Plan or Welfare Plan) that could, if adversely determined, be reasonably expected to have a Material Adverse Effect on any Borrower Affiliate,
         (ii) the failure of any Borrower Affiliate timely to make a required contribution to any Employee Plan if such failure is sufficient to give rise to a lien under section 302(f)(1) of ERISA, or (iii) the institution of any steps by any Borrower Affiliate to withdraw from, or the institution of any steps by any Borrower Affiliate to terminate under a distress termination, any Employee Plan or the taking of any action with respect to an Employee Plan that could result in the requirement that the Borrower Affiliate furnish a bond or other security to such Employee Plan, or the occurrence of any event with respect to any Employee Plan that could result in the incurrence by any Borrower Affiliate of any material liability (other than a liability for contributions or premiums), fine or penalty (any of which events listed in this subparagraph (iii) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect).

                                    (F)      Any change in the name or principal
         place of business of any Borrower Affiliate.

                                    (G)      Any other matter or event that has,
         or could be reasonably likely to have, a Material Adverse Effect on any Borrower Affiliate or any Fund.

                  (f) Other Information. From time to time such other information concerning any Borrower Affiliate as the Agent may reasonably request.

         7.4 Corporate Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to (a) maintain and preserve the corporate existence of each Borrower Affiliate, (b) be, and ensure that each Borrower Affiliate is, duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where because of the nature of such Borrower Affiliate's business, the failure to so qualify would have a Material Adverse Effect on such Borrower Affiliate, (c) comply, and cause each other Borrower Affiliate to comply, with all material Contractual Obligations and Requirements of Law binding upon such entity (except for any instance of noncompliance that could reasonably be expected to have a Material Adverse Effect), and (d) do or cause to be done all things reasonably necessary to preserve and keep in full force and effect required for each Borrower Affiliate to be engaged in each business in which such Borrower Affiliate is so engaged.

         7.5 Books, Records and Inspections. (a) Maintain, and cause its Subsidiaries to maintain books and records which are complete and accurate in all material respects, (b) permit, and cause each other Borrower Affiliate to permit access at reasonable times and upon reasonable prior notice by the Agent to its books and records, (c) permit, and cause each other Borrower Affiliate to permit, the Agent to inspect at reasonable times its properties and operations, and (d) permit, and cause each other Borrower Affiliate to permit, the Agent to discuss its business, operations and financial condition with such Borrower Affiliate's officers.

         7.6      Insurance; Assets.

                  (a) Maintain, and cause each other Borrower Affiliate to maintain, such Insurance Policies as may be required by law or as are customarily maintained by prudent companies similarly situated.

                  (b) Maintain fire and casualty insurance on its personal property and leasehold improvements at least equal to the current level of coverage in place as of the Closing Date as set forth in SCHEDULE 6.9.

                  (c) Keep all properties of the Borrower Affiliates in reasonably good working order and condition in the manner customary for companies of like size in similar businesses and as may be required for the continued conduct of their respective businesses, except to the extent that the failure to so keep any such property, together with the failure to so keep all other such properties, would not have a Material Adverse Effect on the prospects, business, operations, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole.

         7.7 Taxes and Liabilities. Pay, and cause each other Borrower Affiliate to pay, when due, all material taxes, assessments and other material liabilities except as contested in good faith and by appropriate proceedings, with respect to which reserves have been established, and are being maintained, in accordance with GAAP, if and so long as such contest could not reasonably be expected to have a Material Adverse Effect on any Borrower Affiliate.

         7.8 Employee Benefit Plans. Maintain, and cause each other Borrower Affiliate to maintain, each Employee Plan and Welfare Plan in compliance in all material respects with all applicable Requirements of Law.

         7.9 COBRA. Operate, and cause each other Borrower Affiliate to operate, each Employee Plan of such Borrower Affiliate in such a manner that such Borrower Affiliate will not incur any material tax liability under Section 4980B of the Internal Revenue Code or any material liability to any qualified beneficiary as defined in such Section 4980B.

         7.10 Pledge and Security Agreements. From and after the Closing Date cause each of the Security Agreements, each of the Pledge Agreements and the Guaranty to be and remain valid, and to maintain first priority perfected security interests in all of the Collateral described therein in favor of the Agent for the benefit of the Lenders.

         7.11 Compliance with Laws. Comply, and cause each other Borrower Affiliate to comply, with all federal, state and local laws, rules and regulations related to its businesses (including, without limitation, the establishment of all insurance reserves required to be established under SAP and applicable laws restricting the Insurance Subsidiaries' investments, and compliance by the Borrower Affiliates with the terms of the Consent Order).

         7.12 Maintenance of Permits. Maintain, and cause each other Borrower Affiliate to maintain, all material Licenses as may be required for the conduct of its business by any state, federal or local government agency or instrumentality.

         7.13 Interest Rate Protection. As of the Closing Date, the Borrower shall take all steps necessary to cause the Rate Protection Agreement to be assigned to the Borrower, with all amendments incident thereto as are in form and substance satisfactory to the Agent. Except for such Rate Protection Agreement, the Borrower shall not enter into (a) any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate collar agreement, interest rate hedge agreement, basis swap agreement, forward rate agreement or other similar agreement or arrangement designed to protect any Person against fluctuations in interest rates (including any option to enter into any of the foregoing and any master agreement for any of the foregoing); (b) any foreign exchange contract, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option or other similar agreement or arrangement designed to protect any Person against fluctuations in currency values (including any option to enter into any of the foregoing and any master agreement for any of the foregoing); or (c) to the extent not covered by clauses
(a) and (b) above, any derivative instrument, agreement or product used or entered into by any Person in the ordinary course of selling, issuing or underwriting insurance or reinsurance.

         7.14 Dividends. The Borrower shall from time to time cause each of its Subsidiaries to declare and pay dividends to the Borrower to the extent necessary to satisfy the Obligations hereunder (such amounts to include, without limitation, Net Income received by any Borrower Affiliates in respect of the Management Agreements) to the extent allowed by law. The Lenders acknowledge and agree that the ability of each Insurance Subsidiary to declare or pay dividends is subject to limitations as set forth in the Consent Order, but the Borrower (no less frequently than annually) shall request any approvals of the Department necessary to permit the payment of such dividends.

         7.15 Key Man Life Insurance. The Borrower will exercise its reasonable best efforts to maintain the Key Man Life Insurance Policy at all times during the term hereof and, in the event of any termination of such policy, to obtain another policy in form or substance acceptable to the Required Lenders.

         7.16 Business Activities. The Borrower will, and will cause each of its Subsidiaries to, remain in substantially the same lines of business in which they are engaged as of the Closing Date (which lines of business are described on SCHEDULE 7.16 hereto); provided, that no Borrower Affiliate may re-enter any business previously conducted in connection with the Discontinued Operations (provided, further, that Meritec and Carolina Med will be permitted to maintain their respective corporate existences for the sole purpose of being parties to the leases that are in force as of the date hereof (and any subleases relating thereto, but excluding any leases of any other real property).

         7.17 Disbursement Instructions. The Borrower will notify the Agent in writing (in an instrument substantially in the form of the Account Designation Letter) of any changes in the information contained in the Account Designation Letter.

         7.18 Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver to the Agent and the Lenders any amendments, modifications or supplements hereto or restatements hereof and any other agreements, instruments, financing statements, certificates, stock powers or other documents or instruments, and take any and all such other actions, as may from time to time be reasonably requested by the Agent or any Lender to perfect and maintain the validity and priority of the liens granted pursuant to the Credit Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Lenders and the Agent under this Agreement and the other Credit Documents and to secure payment and performance of the Obligations. Furthermore, the Borrower will, and will cause each of its Subsidiaries to, exercise their respective best efforts to ensure that all Obligations are performed as required hereunder.

         7.19 Certain Fees. As consideration for the Lenders' agreement to enter into this Agreement, (i) in the event the Borrower and its Affiliates have not raised net proceeds of $40,000,000 or more in connection with the IPO or any other any equity offering on or before September 30, 1997, the Borrower will pay to the Agent, for the ratable benefit of the Lenders, a fee equal to $665,000 (which amount shall be due and payable on or before December 31, 1997), or (ii) in the event the Borrower and its Affiliates have raised net proceeds of $40,000,000 or more in connection with the IPO or any such equity offering on or before September 30, 1997, the Borrower will pay to the Agent, for the ratable benefit of the Lenders, a fee of $285,000 (payable at the Closing hereof). In the event the Loans are repaid in full on or before December 31, 1997, then payment of any such theretofore unpaid fees will be waived by the Lenders.


                                 ARTICLE VIII

                             FINANCIAL COVENANTS


         Until payment in full of all Obligations of the Borrower to each of the Lenders, the Borrower covenants and agrees that, unless the Required Lenders consent in writing, the Borrower shall not, and shall not permit any Borrower Affiliate, to:

         8.1      Borrower Financial Covenants.

                  (a) Net Worth. Permit the Borrower's Net Worth to be less than (i) $70,000,000 at any time from and after the Closing Date through and including December 31, 1997; (ii) $75,000,000 at any time from and after January 1, 1998 through and including December 31, 1998; (iii) $85,000,000 at any time from and after January 1, 1999 through and including December 31, 1999; and (iv) $95,000,000 at any time thereafter.

                  (b) Fixed Charge Coverage Ratio. (i) As of the end of any fiscal quarter of the Borrower (A) with respect to the period from January 1, 1997 through September 30, 1997, for the number of consecutive fiscal quarters having elapsed as of the end of such fiscal quarter, and (B) from and after October 1, 1997, for the period of four consecutive fiscal quarters ending with such fiscal quarter (each, a "Measurement Period"), permit the Fixed Charge Coverage Ratio to be less than (x) 1.05 to 1.0 for any Measurement Period ending on or before December 31, 1999, or (y) 1.15 to 1.0 for any subsequent Measurement Period (it being understood that the fees contemplated by Section
7.19 hereof will not be included in any such calculations); provided, further, that the Borrower shall not permit the Fixed Charge Coverage Ratio for any single fiscal quarter (beginning with the quarter ending March 31, 1997) to be less than 0.9 to 1.0.

                  (c) Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter to be more than (i) .30 to 1.0 as of the end of any fiscal quarter from and after the Closing Date through December 31, 1998; (ii)
 .25 to 1.0 as of the end of any subsequent fiscal quarter through December 31, 1999; and (iii) .20 to 1.0 as of the end of any fiscal quarter thereafter.

         8.2      Summit Holding Financial Covenants.

                  (a) Fee/Commitment Ratio. As of the end of any fiscal quarter during the following periods, permit the Fee/Commitment Ratio to be less than the following;

                           Period                             Minimum
                           ------                             -------
                  December 31, 1996                           1.35 to 1.0
                  through March 31, 1997

                  June 30, 1997 through                       1.45 to 1.0
                  December 31, 1997

                  March 31, 1998
                  through December 31, 1998                   1.50 to 1.0

                  Thereafter                                  2.00 to 1.0

                  (b) Minimum Fee Income. Permit Fee Income for any fiscal quarter (i) from the quarter ending March 31, 1997 through the fiscal quarter ending December 31, 1997, to be less than $10,000,000, (ii) from January 1, 1998 through the fiscal quarter ending December 31, 1998, to be less than $12,000,000 or (iii) thereafter, to be less than $14,000,000.

         8.3      Insurance Subsidiary Financial Covenants.

                  (a) Operating Leverage. Permit the ratio of (i) any Insurance Subsidiary's Net Written Premiums in any fiscal year to (ii) the Statutory Surplus of such Insurance Subsidiary as of the end of such fiscal year, to exceed (A) 3.0 to 1.0 for each fiscal year through the fiscal year ending December 31, 1998, and (B) 2.5 to 1.0 for each fiscal year thereafter.

                  (b) Risk-Based Capital. Permit Total Adjusted Capital of any Insurance Subsidiary as of the end of any fiscal year (beginning with the fiscal year ending December 31, 1997) to be less than 150% of the Company Action Level RBC. For purposes of this Section, "Total Adjusted Capital" and "Company Action Level RBC" shall have the meanings assigned to such terms under the NAIC Risk-Based Capital Model Act as promulgated by the NAIC as of the date hereof (it being understood that in the event the Florida Department adopts risk-based capital standards during the term hereof, the parties agree that calculations with respect to this covenant will be made in a manner consistent with standards used by such Department).

                  (c) Statutory Net Worth. Permit the aggregate Statutory Surplus of all Insurance Subsidiaries, collectively, to be less than (i) $35,000,000 at any time from and after the Closing Date through and including December 31, 1997; (ii) $40,000,000 at any time from and after January 1, 1998 through and including December 31, 1998; (iii) $45,000,000 at any time from and after January 1, 1999 through and including December 31, 1999; and (iv) $50,000,000 at any time thereafter.

         8.4 Capital Expenditures. Make any Capital Expenditure if, after giving effect to such Capital Expenditure, the aggregate amount of all such Capital Expenditures made by the Borrower Affiliates for the period of four consecutive fiscal quarters ending as of the end of the then-current fiscal quarter shall exceed $500,000.

                                  ARTICLE VIIIA

                               NEGATIVE COVENANTS

         Until payment in full of all Obligations of the Borrower to each of the Lenders, the Borrower covenants and agrees that, unless the Required Lenders consent in writing, the Borrower shall not, and shall not permit any Borrower Affiliate, to:

         8A.1.    Reinsurance Agreements. Permit Summit Consulting to place any new Reinsurance Agreements involving FRF, LESA, LRA, or KRF, or permit any Insurance Subsidiary to be party to any new Reinsurance Agreement, with any reinsurer (other than those reinsurers set forth on SCHEDULE 8A.1, as to which no rating requirement shall apply) that is not rated "A-" or better by A.M. Best & Company, Inc.

         8A.2.    Guarantees, Loans, Advances and Investments. Incur any
Contingent Liability or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to any undertaking of any other Person, or make or permit to exist any loans or advances to, or investments in, any other Person, except for (a) the endorsement, in the ordinary course of collection, of instruments payable to it or to its order, (b) investments in Subsidiaries as described in SECTION 6.10 hereof, (c) with respect to each Insurance Subsidiary, such investments as are not in violation of SECTION 8A.16, (d) relocation loans, travel and petty cash advances and other similar advances to the employees of a Borrower Affiliate in the ordinary course of business, (e) current amounts due within seven Business Days to or from brokers for securities transactions in the ordinary course of business and (f) Contingent Liabilities set forth on SCHEDULE 8A.2; notwithstanding any provision herein to the contrary, no loan, advance or investment may result in any reduction in cash, Cash Equivalents, or Net Worth of the Borrower and its Subsidiaries on a consolidated basis; provided, however, that any Subsidiary may make any loans, or advances to or investments in the Borrower.

         8A.3     Mergers, Consolidations and Sales.

                  (a) Merge or consolidate with, or purchase or otherwise acquire, or permit any Borrower Affiliate to merge or consolidate with, or purchase or otherwise acquire, all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any Person.

                  (b) Sell, transfer, convey or lease, or permit any other Borrower Affiliate to sell, convey or lease, any Material Asset to any Person.

                  (c) Transfer, dispose of, pledge or otherwise encumber, or permit any Borrower Affiliate to transfer, dispose of, pledge or otherwise encumber, any Stock of any of its Subsidiaries to any Person other than pursuant to any of the Pledge Agreements.

         8A.4     Change in Control; Issuance of Stock.

                  (a) Permit a Change in Control to occur without the prior written consent of the Required Lenders, which may withhold their consent in their absolute discretion; or

                  (b) Except in connection with the IPO (or another equity offering meeting the requirements set forth in SECTION 5.2.3(f)), issue any Stock, or permit any other Borrower Affiliate to issue any Stock, options or warrant or other rights to purchase such Stock, to any Person without the prior written consent of the Required Lenders, which may withhold consent in their absolute discretion; provided, however, that Borrower shall be permitted to issue its Stock, or options or warrants to purchase its Stock, to any Person if and only if 100% of the Net Cash Proceeds from such offering are paid to the Lenders as a prepayment of the Loans in accordance with SECTION 7.1(b) hereof; provided, further, that from time to time the Borrower may issue shares of its Stock to such entity's employees under the Approved Stock Plan.

         8A.5     Leases. Incur or permit to exist any obligation or liability under any lease other than in the ordinary course of business and, subject to the definition of "Permitted Indebtedness," other than Capital Lease Obligations.

         8A.6     Unconditional Purchase Obligations. Enter into any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

         8A.7     Subsidiaries; Investment of Proceeds.

                  (a) Create or permit to exist any Subsidiary, other than Summit Holding, Summit Consulting, CICF, Summit Claims, Summit Loss, Healthcare Holdings, Heritage Summit, Bridgefield Employers, Bridgefield Casualty, U.S. Employers or Employers Safety, unless (i) the consent of the Required Lenders is obtained, (ii) the Stock of such Subsidiary is pledged to the Agent pursuant to a pledge agreement satisfactory in form and substance to the Agent (together with the delivery to the Agent of legal opinions, in form and substance satisfactory to the Agent, as to the effectiveness of such pledge and the perfection of the liens granted thereby), and (iii) this Agreement and any other Credit Documents are amended, at Borrower's expense, to the satisfaction of the Required Lenders, to take into account any such additional Subsidiary (it being understood that the Borrower has incorporated (but not completed the organization of) Summit Consulting, Inc. of Louisiana, a Louisiana corporation, and that the Lenders consent to the organization of such Subsidiary (the Stock of which will be owned by Summit Consulting) so long as (i) the foregoing requirements are satisfied and (ii) such Subsidiary is capitalized only with (A) its own cash flow and (B) capital contributions on the part of the Borrower or its other Subsidiaries not in excess of $100,000 in the aggregate; or

                  (b) Contribute any proceeds of the Revolving Loans to the capital (on a permanent basis) of any Subsidiary.

         8A.8     Business Activities. Engage in any business other than the businesses conducted by the Borrower and its Subsidiaries as of the date hereof (subject to the proviso contained in SECTION 7.16), or engage in the business of writing insurance policies other than through the Insurance Subsidiaries, or conduct any business through or on behalf of any Discontinued Operation.

         8A.9     Transactions with Affiliates. Except as set forth on SCHEDULE
8A.9, enter into, or permit any Borrower Affiliate to enter into, or cause, suffer or permit to exist, directly or indirectly, any arrangement, transaction (or series of related transactions) or contract with or for the benefit of any of its Affiliates or any Affiliate of any other

Borrower Affiliate (or any officer, director or shareholder thereof) unless (a) such arrangement, transaction or contract is in the ordinary course of business, reasonably intended to satisfy the reasonable business requirements of such Borrower Affiliate, and only on terms and conditions at least as favorable to such Borrower Affiliate as the terms and conditions that would apply in a similar arrangement, transaction or contract with a Person not an Affiliate, (b) such transaction has been approved by a majority of the disinterested directors of the Borrower and (c) with respect to any transaction or series of related transactions involving aggregate payments in excess of $1,000,000, the Borrower receives an opinion from a nationally recognized investment banking firm, or other nationally or regionally recognized appraisal firm, that such transaction is fair to the Borrower Affiliate from a financial point of view.

         8A.10    Indebtedness. Incur or permit to exist any Indebtedness except
Permitted Indebtedness.

         8A.11    Liens. Pledge, grant any lien or security interests in or
otherwise encumber, or permit any Subsidiary to pledge, grant any lien or security interest in or otherwise encumber, any assets or other properties now owned or thereafter acquired by such Borrower Affiliate (including, without limitation, any Stock or Securities owned by such Borrower Affiliate), other than Permitted Liens.

         8A.12    Restricted Payments. The Borrower will not, and will not
permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any cash dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Stock or Securities or other ownership interests or any warrants, rights or options to acquire its Stock or Securities or other ownership interests, or purchase, redeem, retire or otherwise acquire for value any shares of its Stock or Securities or other ownership interests or any warrants, rights or options to acquire its Stock or Securities or other ownership interests (any such payments or distributions being referred to herein as "Restricted Payments"), or set aside funds for any of the foregoing, or enter into any agreement (other than this Agreement) that restricts its ability to declare or make any Restricted Payments, except that:

                  (a) the Borrower may declare and make dividend payments or other distributions payable solely in its common stock;

                  (b) any direct or indirect wholly owned Subsidiary of the Borrower may declare and make dividend payments or other distributions to the Borrower or another wholly owned Subsidiary of the Borrower; and

                  (c) the Borrower may declare and pay dividends in respect of its Series A preferred capital stock to the extent of any Excess Cash Flow not required to be prepaid pursuant to SECTION 7.1(c) (so long as no Default or Event of Default has occurred and is continuing or would result therefrom).

Notwithstanding any provision herein to the contrary, no Borrower Affiliate may make any payment of cash or distribution of any other property to any Insurance Subsidiary.

         8A.13    Negative Pledge Agreements. Except as set forth in SCHEDULE
6.10, create, incur, assume or suffer to exist any agreement, other than this Credit Agreement and the Credit Documents, that places any restrictions (a) upon the right of a Borrower Affiliate to sell, pledge or otherwise dispose of any material portion of its properties now owned or thereafter acquired other than as permitted herein, except for such restrictions imposed by federal or state securities laws, (b) upon the right of a Borrower Affiliate to sell, pledge or otherwise dispose of any Stock or Securities owned by it, or (c) upon the right or ability of any Subsidiary to pay dividends or make any other distributions on its Stock held by the Borrower, respectively, or to pay any obligation owed to the Borrower.

         8A.14    No Amendment of Documents. Enter into or permit to exist any amendment, modification or waiver to or termination of any of the Credit Documents, the Plan of Conversion, any Tax Sharing Agreement, any of the Management Agreements or the terms of the Borrower's Stock (including without limitation through an amendment of the Borrower's articles of incorporation), or the termination (other than any termination pursuant to the terms of any Employment Agreement) of any noncompetition, confidentiality or similar restrictive provisions of the Employment Agreements, except with the consent of the Required Lenders.

         8A.15    Fiscal Year. Change its fiscal year from a fiscal year ending on December 31 (it being understood that Bridgefield Employers shall change its fiscal year from one ending on March 31 to one ending on December 31, as contemplated by the Department).

         8A.16    Certain Investments. Permit the assets of any Insurance
Subsidiary to be invested at any time in violation of the following limitations:

                  (a) All investments shall be in compliance with the Insurance Code as applicable to each of the Insurance Subsidiaries as well as the applicable insurance laws and regulations of any other applicable jurisdiction relating to investments by each Insurance Subsidiary.

                  (b) No less than one hundred percent (100%) of any Insurance Subsidiary's investments in bonds or similar instruments (the "Bond Portfolio") shall be Investment Grade Securities; provided, however, that in the event any Investment Grade Securities become non-Investment Grade Securities while held by such Insurance Subsidiary ("Downgraded Investments"), such Subsidiary shall be permitted to hold such Downgraded Investments without regard to the foregoing limitation, but only to the extent that no more than one percent of the aggregate value of the Bond Portfolio is invested at any time in Downgraded Investments.

                  (c) No more than ten percent (10%) of the Invested Assets shall be invested, in the aggregate, in real estate, mortgages, or any Securities (including investments in Affiliates but excluding Investment Grade Securities); provided, however, that there shall be no limit on the amount that any Insurance Subsidiary may loan to or invest in the Borrower.

                  (d) No more than two percent (2%) of Invested Assets shall be invested, taking all forms of investment into account, in any single Issuer Group.

         8A.17    Hazardous Materials. The Borrower will not, and will not
permit or cause any Borrower Affiliate to, (a) permit any Hazardous Substances to be brought on to or located on any real property owned or operated by the Borrower or any Insurance Subsidiary, except in full compliance with all applicable Environmental Laws and then only as needed in connection with typical insurance business activities, or (b) violate any Environmental Law.


                                   ARTICLE IX

                                EVENTS OF DEFAULT

         9.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Credit Agreement, the Notes and the other Credit Documents:

                  (a) The Borrower shall fail to pay any principal or interest on the Loans, any fees or any other Obligations when due;

                  (b) The Borrower or any Borrower Affiliate shall fail or neglect to observe, perform or comply with any term, provision, condition or covenant contained in SECTIONS 3.1(e), 7.1, 7.2(b) 7.3(c), 7.4(a), 7.10, 7.15,
7.16 or in ARTICLE VIII OR VIIIA of this Credit Agreement; provided, however, that any Defaults arising under SECTIONS 8.1(a), 8.1(c), 8.3(a), 8.3(b), 8.3(c) and SECTION 8A.16 shall be subject to the cure period set forth in SECTION 9.1(c) below, and Defaults arising under SECTIONS 7.10, 8A.11 and 8A.13 shall also be subject to such cure period but only to the extent so provided in the last clause of SECTION 9.1(c);

                  (c) The Borrower shall fail or neglect to observe, perform or comply with any other term, provision, condition or covenant contained in this Credit Agreement, except those enumerated in SECTIONS 9.1(a) or 9.1(b) above, and the same is not cured to the Required Lenders' satisfaction within thirty (30) days after the Borrower acquires knowledge thereof (it being understood that any Defaults arising under any of SECTIONS 7.10, 8A.11 or 8A.13 shall be subject to the cure period contemplated by this paragraph (c) if and to the extent such Liens or restrictions are involuntary and not the result of affirmative conduct of a Borrower Affiliate);

                  (d) Any representation or warranty made in writing by or on behalf of any Borrower Affiliate in this Credit Agreement or the other Credit Documents or in any certificate, instrument or document delivered in connection herewith or therewith, or in connection with the transactions contemplated hereby or thereby, shall prove to have been false or incorrect in any material respect at the time as of which such representation or warranty was made;

                  (e) Any Borrower Affiliate shall fail to observe, perform or comply with any term, condition or covenant contained in any of the Credit Documents other than this Agreement, and such failure shall continue unremedied for any grace period specifically applicable thereto;

                  (f) Any Borrower Affiliate shall fail to pay when due, whether by scheduled maturity, acceleration or otherwise (taking into account any applicable grace period), any principal of, interest on or other amount payable in respect of any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $500,000; any other default or event of default shall occur under the terms of any agreement or instrument pursuant to which a Borrower Affiliate has incurred any such Indebtedness, the effect of which default or event of default is to accelerate, or permit acceleration of (after any applicable grace period, notice or lapse of time), the maturity of at least $500,000 in principal amount of such Indebtedness; or any such Indebtedness of a Borrower Affiliate shall be declared to be due and payable or required to be prepaid or redeemed (other than pursuant to a regular schedule therefor), purchased or defeased, or an offer to prepay, redeem, purchase or defease shall be required to be made, in each case prior to the stated maturity thereof;

                  (g) The institution of an action or proceeding by any Governmental Authority seeking to place any Borrower Affiliate under supervision, conservation or rehabilitation, or the appointment of a receiver of any such entity;

                  (h) Any Borrower Affiliate shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of all or a substantial part of its properties (or any of the Collateral), (iii) fail generally to pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due, (iv) make a general assignment for the benefit of creditors or (v) take any corporate action to authorize or approve any of the actions described above;

                  (i) Any involuntary petition or case shall be filed or commenced against a Borrower Affiliate seeking liquidation, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties (or any of the Collateral) or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which petition or case is not dismissed, bonded or discharged within sixty (60) days of the date of filing; or an order for relief (including, without limitation, the appointment of a custodian, trustee, receiver or similar official) shall be entered in any such proceeding, which order is not immediately stayed or made subject to other similar relief;

                  (j) Any Borrower Affiliate shall (i) cease to be Solvent, or (ii) be enjoined, restrained or in any way prevented by order of court or any other Governmental Authority from conducting all or any material part of its business affairs (except for the Discontinued Operations);

                  (k) Any one or more judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount in excess of $500,000 shall be entered or filed against any Borrower Affiliate or any of its respective properties, and all such judgments and processes shall not be paid, dismissed, vacated, stayed, discharged or bonded within thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder, and, if bonded, such bond (or a replacement bond) shall not continue in effect at all times until such judgment is dismissed or discharged;

                  (l) Any lien, levy or assessment, or notice thereof, shall be filed of record with respect to all or any portion of the assets of any Borrower Affiliate by the United States, or any department, agency or instrumentality thereof, or by any other Governmental Authority, including, without limitation, the Pension Benefit Guaranty Corporation; such lien, levy or assessment, taken together with all other Liens, levies or assessments then of record with respect to the assets of the Borrower Affiliates, taken as a whole, exceeds $500,000; and such lien, levy or assessment shall be executed upon or shall not be paid, dismissed, vacated, stayed, released, bonded or discharged within thirty (30) days after the same becomes a lien or, in the case of a lien involving ad valorem taxes, prior to the last day when payment may be made without penalty;

                  (m) Any one or more licenses, permits or authorizations now or hereafter held by any Borrower Affiliate shall be terminated, suspended or revoked or shall not be renewed, which terminations, suspensions, revocations or failures to renew would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

                  (n) Any Credit Document, at any time after execution and delivery thereof, shall for any reason cease to be a legal, valid and binding obligation of any Borrower Affiliate or other Affiliate that is a party thereto (including any party that becomes a party thereto after the Closing Date), enforceable against such party, or to give the Agent the rights, powers and remedies purported to be created thereby, including, without limitation, a valid, first priority perfected security interest in and lien upon all of the Collateral purported to be covered thereby, subject only to Permitted Liens, in each case unless any such cessation is due to any act or failure to act on the part of the Agent or any Lender;

                  (o) Any Subsidiary of the Borrower or any Person acting on behalf of any such Subsidiary shall deny or disaffirm such Subsidiary's obligations under the Guaranty;

                  (p) The occurrence of any of the following events that could reasonably be expected to have a Material Adverse Effect: (i) the happening of a Reportable Event (the reporting of which to the Pension Benefit Guaranty Corporation or the penalties applicable for failure to notify the Pension Benefit Guaranty Corporation of such Reportable Event have not been waived by the Pension Benefit Guaranty Corporation or by applicable regulations) with respect to any Employee Plan; (ii) the termination of any Pension Plan in a "distress termination" under the provisions of section 4041 of ERISA; (iii) the appointment of a trustee by an appropriate United States District Court to administer any Pension Plan; (iv) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any Pension Plan or to appoint a trustee to administer any such plan; and (v) the failure of the Borrower to notify the Agent promptly upon receipt by a Borrower Affiliate of any notice of the institution of any proceeding or any other actions that may result in the termination of any such plan;

                  (q) Either of the Pledge Agreements or either of the Security Agreements ceases, for any reason other than as a result of action taken or omitted to be taken by the Agent, to be in full force and effect;

                  (r) The cancellation, termination or expiration, prior to repayment in full of the Loans, of any one or more of the Management Agreements representing ten percent (10%) or more of the gross fee revenues paid in the aggregate to Summit Consulting, CICF, Summit Claims or Summit Loss, as appropriate, by the Funds under the Management Agreements, by Bridgefield Employers to the service providers under the Bridgefield Employers Management Agreements and by Bridgefield Casualty to Summit Consulting under the Bridgefield Casualty Management Agreement (as calculated on an annual basis);

                  (s) The ceasing of any person party to any Employment Agreement to be employed by the Borrower, if such person is not replaced within 90 days following such termination with a person reasonably acceptable to the Required Lenders; and

                  (t) The failure of any new reinsurer of any Insurance Subsidiary to carry a rating of "A-" or better by A.M. Best & Company, Inc.


                                    ARTICLE X

                   RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT;
                            INTERCREDITOR PROVISIONS

         10.1 Rights and Remedies. Upon and after the occurrence of any Event of Default, the Agent shall, upon request of the Required Lenders, by notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Credit
Agreement: (a) declare the Total Commitment terminated, whereupon the Revolving Credit Commitment of each Lender shall forthwith terminate immediately and any fees payable in respect thereof shall forthwith become due and payable without any other notice of any kind; (b) declare all or any part of the Obligations owing hereunder immediately due and payable, whereupon such Obligations shall become immediately due and payable without presentment, demand, protest, notice or legal process of any kind, all of which are hereby expressly waived by the Borrower and/or (c) exercise all of the rights and remedies of the Lenders under this Credit Agreement, the Guaranty, any of the Pledge Agreements, any of the Security Agreements, the other Credit Documents and applicable law), in order to satisfy all of the Borrower's Obligations, including, but not limited to, the enforcement of any or all liens and security interests created pursuant to the Credit Documents; provided, however, that all obligations shall automatically become due and payable upon the occurrence of an Event of Default pursuant to SECTIONS 9.1(g), (h) or (i) hereof.

         10.2 Rights and Remedies Cumulative; Non-waiver; Etc. The enumeration of the Lenders' rights and remedies set forth in this Credit Agreement is not intended to be exhaustive and the exercise by any Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the Credit Documents or under any other agreement between any of the Borrower Affiliates and any of the Lenders or which may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower and the Agent or any Lender or the agents or employees of either of them shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Default or Event of Default.

         10.3 Rights in Property Held by the Lenders. As additional security for the Obligations, the Borrower hereby assigns, transfers and sets over to the Agent, for the benefit of the Lenders, all of its right, title, and interest in and to, and grants the Agent, for the benefit of the Lenders, a lien on and a security interest in, all amounts that may be owing from time to time by any Lender or any of its Affiliates to the Borrower in any capacity, including without limitation any balance or share belonging to the Borrower, or any deposit or other account with such Lender or any of its Affiliates, which lien and security interest shall be independent of, and in addition to, any right of set-off that any Lender has under this Agreement or otherwise.

         10.4 Cross-collateralization; No Marshalling. The Collateral and all other collateral that the Lenders or any of them may at any time acquire from the Borrower or its Subsidiaries in connection with any of its Obligations under the Credit Documents shall constitute cross-collateral for all of its Obligations, without apportionment or designation as to any particular Obligation, and the Agent shall have the right, in its sole discretion, to determine the order in which the Lenders' rights in or remedies against such Collateral are to be exercised and which types of such Collateral or which portions of such Collateral are to be proceeded against and the order of application of proceeds of such Collateral as against particular Obligations of the Borrower. The Agent and the Lenders shall have no obligation to marshall any such Collateral or apply the same in any fashion.

         10.5 Set-off. The Borrower agrees that, in addition to any rights now or hereafter granted under applicable law or otherwise, the Agent and each of the Lenders shall have, and are hereby granted by the Borrower and authorized to exercise, all rights of set-off provided by applicable law (to the fullest extent thereof) and, in addition thereto, the Borrower agrees that at any time
(a) any payment or amount owing by the Borrower or any of its Subsidiaries under or in connection with this Credit Agreement or the Credit Documents is then due or (b) any Event of Default exists, each Lender or the Agent, without advance notice to the Borrower of any kind (any such notice being expressly waived by the Borrower), may set-off and apply to the payment of such payment or other amount any and all balances, credits, deposits, accounts or moneys (general or special, time or demand, provisional or final) at any time held and any other Indebtedness at any time owing by the Agent or any Lender to or for the credit or the account of the Borrower against any or all of the Obligations of the Borrower to the Agent or any Lender under this Credit Agreement or any other Credit Document, now or hereafter existing, whether or not such Obligations have matured. The Agent and each Lender agree promptly to notify the Borrower after any such set-off or application by it, provided that the failure to give such notice shall not affect the validity of such set-off or application.

         10.6 Intercreditor Provisions. (a) Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale, disposition or other realization upon all or any part of the Collateral (including any proceeds of Collateral) payable to the Agent, for the benefit of the Lenders, and all payments made to the Agent, for the benefit of the Lenders, under this Agreement, the Notes and any of the other Credit Documents, shall be applied by the Agent in the following order:

                           (i)      First, to the payment in full of all
reasonable costs and expenses incurred by the Agent in connection with the sale, disposition or other realization upon the Collateral, including, without limitation, out-of-pocket costs, court costs, attorneys' fees and all liabilities and advances incurred by the Agent in connection therewith, and all other fees, expenses and amounts due to the Agent hereunder and under the other Credit Documents;

                           (ii)     Second, to the payment in full of all
reasonable costs and expenses incurred by the Lenders in connection with the sale, disposition or other realization upon the Collateral, including, without limitation, out-of-pocket costs, court costs, attorneys' fees (to the extent actually incurred) and all liabilities and advances incurred by the Lenders in connection therewith, but only to the extent that such costs and expenses are required to be paid hereunder and under the other Credit Documents;

                           (iii)    Third, to the payment in full of all
interest with respect to the Obligations accrued and unpaid as of the date of the Agent's receipt of such proceeds, pro rata to each Lender based on the percentage that the amount of such interest owed to such Lender bears to the aggregate amount of such interest owed to all Lenders;

                           (iv)     Fourth, to the payment in full of all
remaining Obligations (including, without limitation, principal on the Loans) outstanding and unpaid as of the date of the Agent's receipt of such proceeds, pro rata to each Lender based on the percentage that the amount of such Obligations owed to such Lender bears to the aggregate amount of such Obligations owed to all Lenders; and

                           (v)      The balance, to the Borrower or to such
other Persons as may be required by law.

                  (b) Each Lender agrees that it shall not, unless specifically requested to do so by the Agent, commence or cause to be commenced against the Borrower any enforcement proceeding with respect to a Note or this Credit Agreement.


                                   ARTICLE XI

                          PAYMENT OF FEES AND EXPENSES

         11.1 Fees and Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, the Borrower shall be obligated:

                  (a) to pay or reimburse the Agent upon demand and after notice in accordance with SECTION 14.4 for all reasonable expenses (including, without limitation, reasonable attorneys' fees to the extent actually incurred) incurred or paid by the Agent in connection with: (i) the preparation, execution, delivery, interpretation, modification, syndication, amendment or termination of this Agreement or the other Credit Documents or any consent or waiver requested by the Borrower hereunder or thereunder; (ii) charges for appraisers, examiners, environmental consultants, auditors or similar Persons whom the Agent may engage with respect to rendering opinions concerning the financial condition of the Borrower and its Subsidiaries; and (iii) any commercially reasonable attempt to inspect, verify, protect, preserve, collect, sell, liquidate or otherwise dispose of the Collateral or any other assets of any Borrower Affiliate;

                  (b) to pay or reimburse the Agent and each Lender upon demand and after notice in accordance with SECTION 14.4 for all reasonable expenses (including, without limitation, reasonable attorneys' fees to the extent actually incurred, but excluding salaries of the Agent's or such Lender's regularly employed personnel and overhead) incurred or paid by the Agent or such Lender in good faith in connection with: (i) any litigation, contest, dispute, suit or proceeding or action (whether instituted by the Agent, the Lenders, or any of them, the Borrower or any other Person) in any way relating to this Agreement or the other Credit Documents or to the Borrower's or any Subsidiary's affairs (other than a dispute solely between or among the Lenders); (ii) any attempt by the Agent or such Lender to enforce any of its rights against the Borrower or any other Person that may be obligated to the Agent or such Lender by virtue of this Agreement or the other Credit Documents; and (iii) any refinancing or restructuring of the credit arrangement provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding;

                  (c) to pay and hold the Agent and each Lender harmless from and against any and all liability and loss with respect to or resulting from the nonpayment or delayed payment of any and all intangibles, documentary stamp and other similar taxes, fees and excises, if any, including any interest and penalties, that may be, or be determined to be, payable in connection with the transactions contemplated by this Agreement and the other Credit Documents or in any modification hereof or thereof; and

                  (d) to pay and hold the Agent and each Lender harmless from and against any and all finder's or brokerage fees and commissions that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents, other than any fees or commissions of finders or brokers engaged by the Agent or any Lender.

         11.2 Administrative Fee. Pay to the Agent the administrative fee in the amount and manner set forth in the supplemental fee letter, dated November 30, 1995, executed in connection with the Summit Holding Credit Agreement.


                                   ARTICLE XII

                                    THE AGENT

         12.1 Appointment. The Lenders hereby designate and appoint First Union as Agent to act as specified herein and in the other Credit Documents. Each Lender hereby authorizes, and each holder of any Note by the acceptance of such Note shall be deemed to authorize, the Agent to take such action as agent on its behalf under the provisions of this Agreement and the other Credit Documents and any other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Agent by the terms hereof or thereof and such other powers as are reasonably incidental thereto. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care.

         12.2 Nature of Duties. The Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Credit Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it or them as such hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

         12.3     Absence of Reliance on the Agent.

                  (a) Each Lender acknowledges that neither the Agent nor any of its officers, directors, employees or agents has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender.

                  (b) Each Lender acknowledges that, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed and may deem appropriate, (i) it has made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries in connection with its decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder.

                  (c) Except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Borrower, its Subsidiaries or any other Person that may come into its possession, whether before the making of the initial Loans or at any time or times thereafter.

                  (d) The Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower, its Subsidiaries or any other Person, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower, its Subsidiaries or any other Person or the existence or possible existence of any Default or Event of Default.

                  (e) The Agent shall be under no obligation or duty to take any action under this Agreement or any other Credit Document if taking such action (i) would subject the Agent to a tax in any jurisdiction where it is not then subject to a tax, (ii) would require the Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless the Agent receives security or indemnity satisfactory to it against any tax or other liability in connection with such qualification or resulting from the taking of such action in connection therewith or (iii) would subject the Agent to in personam jurisdiction in any location where it is not then so subject.

         12.4 Certain Rights of the Agent. If the Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received such instructions, and the Agent shall incur no liability by reason of so refraining. The Agent shall not be obligated to take any action hereunder or under any other Credit Document (a) if such action would, in the reasonable opinion of the Agent, be contrary to applicable law or this Agreement or the other Credit Documents, (b) if it shall not receive such advice or concurrence of the Required Lenders as it reasonably deems appropriate or (c) if it shall not first be indemnified to its satisfaction by the Lenders requesting such action against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender or holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

         12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, other than any Default or Event of Default arising out of the failure to pay any principal, interest, fees or other amounts payable to the Agent for the account of the Lenders, unless the Agent has received written notice from the Borrower or a Lender describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Agent shall have no obligation to notify the Lenders with respect thereto. Each Lender shall promptly give the Agent such a notice upon its actual knowledge of a Default or an Event of Default; provided, however, that the failure of any Lender to deliver such notice in the absence of gross negligence or willful misconduct shall not affect its rights hereunder or under the other Credit Documents.

         12.6 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, consent, certificate, telex, teletype or facsimile message, order or other documentary, teletransmission or telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         12.7 Indemnification. To the extent the Agent is not reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders will reimburse and indemnify the Agent, in proportion to their respective percentages as used in determining the Required Lenders, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including at any time following the indefeasible repayment in full of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, and in particular will reimburse the Agent for out-of-pocket expenses promptly upon demand by the Agent therefor; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements finally determined by a court of competent jurisdiction and not subject to any appeal (or pursuant to arbitration as set forth in SECTION 14.3) to have resulted from the Agent's gross negligence or willful misconduct.

         12.8 The Agent in its Individual Capacity. With respect to its Commitments, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers under the Credit Documents as any other Lender or holder of a Note and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any of its Subsidiaries or any of their respective Affiliates as if it were not performing the agency duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         12.9 Holders. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent.

Any request, authority or consent of any Person that, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

         12.10    Successor Agent. The Agent may resign at any time upon sixty
(60) days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Agent as provided hereinbelow. Upon any such notice of resignation, the Required Lenders (so long as no Default or Event of Default has occurred and is continuing, with the consent of the Borrower, which consent shall not be unreasonably withheld) will appoint from among the Lenders a successor Agent. If no successor Agent shall have been appointed within such sixty-day period, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders, who shall serve as Agent until such time, if any, as the Required Lenders shall have appointed a successor Agent as provided hereinabove. Upon the written acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Agent's resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. Until Borrower is duly notified of a successor Agent, all payments and notices provided to Agent shall be deemed duly made and given under this Agreement.

         12.11    Collateral Matters.

                  (a) The Agent is hereby authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Credit Documents that may be necessary to perfect and maintain perfected the liens upon the Collateral granted pursuant to the Credit Documents.

                  (b) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and indefeasible payment in full of all Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with a disposition permitted hereunder, (iii) constituting property in which neither the Borrower nor any Subsidiary owned any interest at the time such lien was granted or at any time thereafter or (iv) if approved, authorized or ratified in writing by the Lenders or the Required Lenders, as may be required with respect to any such release in accordance with SECTION 14.8. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release Collateral pursuant to this subsection (b).

         12.12 Non-receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower (any such party being herein called the "Payor") prior to the date on which such Payor is to make payment to the Agent of the proceeds of the Loan to be made by it hereunder (in the case of a Lender) or such Payor is to make a payment hereunder or under the Note to the Agent for the account of the Lenders (in the case of the Borrower), as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and, if such recipient is the Borrower and the Lender which is the Payor fails to pay the amount thereof to the Agent forthwith upon such demand, the Borrower) shall, on demand, repay to the Agent the amount made available to it, together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount, at a rate per annum equal to (a) in the case of the Borrower, the Default Rate, provided, that if the Borrower has to repay such amount through no fault of its own, the Borrower shall pay the Base Rate and (b) in the case of a Lender, for the first three (3) Business Days the rate set by interbank custom and practice for the correction of errors among banks and for every day thereafter the Default Rate.


                                  ARTICLE XIII

                          ASSIGNMENT AND PARTICIPATION

         13.1     Assignments.

                  (a) With the prior consent of the Agent and the Borrower, which consent shall not be unreasonably withheld, each Lender may assign to one or more other Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the outstanding Loans made by it and the Note or Notes held by it); provided, however, that (i) except in the case of an assignment to an Affiliate of such Lender or a Person that, immediately prior to such assignment, was a Lender, the amount of the Commitments of such assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to each such assignment) shall in no event be less than the lesser of (y) the aggregate Commitments of such Lender immediately prior to such assignment or (z) $5,000,000, (ii) each such assignment shall be to an Eligible Assignee, (iii) each such assignment shall be of an equal, pro rata percentage of such Lender's rights and obligations (including its Commitment) under each of the Term Loans and the Revolving Loans, and (iv) the parties to each such assignment will execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a processing fee of $3,000 to the Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein (a) the assignee thereunder shall be deemed a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of such Lender hereunder with respect thereto and (b) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree, with each other and with the other parties hereto, as follows: (i) other than as may be provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document or any other instrument or document furnished hereto or pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under this Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iv) such assignee will, independently and without reliance upon the Agent, the assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Credit Documents and any other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Agent by the terms hereof or thereof and such other powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) The Agent will maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Agent will, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the Commitment or Commitments assumed by it pursuant to such Assignment and Acceptance and, to the extent the assigning Lender has retained its Commitments hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment or Commitments retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the forms of EXHIBIT F or G, as appropriate.

         13.2 Participations. Each Lender may sell to one or more other Persons participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitments, the outstanding Loans made by it and the Note or Notes held by
it); provided, however, that (a) such Lender's obligations under this Agreement shall remain unchanged, (b) such Lender shall remain solely responsible for the performance of such obligations, (c) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (d) any such participation shall be in an amount of not less than $5,000,000, (e) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement (including, without limitation, all of its Commitments, the outstanding Loans made by it and the Note or Notes held by it),
(f) each such participation shall be of an equal, pro rata percentage of such Lender's rights and obligations (including its Commitments) under the Term Loans and the Revolving Loans, and (g) no Lender shall permit any participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document except as to actions of the type described in
SECTION 14.8(a). In the case of a participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents, the participant's rights against the granting Lender in respect of such participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, however, that each such participant shall have the rights of a Lender for purposes of SECTIONS 4.11, 4.12, 4.13,
10.2 and 10.5, and shall be entitled to the benefits thereto, to the extent that the Lender selling such participation would be entitled to such benefits if the participation had not been sold.

         13.3     Miscellaneous.

                  (a) The Agent and each Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant, or proposed assignee or participant, any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto.

                  (b) Nothing herein shall prohibit the pledging by any Lender of any Note to any Federal Reserve Bank in connection with borrowings from the Federal Reserve Bank (provided that any such pledge shall not affect the obligations of such Lender hereunder).


                                   ARTICLE XIV

                                  MISCELLANEOUS

         14.1 Survival of Agreements. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Borrower in connection with the transactions contemplated hereby shall survive the execution and delivery of this Credit Agreement and the other Credit Documents. No termination or cancellation (regardless of cause or procedure) of this Credit Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the parties hereto in any way with respect to (a) any transaction or event occurring prior to such termination or cancellation, (b) the Collateral or (c) any of the Borrower's undertakings, agreements, covenants, warranties and representations contained in this Credit Agreement and the other Credit Documents and all such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation until payment in full of the Obligations. The Borrower further agrees that to the extent the Borrower makes a payment or payments to the Lenders, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received by the Lenders.

         14.2 Governing Law; Consent to Jurisdiction. THIS AGREEMENT HAS BEEN EXECUTED, DELIVERED AND ACCEPTED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NORTH CAROLINA. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER. THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. THE BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

         14.3     Arbitration; Remedies.

                  (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any of the Credit Documents ("Disputes") between or among parties hereto or thereto shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transaction contemplated by this Agreement or any of the Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to any Hedge Agreements.

                  (b) Notwithstanding the foregoing, Borrower, Agent and Lenders agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Borrower, Agent and Lenders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under any Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

                  Borrower, Agent and Lenders agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

         14.4 Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails with postage prepaid, and addressed to the party to be notified as follows (it being understood that the below-described copies of notices being sent to Persons other than the parties to be notified shall not themselves constitute notice hereunder):

         If to the Borrower:    Summit Holding Southeast, Inc.
                                2310 A-Z Park Road
                                Lakeland, Florida 33801

                                 Attn:  William B. Bull
                                 Facsimile Number: (941) 665-2926
                                 Telephone Number: (941) 665-6060

         with copies to:         Alston & Bird, LLP
                                 One Atlantic Center
                                 1201 West Peachtree Street
                                 Atlanta, Georgia 30309-3424
                                 Attn:  Sidney J. Nurkin
                                 Facsimile Number: (404) 881-7777
                                 Telephone Number: (404) 881-7000

         If to the Agent at:     First Union National Bank of North Carolina
                                 One First Union Center, TW-10
                                 301 South College Street
                                 Charlotte, North Carolina 28288-0735
                                 Attn:  Agency Services
                                 Facsimile Number: (704) 383-0288
                                 Telephone Number: (704) 383-0281

         with copies to:         First Union National Bank of North Carolina
                                 One First Union Center, DC-5
                                 301 South College Street
                                 Charlotte, North Carolina 28288--0735
                                 Attn:  John E. Guenther
                                 Facsimile Number: (704) 383-7611
                                 Telephone Number: (704) 383-3560

                                 Robinson, Bradshaw & Hinson, P.A.
                                 101 North Tryon Street, Suite 1900
                                 Charlotte, North Carolina 28246
                                 Attn:  Haynes P. Lea
                                 Facsimile Number: (704) 378-4000
                                 Telephone Number: (704) 377-2536

and if to any Lender, at its address specified for such Lender on its signature page hereto or to such other address as each party may designate for itself by like notice, or shall be deemed to have been validly served, given or delivered on the date of delivery to such party at such address, if notice is given or delivered by hand, telex, telegram or facsimile transmitter.

         14.5 Indemnification of the Agent and the Lenders. From and at all times after the date of this Agreement, and in addition to the fees, costs and expenses payable under SECTION 11.1 and all of the Agent's and the Lenders' other rights and remedies, the Borrower agrees to indemnify, defend and hold harmless the Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") against any and all claims, losses, damages, liabilities, requirements, judgments, liens, costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys' fees and expenses (collectively, "Indemnified Costs"), actually incurred by or asserted against any such Indemnified Person from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, arising from or in connection with the negotiation, preparation, execution, breach, performance or enforcement of this Agreement, any of the other Credit Documents, the exercise of any right or remedy hereunder or thereunder, including, without limitation, the actual or alleged (a) generation, presence, transport, disposal or release of any Hazardous Substance by any Borrower Affiliate on, to, in, about or from any real property owned or operated by any Borrower Affiliate (currently or in the past), or (b) violation of any Environmental Law by any Borrower Affiliate, in any case whether or not any such Indemnified Person is a party to any such action, suit or proceeding or a subject of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person as finally determined pursuant to SECTION 14.3. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrower, as and when incurred and upon demand, and shall be additional Obligations hereunder.

         14.6 Waivers by the Borrower. Except as otherwise provided for in this Credit Agreement, the Borrower waives (a) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity and all other notices; (b) notice prior to taking possession or control of the Collateral or any bond or security that might be required by any court prior to allowing the Agent or any Lender to exercise any of the Lenders' remedies under this Credit Agreement or the other Credit Documents; and (c) the benefit of all valuation, appraisement and exemption laws.

         14.7 Assignment and Sale. The Borrower may not sell, assign or transfer this Credit Agreement, or the other Credit Documents or any portion thereof, including without limitation, the Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. The Borrower hereby consents to any of the Lenders' participation, sale, assignment, transfer or other disposition at any time or times hereafter of this Credit Agreement or the other Credit Documents or of the Borrower's Obligations, or of any portion hereof or thereof, including without limitation, such Lender's rights, title, interests, remedies, powers and duties hereunder or thereunder.

         14.8 Amendment or Waiver. Except as may be otherwise specifically set forth in this Agreement or the other Credit Documents, neither this Agreement nor any other Credit Document nor any provision hereof or thereof may be amended, modified, waived, discharged or terminated, and no consent to any departure by the Borrower from any provision hereof or thereof may be given, except in a writing signed by the Required Lenders; provided, however, that:

                  (a) no such amendment, modification, waiver, discharge, termination or consent shall, without the consent of each Lender holding Obligations directly affected thereby, (i) reduce the principal amount of, or rate of interest on, any Loan, or reduce any fees or other Obligations (other than fees payable to the Agent for its own account) or any obligations of any Person now or hereafter primarily or contingently liable with respect to the Obligations or (ii) postpone any date fixed for any payment of principal, interest (other than additional interest payable hereunder during the continuance of an Event of Default), fees (other than fees payable to the Agent for its own account) or any other Obligations;

                  (b) no such amendment, modification, waiver, discharge, termination or consent shall, without the consent of all Lenders, (i) increase the Commitments of any Lender (it being understood that a waiver of any Default or Event of Default or of any mandatory reduction in the Total Commitment shall not constitute such an increase), (ii) change the definition of "Required Lenders" or otherwise change the number or percentage of Lenders that shall be required for the Lenders or any of them to take or approve, or direct the Agent to take, any action hereunder, (iii) amend, modify or waive any of the provisions for extending, or take action to extend, the term of the (iv) amend any provision of this Section or of SECTIONS 4.11, 4.12, 4.13, 10.2 or 10.5,
(vi) release any of the Collateral or (vii) consent to the assignment or transfer by the Borrower, or by any other Person now or hereafter primarily or contingently liable with respect to the Obligations, of any of its rights and obligations under this Agreement or any of the other Credit Documents;

                  (c) no provision relating to the rights or obligations of the Agent under this Agreement or any of the other Credit Documents may be amended, modified or waived without the consent of the Agent.

         14.9 Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Credit Agreement.

         14.10 Entire Agreement. This Credit Agreement and the other documents, certificates and instruments referred to herein constitute the entire agreement between the parties and supersede and rescind any prior agreements relating to the subject matter hereof, including, without limitation, the Commitment Letter.

         14.11 Binding Effect. All of the terms of this Credit Agreement and the other Credit Documents, as the same may from time to time be amended, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the Borrower, the Agent and the Lenders. This provision, however, shall not be deemed to modify SECTION 14.7.

         14.12 Execution in Counterparts. This Credit Agreement may be executed in two or more counterparts, which when assembled shall constitute one and the same agreement.

         14.13 Conflict of Terms. The provisions of the exhibits hereto and the other Credit Documents and any schedule or annex hereto are incorporated in this Credit Agreement by this reference thereto. Except as otherwise provided in this Credit Agreement and except as otherwise provided in the other Credit Documents, if any provision contained in this Credit Agreement is in conflict with, or inconsistent with, any provision of the other Credit Documents, the provision contained in this Credit Agreement shall control.

         14.14 Injunctive Relief. The Borrower recognizes that in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Credit Agreement, any remedy of law may prove to be inadequate relief to the Lenders. The Borrower therefore agrees that the Lenders, if the Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         14.15 Termination. Upon the repayment in full of all of the Obligations, the Borrower shall have no further liability under this Agreement or any of the other Credit Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed in their corporate names by their duly authorized corporate officers as of the date first above written.


                                    SUMMIT HOLDING SOUTHEAST,
                                    INC.

                                    By:    /S/ WILLIAM B. BULL
                                       -----------------------------------------


                                    Title: President
                                          --------------------------------------






                             (signatures continued)

                                    FIRST UNION NATIONAL BANK OF
                                    NORTH CAROLINA, as Agent and as
                                    Lender


Term Loan Commitment:               By:    /S/ GAIL M. GOLIGHTLY
                                       -----------------------------------------


$10,396,590.92                      Title: Senior Vice President
                                          --------------------------------------

Revolving Credit Commitment:

$1,590,909.08                       First Union National Bank of North Carolina
                                    ABA # 053 000 219
                                    Charlotte, North Carolina
                                    Attention:  Syndications Agency Services
                                    R/C 5007 G/L# 465906

                                    Address for notices:

                                    First Union National Bank of North Carolina
                                    One First Union Center, TW-10
                                    301 South College Street
                                    Charlotte, North Carolina  28288-0735
                                    Attention: Agency Services
                                    Telecopy:  704/383-0288
                                    Telephone: 704/383-0281

                                    with a copy to:

                                    First Union National Bank of North Carolina
                                    One First Union Center, 5th Floor
                                    301 South College Street
                                    Charlotte, North Carolina  28288
                                    Attention: John E. Guenther
                                    Telecopy:  704/383-7611
                                    Telephone: 704/383-3560

                             (signatures continued)

                                    BANK ONE, TEXAS, N.A.


Term Loan Commitment:               By: /S/ D. KEITH THOMPSON
                                       -----------------------------

$7,426,136.36                       Title:  Assistant Vice President
                                          --------------------------

Revolving Credit Commitment:

$1,136,363.64                       Bank One, Texas, N.A.
                                    ABA # 111 000 614
                                    Dallas, Texas
                                    Attention: Vicki George
                                    Further Credit: # 010 990 4045
                                    Ref: Summit Holding Southeast, Inc.

                                    Address for notices:

                                    Bank One, Texas, N.A.
                                    1717 Main Street, 4th Floor
                                    Dallas, Texas 75201
                                    Attention: D. Keith Thompson
                                    Telecopy:  214/290-2332
                                    Telephone: 214/290-2303

                             (signatures continued)

                                    UNION BANK OF CALIFORNIA, N.A.


Term Loan Commitment:               By:    /S/ KRISTINE A. KASSELMAN
                                       -----------------------------------------


$7,426,136.36                       Title: Vice President
                                          --------------------------------------


Revolving Credit Commitment:

$1,136,363.64                       Union Bank of California, N.A.
                                    ABA # 122 000 496
                                    Monterey Park, California
                                    Wire Transfer Clearing Acct. # 070-196431
                                    Attention: Commercial Loan Operations
                                    Ref: Summit Holding Southeast, Inc.

                                    Address for notices:

                                    Union Bank of California, N.A.
                                    550 South Hope Street, 40230
                                    Third Floor
                                    Los Angeles, California 90071
                                    Attention:  Kristine A. Kasselman
                                    Telecopy:  213/243-3552
                                    Telephone: 213/243-3546




                             (signatures continued)

                                    SOUTHTRUST BANK OF ALABAMA,
                                    NATIONAL ASSOCIATION


Term Loan Commitment:               By:    /S/ TIMOTHY MANN
                                       -----------------------------------------


$7,426,136.36                       Title: Vice President
                                          --------------------------------------


Revolving Credit Commitment:

$1,136,363.64                       SouthTrust Bank of Alabama, National
                                    Association

                                    ABA # 062 000 080
                                    Birmingham, Alabama
                                    Attention: Florida Corporate
                                    Ref: Summit Holding Southeast, Inc.

                                    Address for notices:

                                    SouthTrust Bank of Alabama, National
                                    Association
                                    150 Second Avenue North, Suite 470
                                    St. Petersburg, Florida 33701
                                    Attention: Timothy Mann
                                    Telecopy:  813/898-5319
                                    Telephone: 813/824-8974

                                                                       EXHIBIT A
                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


         THIS ASSIGNMENT AND ACCEPTANCE (this "Assignment and Acceptance") is made this _____ day of ____________, ____, by and between ______________________
(the "Assignor"), and ___________________________ (the "Assignee"). Reference is
made to the Credit Agreement, dated as of ____________, 199_ (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"), among Summit Holding Southeast, Inc. (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and First Union National Bank of North Carolina, as Agent for the Lenders. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meaning.

         The Assignor and the Assignee hereby agree as follows:

         1. ASSIGNMENT AND ASSUMPTION. Subject to the terms and conditions hereof, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse and, except as expressly provided herein, without representation or warranty, that interest as of the Effective Date (as hereinafter defined) in and to all of the Assignor's rights and obligations under the Credit Agreement (in its capacity as a Lender thereunder), represented by the percentage interest or interests specified in
Item 4 of Annex I of the aggregated outstanding rights and obligations of the Lenders under the Credit Agreement with respect to the Commitments to which such percentage interest or interests correspond (each such assigned interest, an "Assigned Share"), including, without limitation, all rights and obligations of the Assignor with respect to the Note(s) held by the Assignor and the Assigned Share of the Loans. After giving effect to such sale and assignment, the Assignee's Commitments, and the aggregate outstanding principal amounts of the Loans owing to the Assignee, will be as set forth in Item 4 of Annex I.

         2. THE ASSIGNOR. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto, or the collectability of the Loans made thereunder, and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto.

         3. THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance, (ii) represents that (A) it has the full power and authority and has taken all action necessary to execute, deliver and perform its obligations under this Assignment and Acceptance and all other instruments incident hereto and (B) this Assignment and Acceptance constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with its terms, (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents and any other instruments and agreements referred to therein, and to exercise such powers and to perform such duties thereunder, as are specifically delegated to or required of the Agent by the terms thereof and such other powers as are reasonably incidental thereto, (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender, and (vi) specifies as its address for payments and notices the office set forth on Annex I hereto.

         4. EFFECTIVE DATE. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, an executed original hereof, together with all attachments hereto and the processing fee referred to in
SECTION 13.1(a) of the Credit Agreement, shall be delivered to the Agent. The effective date of this Assignment and Acceptance (the "Effective Date") shall be the later of (i) the date of acceptance hereof by the Agent or (ii) the date, if any, designated as the Effective Date in Item 5 of Annex I. As of the Effective Date, (y) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents, and (z) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents [and shall cease to be a party thereto](1).

         5. PAYMENTS; SETTLEMENT. From and after the Effective Date, the Agent will make all payments required to be made by it under the Credit Agreement in respect of each Assigned Share under the Credit Agreement (including, without limitation, all payments of principal, interest and fees in respect of the Assigned Share of all Loans and Commitments assigned hereunder) directly to the Assignee. Upon the Effective Date, and as a condition to the effectiveness of this Assignment and Acceptance, the Assignee will pay to the Assignor an amount, to be specified in writing by the Assignor to the Assignee, that represents the Assigned Share of the principal amount of all Loans that are outstanding under the Credit Agreement on the Effective Date and are being assigned to the Assignee hereunder, net of any closing costs. The Assignor and Assignee will be responsible for making between themselves all appropriate adjustments in payments due under the Credit Agreement in respect of the period prior to the Effective Date. [Notwithstanding any other provision of this Assignment and Acceptance, the Credit Agreement or any of the other Loan Documents, the Assignor shall be entitled to retain for its own account any fees that may have been paid or may be payable to the Assignor under the Credit Agreement or the other Loan Documents in a capacity other than as a Lender, including, to the extent applicable, as Agent.](2)


------------------------------
(1) Insert if Assignment and Acceptance covers all or the remaining portion of the Assignor's rights and obligations under the Credit Agreement.

(2)      Insert if First Union is the Assignor.

         6. GOVERNING LAW. This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of North Carolina (without regard to the conflicts of laws principles thereof).

         7. ENTIRE AGREEMENT. This Assignment and Acceptance, together with the Credit Agreement and the other Loan Documents, embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings of the parties, verbal or written, relating to the subject matter hereof.

         8. SUCCESSORS AND ASSIGNS. This Assignment and Acceptance shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

         9. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument.

         10. FURTHER ASSURANCES. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including, without limitation, the delivery of any notices to the Borrowers or the Agent which may be required in connection with the assignment contemplated hereby.

         11. NOTICES. All communications among the parties hereto and notices in connection herewith shall be in writing, hand-delivered or sent by ordinary mail or facsimile transmitter, addressed as follows: (a) if to the Assignor or the Assignee, at their respective addresses set forth on the signature pages hereof and (b) if to the Borrower or the Agent, at their respective addresses set forth on the signature pages of the Credit Agreement. All such communications and notices shall be effective upon receipt.

         12. INTEGRATION OF TERMS. This Assignment and Acceptance contains the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all oral statements and other writings with respect to the subject matter hereof.

         13. EXPENSES. Each party hereto agrees to bear its own expenses in connection with this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance.

         14. AMENDMENT. This Assignment and Acceptance may not be amended, waived or otherwise modified except by an instrument in writing signed by each party hereto.

         IN WITNESS WHEREOF, the parties have caused this Assignment and Acceptance to be executed by their duly authorized officers as of the date first above written.

                                    ASSIGNOR:

                                    --------------------------------

                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------

                                    ASSIGNEE:

                                    --------------------------------------------


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------

Accepted this _______ day of
______________, 19___:

FIRST UNION NATIONAL BANK OF
  NORTH CAROLINA, as Agent


By:
   ---------------------------
Title:
      ------------------------

                                     ANNEX I

1.       Borrower:  Summit Holding Southeast, Inc.

2.       Name and Date of Credit Agreement:

         Credit Agreement, dated as of __________ __, 199_, among Summit Holding Southeast, Inc. and certain Lenders from time to time parties thereto, and First Union National Bank of North Carolina, as Agent.

3.       Date of Assignment and Acceptance: ________________, 19___.

4.       Amounts (as of date of Item 3 above):

                               Aggregate                              Amount of
                                for all             Assigned           Assigned
                                Lenders             Share(3)            Share
                                -------             --------            -----
         Term Loans           $33,000,000                   %         $
                                                   ---------           ---------

         Revolving Loans      $ 5,000,000                   %         $
                                                   ---------           ---------

5.       Effective Date:



------------------------------
(3) Percentage taken to no more than four decimal places. This percentage shall be identical with respect to all of the Commitments and Loans of each Assignor in connection with any single Assignment and Acceptance.

5.      Effective Date:

6.      Addresses for Payments and Notices:

        Assignor:                   ____________________________________________
                                    ____________________________________________
                                    ____________________________________________
                                    Attention:__________________________________
                                    Telecopy:___________________________________
                                    Reference:__________________________________

        Assignee:                   ____________________________________________
                                    ____________________________________________
                                    ____________________________________________
                                    Attention:__________________________________
                                    Telecopy:___________________________________
                                    Reference:__________________________________

                                                                       EXHIBIT B
                                     FORM OF
                             COMPLIANCE CERTIFICATE

                       For [Fiscal Quarter] [Fiscal Year]
                             ended ________________.



                                                 Preparation Date: _____________


First Union National Bank of North Carolina,
  as Agent
One First Union Center, TW-10
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services

Re:      Credit Agreement dated as of __________ __, 199_

         THIS CERTIFICATE is given pursuant to SECTION 7.3(c) of the Credit Agreement, dated as of __________ __, 1997 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), by and among Summit Holding Southeast, Inc., a Florida corporation (the "Borrower"), various financial institutions which are, or may become, parties thereto (the "Lenders") and First Union National Bank of North Carolina, a national banking association having its principal place of business at 301 South College Street, Charlotte, North Carolina 28288, as agent for the Lenders (the "Agent").

         The undersigned hereby certifies to the Lenders that:

         1. He is the duly elected Chief Financial Officer of the Borrower.

         2. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries for the [Fiscal Quarter] [Fiscal Year] ending ____________, 19__, (the "Fiscal Period").

         3. The examination described in paragraph 2 above did not disclose, and the undersigned has no actual knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate. [, except as set forth below.

         Describe here or in a separate attachment any exceptions to paragraph 3 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Borrower has taken or proposes to take with respect thereto.]

         4. The figures set forth in Covenant Compliance Worksheet attached hereto as Attachment A accurately represent amounts required to be calculated under the various covenants of the Credit Agreement, each as of the last day of the Fiscal Period unless otherwise indicated.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of ___________, ____.



                                    [signature of CFO]
                                    ----------------------------------


                                    Name:
                                         ---------------------------------------
                                           Chief Financial Officer

                                  ATTACHMENT A
                          COVENANT COMPLIANCE WORKSHEET


------------------------------------------------------------------------------------------------
NET WORTH
(SECTION 8.1(a) OF THE CREDIT AGREEMENT):           REQUIRED TO BE NOT LESS THAN ___________(4)_
------------------------------------------------------------------------------------------------
(1)      Borrower's Net Worth                                                    $
                                                                                 ============

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
FIXED CHARGE COVERAGE RATIO
(SECTION 8.1(b) OF THE CREDIT AGREEMENT):           REQUIRED TO BE NOT LESS THAN ____ TO ____(5)
------------------------------------------------------------------------------------------------
(1)      Borrower Cash Flow for the Measurement Period
         (See Attachment B)                                                      $
                                                                                 ------------

(2)      Borrower's Historical Debt Service for such period
                                                                                 ------------

(3)      Amounts paid in respect of Series A preferred
         stock for such period                                                   ------------

(4)      Sum of Lines 2 and 3                                                    $
                                                                                 ------------

(5) Fixed Charge Coverage Ratio:
                  Divide Line 1 by Line 4
                                                                                 ============
------------------------------------------------------------------------------------------------




------------------------------
         (4) Complete the appropriate measure: (A) $70,000,000 at any time from and after the Closing Date through December 31, 1997; (B) $75,000,000 at any time from and after January 1, 1998 through December 31, 1998; and (C) $85,000,000 at any time from and after January 1, 1999 through December 31, 1999; and (D) $95,000,000 at any time thereafter

         (5) Complete the appropriate measure: (A) 1.05 to 1.10 for any Measurement Period ending on or before December 31, 1999, and (B) 1.15 to 1.0 for any Measurement thereafter; provided, that the Borrower shall not permit the Fixed Charge Coverage Ratio for any single fiscal quarter (beginning with the quarter ending March 31, 1997) to be less than 0.9 to 1.0.

------------------------------------------------------------------------------------------------
LEVERAGE RATIO
(SECTION 8.1(c) OF THE CREDIT AGREEMENT):           REQUIRED TO BE NOT MORE THAN ____ TO ____(6)
------------------------------------------------------------------------------------------------
(1)      Consolidated Indebtedness                                               $
                                                                                 ------------

(2)      Total Capitalization of Borrower

         (a)  Consolidated Indebtedness of Borrower                              $
                                                                                 ------------

         (b)  Consolidated Net Worth of Borrower

         (c)  Total Capitalization: Add Lines 2(a) and 2(b)                      $
                                                                                 ============

(3)      Leverage Ratio: Divide Line 1 by Line 2(c)
                                                                                 ============
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
FEE/COMMITMENT RATIO
(SECTION 8.2(a) OF THE CREDIT AGREEMENT):           Required to be not less than ____ to ____%(7)
------------------------------------------------------------------------------------------------
(1)      Total Fees                                                              $
                                                                                 ------------

(2)      Total Commitments                                                       $
                                                                                 ------------

(3)      Fee/Commitment Ratio: Divide Line 1 by Line 2
                                                                                 ============
------------------------------------------------------------------------------------------------



------------------------------
         (6) Complete the appropriate measure (A) .30 to 1.0 at the end of any fiscal quarter from and after the Closing Date through December 31, 1998, (B)
 .25 to 1.0 as of the end of any fiscal quarter thereafter through December 31, 1999 and (C) .20 to 1.0 as of the end of any fiscal quarter thereafter.

         (7) Complete the appropriate measure: (A) 1.35 to 1.0 for each fiscal quarter during the period from and after December 31, 1996 through March 31, 1997, (B) 1.45 to 1.0 for each fiscal quarter thereafter through December 31, 1997, (C) 1.50 to 1.0 for each fiscal quarter thereafter through December 31, 1998 and (D) 2.0 to 1.0 as of the end of any fiscal quarter thereafter.

------------------------------------------------------------------------------------------------
MINIMUM FEE INCOME
(SECTION 8.2(b) OF THE CREDIT AGREEMENT):                   REQUIRED TO BE AT LEAST $________(8)
------------------------------------------------------------------------------------------------
(1)        Total Fee Income                                                      $
                                                                                 ============

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
OPERATING LEVERAGE - INSURANCE SUBSIDIARIES
(SECTION 8.3(a) OF THE CREDIT AGREEMENT):           REQUIRED TO BE NOT MORE THAN ____ TO ____(9)
------------------------------------------------------------------------------------------------
(1)(a)   Net Written Premiums (Bridgefield Employers)                            $
                                                                                 ------------

   (b)   Net Written Premiums (Bridgefield Casualty)                             $
                                                                                 ------------

(2)(a)   Statutory Surplus (Bridgefield Employers)                               $
                                                                                 ------------

   (b)   Statutory Surplus (Bridgefield Casualty)                                $
                                                                                 ------------

(3)(a)   Operating Leverage (Bridgefield Employers)
         (Divide line (1)(a) by line (2)(a))                                     ============

   (b)   Operating Leverage (Bridgefield Casualty)
         (Divide line (1)(b) by line (2)(b))
                                                                                 ============
------------------------------------------------------------------------------------------------




------------------------------
         (8) Complete the appropriate measure: (A) $10,000,000 for each fiscal quarter from March 31, 1997 through December 31, 1997; (B) $12,000,000 for each fiscal thereafter through December 31, 1998; and (C) $14,000,000 for any fiscal quarter thereafter.

         (9) Complete the appropriate measure: (A) 3.0 to 1.0 for each fiscal year through the fiscal year ending December 31, 1998 and (B) 2.5 to 1.0 for each fiscal year thereafter.

-------------------------------------------------------------------------------------------------
RISK-BASED CAPITAL PERCENTAGE - INSURANCE SUBSIDIARIES
(SECTION 8.3(b) OF THE CREDIT AGREEMENT):                   REQUIRED TO BE NOT LESS THAN 150%(10)
-------------------------------------------------------------------------------------------------
(1)(a)   Total Adjusted Capital of Bridgefield Employers
             as of the end of the current fiscal year                            $
                                                                                 ------------

   (b)   Total Adjusted Capital of Bridgefield Casualty
             as of the end of the current fiscal year                            $
                                                                                 ------------

(2)      Company Action Level RBC
                                                                                 ------------

(3)(a)   Bridgefield Employers Risk Based Capital Percentage
        (Divide line (1)(a) by line (2) and multiply by 100%)                    ============

   (b)   Bridgefield Casualty Risk Based Capital Percentage
        (Divide line (1)(b) by line (2) and multiply by 100%)
                                                                                 ============
-------------------------------------------------------------------------------------------------




------------------------------
         (10) Tested only at year end.

-------------------------------------------------------------------------------------------------
STATUTORY NET WORTH
(SECTION 8.3(c) OF THE CREDIT AGREEMENT             REQUIRED TO BE NOT LESS THAN $___________(11)
-------------------------------------------------------------------------------------------------
(1) Statutory Surplus of Bridgefield Employers
           as of end of period                                                   $
                                                                                 ------------

(2) Statutory Surplus of Bridgefield Casualty
           as of end of period                                                   $
                                                                                 ------------

(3) Aggregate Statutory Surplus of Insurance Subsidiaries
           (Add lines (1) and (2))                                               $
                                                                                 ============


-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES - BORROWER AFFILIATES
(SECTION 8.4 OF THE CREDIT AGREEMENT)                       REQUIRED TO BE NOT MORE THAN $500,000
-------------------------------------------------------------------------------------------------
(1) Capital Expenditures for the period of four fiscal quarters
           ending as of the end of the current fiscal quarter                    $
                                                                                 ============
-------------------------------------------------------------------------------------------------




------------------------------
         (11) Complete the appropriate measure: (A) $45,000,000 for each fiscal quarter through December 31, 1997; (B) $50,000,000 for each fiscal quarter thereafter through December 31, 1998; (C) $55,000,000 for each fiscal quarter thereafter through December 31, 1999; and (D) $60,000,000 for each fiscal quarter thereafter.

                                  ATTACHMENT B
                          COVENANT COMPLIANCE WORKSHEET



(A)  BORROWER CASH FLOW

         (1)  EBITDA (Borrower-Stand Alone):                                              $
                                                                                          ----------

              (a) Borrower's Net Income for the applicable period                         +
                                                                                          ----------

              Additions to Net Income (in all cases without duplication):
              -----------------------------------------------------------

              (b) Borrower's Interest Expense for such period                             +
                                                                                          ----------

              (c) Taxes deducted from revenue in determining Net Income for such period

              (d) Depreciation and amortization for such period                           +
                                                                                          ----------

              (e) Total of Sources (sum of lines (a) through (d))                         $
                                                                                          ==========

              Deductions from Net Income to the extent included therein:
              ----------------------------------------------------------

              (f) Income distributed to Borrower by Bridgefield Employers for             (         )
                  such period                                                             ----------

              (g) Undistributed income of Insurance Subsidiaries for such period          (         )
                                                                                          ----------

              (h) EBITDA (Summit Holding) for such period (see line (2)(j) below)         (         )
                                                                                          ----------

              (i) Total of Deductions (sum of lines (f), (g) and (h))                     $

              (j) Total EBITDA (Borrower-Stand Alone)                                     $
                  (Subtract line (i) from line (e))                                       ==========

         (2)  EBITDA (Summit Holding):

              (a) Net income of Summit Holding and it Subsidiaries for the                $
                  applicable period                                                       ----------

              Additions to net income (without in all cases duplication):
              -----------------------------------------------------------

              (b) Interest expense of Summit Holding and its Subsidiaries for             +
                  the applicable period                                                   ----------

              (c) Taxes deducted from revenue in determining net income of                +
                  Summit Holding, pre-Closing Date                                        ----------

              (d) Payments made to Borrower by Summit Holding under the Tax               +
                  Sharing Agreement, subsequent to Closing Date                           ----------

              (e) Depreciation and amortization for such period                           +
                                                                                          ----------

              (f) Total sources (sum of lines (a) through (e))                            $
                                                                                          ==========

              Deductions from net income:
              ---------------------------

              (g) Income distributed to Summit Holding by any Insurance Subsidiary        (         )
                                                                                          ----------

              (h) Undistributed income of any Insurance Subsidiaries                      (         )
                                                                                          ----------

              (i) Total deductions (sum of lines (g) and (h))                             $
                                                                                          ==========

              (j) Total EBITDA (Summit Holding)                                           $
                  (subtract line (i) from line (f))                                       ==========

         (3)  Amount of dividends paid to Borrower by Bridgefield Employers               $
                                                                                          ----------

         (4)  Amount of tax sharing payments made to Borrower by Bridgefield
              Employers                                                                   $
                                                                                          ----------

         (5)  Amount of non-cash expenses and charges reducing income of Summit           $
              Holding, without duplication                                                ----------

         (6)  Total of sources                                                            $
              (Sum of lines (1)(j), (2)(j), (3), (4) and (5))                             ----------

         (7)  Capital Expenditures for such period                                        $
                                                                                          ----------

         (8)  Amount of cash taxes paid by Borrower during period                         $
                                                                                          ----------

         (9)  Amount of non-cash expenses or other charges increasing net income          $
              of Summit Holding, without duplication                                      ----------

         (10) Total of Deductions (Sum of lines (7), (8) and (9))                         $
                                                                                          ----------

         (11) Total Borrower Cash Flow                                                    $
              (Subtract line (10) from line (6))                                          ==========

                                                                       EXHIBIT C

----------------------------------------------------------------------------------------------------
                                    EXCESS CASH FLOW CALCULATION


FOR THE FISCAL YEAR ENDED _______________, _____ (THE "FISCAL YEAR")

----------------------------------------------------------------------------------------------------

(All figures are for the Borrower and its Subsidiaries for the Fiscal Year on a consolidated basis.)
(1)     Borrower Cash Flow (per Compliance Certificate as of December 31 of
        Fiscal Year)

(2)     Uses of cash flow:

        (a)    Principal payments and prepayments actually made by the Borrower
               in respect of the Term Loans                                               $
                                                                                          ---------

        (b)    Principal payments and prepayments actually made by the Borrower in respect of the Revolving Loans to the extent such payments
               permanently reduce the Revolving Credit Commitment                         $
                                                                                          ---------

        (c)    Interest and Fees in respect of the Loans                                  $
                                                                                          ---------

        (d)    Prepaid Reinsurance premium for (and only for) next fiscal quarter         $
                                                                                          ---------

        (e)    Sum of uses: Add Lines 2(a), 2(b), 2(c) and 2(d)                           $
                                                                                          =========
(3)     Excess Cash Flow: Subtract Line 4(e) from Line 1                                  $
                                                                                          =========
(4)     Amount of Excess Cash Flow prepayment (multiply line (3)(e) by .75)               $
                                                                                          =========
---------------------------------------------------------------------------------------------------

                                                                       EXHIBIT D
                                     FORM OF
                          INTEREST RATE ELECTION NOTICE


                                     [Date]



First Union National Bank
  of North Carolina, as Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608

Attention: Syndication Agency Services


Ladies and Gentlemen:

         Pursuant to the provisions of the Credit Agreement, dated as of __________ __, 199_ (the "Credit Agreement"), and the other Credit Documents made by and between the undersigned, as Borrower, and you, as agent for the lenders named therein (the "Lenders") and the Lenders, this Interest Rate Election Notice is being delivered as required under [SECTION 3.1(b)/4.6] of the Credit Agreement. All terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

         Effective on _________________ [specify date]12, we hereby elect to enter into a __________________________ [specify whether new Loan or continuation or conversion of an existing Loan] of $__________ [specify amount to be loaned, continued or converted] [of the _______________________________________________________ [if a continuation or






------------------------------
         (12) Shall be a Business Day at least one Business Day after the date hereof (in the case of any conversion of LIBOR Loans into Base Rate Loans) or at least three Business Days after the date hereof (in the case of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans), and additionally, in the case of any conversion of LIBOR Loans into Base Rate Loans, or continuation of LIBOR Loans, shall be the last day of the Interest Period applicable thereto.

conversion, identify Loan to be continued or converted by type, date and amount] Loan currently outstanding]. Interest on the ____________ [specify new, continued or converted] Loan shall be determined by reference to the _____________________ [specify either "Adjusted LIBOR Rate" or "Adjusted Base Rate"] [and shall be for an Interest Period of _________________ [if a LIBOR Loan, specify period of LIBOR Loan, which may be either one, two or three month(s)]].

         The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the effective date of the above-referenced [new Loan/continuation/conversion]:

                  (A) Each of the representations and warranties contained in ARTICLE VI of the Credit Agreement and in the other Loan Documents are and will be true and correct before and after giving effect to the [new Loan/continuation/conversion], as though made on each such date (except to the extent any such representation or warranty relates solely to a prior date); and

                  (B) No Default or Event of Default has occurred and is continuing or would result therefrom.


                                    Very truly yours,

                                    SUMMIT HOLDING SOUTHEAST, INC.


                                    By:
                                       -----------------------------------

                                    Title:
                                          --------------------------------

                                                                       EXHIBIT E
                                     FORM OF
                               NOTICE OF BORROWING


                                     [Date]



First Union National Bank
  of North Carolina, as Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608

Attention: Syndication Agency Services


Ladies and Gentlemen:

         The undersigned, Summit Holding Southeast, Inc. (the "Borrower"), refers to the Credit Agreement, dated as of __________ __, 199_, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and you, as Agent for the Lenders (as amended, modified, supplemented or restated from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to SECTION 3.1(b) of the Credit Agreement, hereby gives you irrevocable notice that the undersigned hereby requests a Borrowing under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by SECTION 3.1(b) of the Credit Agreement:

                  (i) The aggregate principal amount of the Proposed Borrowing is $_______________.

                  (ii) The Business Day of the Proposed Borrowing is _______________ (the "Borrowing Date").13

Enclosed herewith is an Interest Rate Election Notice with respect to the Proposed Borrowing.

         The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the Borrowing Date:

                  (A) Each of the representations and warranties contained in ARTICLE VI of the Credit Agreement and in the other Credit Documents are and will be true and correct before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on each such




------------------------------
         (13) Shall be a Business Day at least one Business Day after the date hereof (in the case of Base Rate Loans) or at least three Business Days after the date hereof (in the case of LIBOR Loans).

         date (except to the extent any such representation or warranty relates solely to a prior date); and

                  (B) No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom.


                                    Very truly yours,

                                    SUMMIT HOLDING SOUTHEAST, INC.


                                    By:
                                       -----------------------------------

                                    Title:
                                          --------------------------------

                                                                       EXHIBIT F
                              REVOLVING CREDIT NOTE


$_______________                                            __________ __, 199__
                                                       Charlotte, North Carolina

         FOR VALUE RECEIVED, SUMMIT HOLDING SOUTHEAST, INC., a Florida corporation (the "Borrower"), hereby promises to pay to the order of

         _______________________________________________________________ (the
"Lender"), at the offices of First Union National Bank of North Carolina (the "Agent") located at One First Union Center, 301 South College Street, Charlotte, North Carolina 28288-0735 (or at such other place or places as the Agent may designate), the principal sum of up to

         ___________________ AND ____/100 DOLLARS ($______________), or such lesser amount as may constitute the unpaid principal amount of Revolving Loans advanced by the Lender and outstanding under that certain Credit Agreement dated __________ __, 199_, by and among the Borrower, the Agent and the Lenders party thereto (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), under the terms and conditions of this promissory note (this "Revolving Credit Note") and the Credit Agreement. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Revolving Credit Note at the rates provided in the Credit Agreement and to pay all other Obligations when due.

         This Revolving Credit Note is one of a series of Notes referenced in the Credit Agreement and issued to evidence the Revolving Line of Credit made by the Lenders pursuant to Article III of the Credit Agreement, which Notes replace and supersede the revolving credit notes issued pursuant to the Summit Holding Credit Agreement (as defined in the Credit Agreement).

         The defined terms in the Credit Agreement are used herein with the same meanings given them in the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Revolving Credit Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Revolving Credit Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions for the maturity, payment, prepayment and acceleration of this Revolving Credit Note.

         In the event of an acceleration of the maturity of this Revolving Credit Note, this Revolving Credit Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Revolving Credit Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay all Obligations, including without limitation all reasonable attorneys' fees and expenses actually incurred in connection with collection of the Obligations.

         This Revolving Credit Note has been executed and delivered in Charlotte, North Carolina and shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed by its duly authorized corporate officers as of the day and year first above written.


                                    SUMMIT HOLDING SOUTHEAST, INC.


                                    By:
                                       ----------------------------------

                                    Title:
                                          -------------------------------



                                    Tax Identification Number: ____________

                                                                       EXHIBIT G
                                     FORM OF
                                    TERM NOTE


$_______________                                         ____________ ___, 199__
                                                       Charlotte, North Carolina

         FOR VALUE RECEIVED, SUMMIT HOLDING SOUTHEAST, INC., a Florida corporation (the "Borrower"), hereby promises to pay to the order of

         _________________________________________________________________ (the
"Lender"), at the offices of First Union National Bank of North Carolina (the "Agent") located at One First Union Center, 301 South College Street, Charlotte, North Carolina 28288-0735 (or at such other place or places as the Agent may designate), the principal sum of

         ________________________ AND ___/100 DOLLARS ($______________), under that certain Credit Agreement dated __________ __, 199_, by and among the Borrower, the Agent and the Lenders party thereto (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), under the terms and conditions of this promissory note (this "Term Note") and the Credit Agreement. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Term Note at the rates provided in the Credit Agreement and to pay all other Obligations when due.

         This Term Note is one of a series of Notes referenced in the Credit Agreement and issued to evidence the Term Loan made by the Lenders pursuant to
Article II of the Credit Agreement, which Notes replace and supersede the revolving credit notes issued pursuant to the Summit Holding Credit Agreement.

         The defined terms in the Credit Agreement are used herein with the same meanings given them in the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Term Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Term Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions for the maturity, payment, prepayment and acceleration of this Term Note.

         In the event of an acceleration of the maturity of this Term Note, this Term Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay all Obligations, including without limitation all reasonable attorneys' fees and expenses actually incurred in connection with collection of the Obligations.

         This Term Note has been executed and delivered in Charlotte, North Carolina and shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

         IN WITNESS WHEREOF, the Borrower has caused this Term Note to be executed by its duly authorized corporate officers as of the day and year first above written.


                                    SUMMIT HOLDING SOUTHEAST, INC.


                                    By:
                                       ----------------------------------

                                    Title:
                                          -------------------------------



                                    Tax Identification Number: __________

                                  SCHEDULES TO

                                CREDIT AGREEMENT

                                      among

                         SUMMIT HOLDING SOUTHEAST, INC.

                            THE LENDERS NAMED HEREIN,

                                       AND

                            FIRST UNION NATIONAL BANK
                                OF NORTH CAROLINA
                                    as Agent

                            Dated as of May 28, 1997

                                  SCHEDULE 6.3

                             Claims Against Borrower


         Summit Holdings and its Subsidiaries, serving in their capacity as agents for or administrators of the various Funds that are administered by Summit Holdings and its Subsidiaries, appear as parties in lawsuits arising in the ordinary course of business of such Funds involving adjudication of claims, collection of premiums and similar matters. Neither Summit Holdings nor any of its Subsidiaries is a party to any lawsuit directed against Summit Holdings or any such Subsidiary in its individual capacity or against its assets.

                                  SCHEDULE 6.4

                                      Taxes


         The federal income tax returns of Summit Holding for the tax years ending December 31, 1993, December 31, 1994 and December 31, 1995 and for the period ending January 12, 1996 are being audited by the Internal Revenue Service. Based upon advice from the Borrower's tax advisers, Ernst & Young, LLP, who are representing the Borrower in connection with this audit, the Borrower believes that the probable result of such audit could not reasonably be expected to have a materially adverse effect on the financial condition of the Borrower and its Subsidiaries taken as a whole.

                                  SCHEDULE 6.6

                Compliance; Jurisdictions of Borrower Affiliates


         Bridgefield Casualty is a party to that certain Consent Order with the Florida Department of Insurance dated January 9, 1996 which order restricts, among other things, the Insurance Subsidiary's ability to pay dividends. Subject to the foregoing Consent Order, Bridgefield Casualty is licensed to transact business in the State of Florida in connection with the insurance and reinsurance of workers' compensation claims. Upon the effectiveness of the Conversion, the foregoing Consent Order will be supplanted by the Consent Order (as defined in the Credit Agreement), and subject to the Consent Order, Bridgefield Employers is licensed to transact business in the State of Florida in connection with the insurance and reinsurance of workers' compensation claims.

         U.S. Employers is licensed to transact business in the Cayman Islands in connection with reinsurance of workers' compensation claims.

                                  SCHEDULE 6.9

                               Insurance Policies


1. The Borrower and its Subsidiaries are insured by FRF, LRA and KRF for workers' compensation claims in the states of Florida (coverage number 0520-11563, 0999-02345 and 0214-00798, respectively) Louisiana and
         Kentucky for the following amounts: Statutory (Each Accident), $100,000 (Disease-Each Employee), $500,000 (Disease Policy Limit), respectively.

2. The Borrower and its Subsidiaries have Commercial Property Coverage with Scottsdale Insurance Company (Policy No. CFS 0122972) for Building and Personal Property Damage for the replacement value of the property.

3. The Borrower and its Subsidiaries have Commercial Crime Coverage with National Union Fire Insurance Company (Policy No. 4849613) for the following items and amounts:

                  Employee Dishonesty $10,000,000
                  Computer Fraud $10,000,000
                  Forgery or Alteration $10,000,000
                  Theft, Disappearance and Destruction $1,000,000
                  Robbery and Safe Burglary $1,000,000
                  Property other than Money and Securities $1,000,000

4. The Borrower and its Subsidiaries have insurance with Chubb Custom Insurance Company and Allstate Insurance Company (Policy No. 98-7947-20-08) and 049665573, respectively for Commercial General, Liability and .

5. The Borrower and its Subsidiaries have a $500,000 limit comprehensive property coverage policy with Hartford Steam Boiler Inspection and Insurance Company (Policy No. FBP-AT-9443803-00).

6. The Borrower and its Subsidiaries have a property insurance with Hartford Steam Boiler Inspection and Insurance Company for data processing equipment (Policy No. CSI-AT-9443804-02).

7. The Borrower and its Subsidiaries have insurance with American National Fire for Catastrophe Liability (Policy No. EXX 868869203); $10,000,000 limit.

8. The Borrower and its Subsidiaries have Employment Related Practices Liability Insurance with Fireman's Fund Insurance Company (Policy No. CEP02967629) $1,000,000 limit.

9. The Borrower maintains a $2,000,000 key man life insurance policy with Jackson National Life Insurance Company, Policy No. 0021180510, on William B. Bull.

10. Summit Consulting maintains life insurance on William B. Bull in a face amount of $7,100,000.

11. Summit Consulting maintains life insurance on Allen C. Bennett in a face amount of $1,500,000.

12. Summit Consulting maintains life insurance on Russell L. Wall in a face amount of $1,500,000.

13. Summit Consulting maintains blanket automobile insurance under a policy with General Accident Insurance Company Policy No. BA0252010.

                                  SCHEDULE 6.10

                             Ownership of Properties



         None.

                                  SCHEDULE 6.11

                           Borrower Affiliate Offices


The Borrower and its Subsidiaries occupy space leased by Summit Consulting in Lakeland Florida. The principal address of the corporate campus is:

                  2310 A-Z Park Road
                  Lakeland, Florida

Summit Consulting leases space in Baton Rouge, Louisiana. The address is:

                  9434 Interline Avenue
                  Baton Rouge, Louisiana

Summit Consulting leases space in Lexington, Kentucky. The address is:

                  1018 New Circle Road, NE
                  Suite 105
                  Lexington, Kentucky

Summit Claims leases space in Fort Lauderdale, Florida. The address is:

                  100 West Cypress Creek Road, Suite 955
                  Fort Lauderdale, Florida

                                  SCHEDULE 6.13

                               Borrower Affiliates


         None, other than (a) the directors and executive officers of the Borrower and its Subsidiaries and (b) as disclosed in items 1 an 2 of Schedule 8A.9.

                                  SCHEDULE 6.15

                                 Employee Plans


         1.       The Approved Stock Plan.
         2.       Summit Consulting, Inc. Retirement Plan.
         3.       Summit Consulting, Inc. Flexible Benefits Plan.

                                  SCHEDULE 6.21

                              Environmental Matters


         The real property, the possession of which is pursuant to the leases described in items #1 through #9 on Schedule 6.28 constitute all the Realty.

                                  SCHEDULE 6.22

                                 Certain Assets


Trademarks

         The following trademarks are owned or licensed by the Borrower and its Subsidiaries and have been registered with the U.S. Patent and Trademark office:

                  1.       AuditWorx (reg. no. 1,762,570)

                  2.       Summit (reg. no. 1,669,724)

                  3.       Compformation (reg. no. 1,673,646)

                  4.       Smart (no. 74-649,827 (pending))


The following is a list of all trademarks that are owned or licensed for the Borrower and its Subsidiaries and have been registered with the State of
Florida:

                  1.       Good Health Trust & Design (reg. no. 294A00044034)

                  2.       The Claims Center (reg. no. 393A00127852)


Service Marks

Summit Logo (serial no. 741 119972; registration pending)


Copyrights

AuditWorx 2.01 (reg. no.  TX 3 189 459; for computer software)

                                  SCHEDULE 6.28

                               Material Contracts


1. Sublease Agreement dated as of May 20, 1992 between Pitney Bowes Inc., as sublessor, and Summit Consulting, Inc. as sublessee (for the premises located at 9434 Interline Avenue, Baton Rouge, Louisiana), as modified by that certain letter dated July 31, 1995 between Summit Consulting, Inc. and Pitney Bowes Inc. (whereby Summit Consulting, Inc. exercises a three year extension option)

2. Lease Agreement dated as of September 20, 1989 between Knight Trade Centre South Acquisition Corp., as lessor, and Summit Claims Management, Inc., as lessee (for the premises located at 100 West Cypress Creek Road, Suite 975, Fort Lauderdale, Florida), as modified by that certain Addendum I between Knight Trade Center South Acquisition Corp. and Summit Claims Management, Inc., as amended by that certain Amendment Agreement dated July 31, 1991 between Cypress Broward Trade Centre, Inc. and Summit Claims Management, Inc., and as modified by that certain Addendum I dated July 19, 1995 between Cypress Broward Trade Centre, Inc. and Summit Claims Management, Inc.

3.       Lease Agreement dated March 27, 1990 between C. C. Dockery and Thomas
         S. Petcoff, as lessors, and Summit Consulting, Inc., as lessee (for the premises located on lots 1, 2, 3 and 4 at 2330 and 2340 A-Z Park Road, Lakeland, Florida), as extended by that certain Lease Agreement dated April 7, 1992 between C.C. Dockery and Thomas S. Petcoff, as lessors, and Summit Consulting, Inc., as lessee (included in this Schedule as item number 5).

4. Lease Agreement dated April 7, 1992 between C.C. Dockery and Thomas S. Petcoff, as lessors, and Summit Consulting, Inc., as lessee (for the premises located on lots 5, 6, 7 and 8 at 2026 and 2036 Crystal Wood Drive, Lakeland, Florida).

5. Lease Agreement dated May 30, 1990 between C.C. Dockery and Thomas S. Petcoff, as lessors, and Summit Consulting, Inc., as lessee (for the premises located on lots 11 and 12 at 2025 Crystal Park Drive, Lakeland, Florida), as extended by that certain Lease Agreement dated April 7, 1992 between C.C. Dockery and Thomas S. Petcoff, as lessors, and Summit Consulting, Inc., as lessee (included in this Schedule as item number 5).

6.       Lease Agreement dated December 6, 1988 between C.C. Dockery and Thomas
         S. Petcoff, as lessors, and Summit Consulting, Inc., as lessee (for the premises located on lots 9, 10, 13, 14, 15 and 16 at 2310 A-Z Park Road, 2111 Crystal Wood Drive, 2320 A-Z Park Drive, and 2015 Crystal wood Drive, all in Lakeland, Florida), as amended by that certain Amendment to Lease Agreement dated March 27, 1990 between C.C. Dockery and Thomas S. Petcoff, as lessors, and Summit Consulting, Inc., as lessee, and as extended by that certain Lease Agreement dated April 7, 1992 between C.C. Dockery and Thomas S. Petcoff, as lessors, and Summit Consulting, Inc., as lessee (included in this Schedule as item number
         5).

7. Sublease Agreement dated April 7, 1992 between Summit Consulting, Inc., as sublessor, and Dockery Management corporation, as sublessee (for the premises located at Building 8 at 2026 Crystal Wood Drive, Lakeland, Florida).

8. Lease Agreement dated December 4, 1996 between B.L. Radden & Son, as lessor, and Summit Consulting, Inc. (for the premises located at 1018 New Circle Road, NE, Suite 105, Lexington, Kentucky).

9. Lease dated November 13, 1990 between John Andras, as lessor, and Summit Consulting, Inc., as lessee (for the premises located at Lot #3, 2033 Edenfield Place, Lakeland, Florida), as modified by that certain letter dated November 30, 1993 between Summit Consulting, Inc. and Mr. John Andras (whereby Summit Consulting, Inc. agrees to a three year lease extension), and as modified by that certain letter dated July 28, 1995 between John J. Andras and Summit Consulting, Inc. (whereby John Andras informs Summit Consulting, Inc. that he has sold the property to Anchor Investment).

10. Administrator's Agreement dated August 9, 1995 between Kentucky Retail Federation Self Insurers Fund and Summit Consulting, Inc. (for administrative services).

11. Letter of Agreement dated June 8, 1995 between Professional Review Network and Summit Claims management, Inc., related to that certain Letter of Intent dated May 15, 1995 between Professional Review Network and Summit Claims Management, Inc., (for rehabilitation services).

12. Administrator's Contract dated March 30, 1978 between C.C. Dockery, President of Summit Consulting, Inc., and Associated Industries of Florida Self-Insurers Fund, as modified by that certain Addendum dated July 26, 1978 between Associated Industries of Florida Self Insurers Fund and Summit Consulting, Inc., as modified by that certain Addendum dated January 9, 1980 between Associated Industries of Florida Self-Insurers Fund and Summit Consulting, Inc., as modified by that certain Assignment and Acceptance dated July 15, 1982 between C.C. Dockery and Summit Consulting, Inc., and as modified by that certain Addendum Acknowledging Name Change dated October 15, 1987 between Summit Consulting, Inc. and Bridgefield Employers (for administrative services).

13. Contract dated January 1, 1980 between C.C. Dockery, President of Summit Loss Control Services, Inc. and Associated Industries of Florida Self-Insurers Fund, as modified by that certain Addendum Acknowledging Name Change dated October 15, 1987 between Summit Loss Control Services, Inc. and Bridgefield Employers (for loss control programs and safety engineering services).

14. Agreement dated January 1, 1994 between Bridgefield Employers and Summit Claims Management, Inc. (for administrative services).

15. Managing General Agent Agreement, dated May 28, 1997, between Bridgefield Employers and Summit Consulting, Inc.

16. Administrator's Contract dated December 1, 1978 between Florida Retail Federation Self Insurers Fund and C.C. Dockery, President of Summit Consulting, Inc., as modified by that certain Assignment and Acceptance dated July 15, 1982 between C.C. Dockery and Summit Consulting, Inc., as modified by that certain Addendum dated December 9, l982 between Florida Retail Federation Self Insurers Fund and Summit Consulting, Inc., and as modified by that certain Addendum dated August 22, 1985 between Florida Retail Federal Self Insurers Fund and Summit Consulting, Inc. (for administrative services).

17. Contract dated January 1, 1982 between Summit Loss Control Services, Inc. and Summit Consulting, Inc. (for safety engineering and loss control services to Florida Retail Federation Self Insurers Fund).

18. Licensing and Royalty Agreement dated July 1, 1985 between Florida Retail Federation and Summit Consulting, Inc. (for use of logo in exchange for payment of royalty).

19. Administrator's Contract dated March 23, 1982 between Louisiana Employers Safety Association Self Insurers Fund and Summit Consulting, Inc., as modified by that certain Addendum dated August 1, 1982 between Louisiana Employers Safety Association, Inc. and Summit Consulting, Inc. (for administrative services).

20. Contract between Summit Loss Control Services, Inc. and Summit Consulting, Inc. (for safety engineering and loss control services to Louisiana Employers Safety Association Self Insurers Fund).

21. Administrator's Contract dated June 24, 1980 between Louisiana Retailers Association Self Insurers Fund and Summit Consulting, Inc., as modified by that certain Addendum dated February 10, 1983, between Louisiana Retailers Association Self Insurers Fund and Summit Consulting, Inc., and as modified by that certain Amendment dated June 5, 1985, between Louisiana Retailers Association Self Insurers Fund and Summit Consulting, Inc. (for administrative services).

22. Contract dated January 1, 1982 between Summit Loss Control Services, Inc. and Summit Consulting, Inc. (for safety engineering and loss control services to Louisiana Retailers Association Self Insurers
         Fund).

23. Licensing and Royalty Agreement dated June 1, 1985 between Louisiana Retailers Association and Summit Consulting, Inc. (for use of logo in exchange for payment of royalty).

24. Nonsolicitation Agreement dated as of February 27, 1992 among Summit Consulting, Inc., Summit Holding Corporation, Alexander & Alexander, Inc., and Alexsis, Inc. (five year nonsolicitation agreement).

25. License Agreement dated October 1, 1994 between Florida Retail Federation and Summit Consulting, Inc. (licensing Summit Consulting, Inc. to use Florida Retail Federation's name, logo, service marks, and trademarks).

26. Loan Agreement and Collateral Assignment and Security Agreement dated July 15, 1994 between Commercial Insurance Consultants, Inc. and Summit Consulting, Inc. (whereby Summit Consulting, Inc. loans $300,000 to Commercial Insurance

         Consultants, Inc.), together with (i) that certain Promissory Note dated July 15, 1994 between Commercial Insurance Consultants, Inc. and Summit Consulting, Inc., (ii) that certain Continuing Guaranty dated July 13, 1994 by John Hughes, and (iii) that certain Continuing Guaranty dated July 13, 1994 by Carlos Sutton.

27. License Agreement dated July 1, 1993 between Florida Retail Federation and Summit Consulting, Inc. (for use of name, logo, service marks, and trademarks in connection with workers' compensation self insurers fund program in exchange for payment of royalty).

28. Agreement between Bridgefield Casualty Insurance Company, through its managing general agent, Summit Consulting, Inc. and Florida Retail Federation, Inc. (for (i) payment of royalties to Florida Retail Federation in exchange for recommendation and endorsement of Bridgefield Casualty Insurance Company to fund members and (ii) use of trademarks, copyrights, service marks, designs and logos by Bridgefield Casualty Insurance Company)

29. Worker's Compensation Services Agreement, dated as of November 15, 1995, by and between Vincom/HIP Occupational Health Systems and Bridgefield Casualty Insurance Company.

30.      The Employment Agreements.

31. Income Tax Sharing Agreement dated May 27, 1997 by and between the Borrower and Summit Holding.

32. Income Tax Sharing Agreement dated May 27, 1997 by and between the Borrower and Bridgefield Employers.

33. Income Tax Sharing Agreement dated May 27, 1997 by and between Bridgefield Employers and Bridgefield Casualty.

                                  SCHEDULE 6.29

                             Reinsurance Agreements


1. Medical Excess of Loss Reinsurance Agreement, between U.S. RE Corporation and FRF, dated September 3, 1993. (Cover Note No. 02655193).

2. Excess of Loss Cover Agreement between Lloyd's of London (named syndicates) and FRF, dated January 1, 1993.

3. Excess Workers Compensation and Employers Liability Policy issued by Continental Casualty Company (CNA Insurance Companies) in favor of LESA. Policy No. W-128575463.

4. Excess of Loss Reinsurance Agreement between The Federal Insurance Company (Duncanson & Holt Europe, Ltd.) and LESA, dated April 1, 1993.

5. Insuring Agreement between Columbia Casualty Company (CNA Insurance Companies) and LRA. Policy No. SR-83093055

6. Specific Employers Excess Occupational Accident Insurance Certificate No. TNCO145/93/105 issued by Stirling Cooke Insurance Brokers Ltd. in favor of LRA.

7. Reinsurance Agreement dated March 30, 1995 between U.S. RE Corporation and Bridgefield Employers (signed by William B. Bull on Bridgefield Employers' behalf) (Cover Note No. 02645195).

8. Reinsurance Agreement dated March 30, 1995 between U.S. RE Corporation and Bridgefield Employers (signed by William B. Bull on Bridgefield Employers' behalf) (Cover Note No. 02645095).

9. Occupational Accident Excess of Loss Reinsurance Agreement First Layer effective April 1, 1995 between Bridgefield Employers (Signed by William B. Bull on Bridgefield Employers' behalf) and Federal Insurance Company through Duncanson & Holt Europe Ltd.

10. Workers' Compensation Excess Agreement dated February 8, 1995 between Crossroads Insurance Company Ltd. and Bridgefield Employers (signed by William B. Bull on Bridgefield Employers' behalf) (Agreement No. C162-65-700) as modified by that certain Workers' Compensation Excess Agreement Declarations effective April 1, 1995 between Crossroads Insurance Company Ltd. and Bridgefield Employers (signed by William B. Bull on Bridgefield Employers' behalf), and as modified by those certain Endorsements Numbers 1-10 effective April 1, 1995 between Crossroads Insurance Company Ltd. and Bridgefield Employers (signed by William B. Bull on Bridgefield Employers' behalf).

11. Reinsurance Agreement dated May 13, 1994 between U.S. RE Corporation and Bridgefield Employers (signed by William B. Bull on Bridgefield Employers' behalf) (Cover Note No. 02645094).

12. Excess Workers Compensation and Employers Liability Policy dated April 10, 1995 between Continental Casualty Company and Bridgefield Employers (Policy No. W-128575396A), as modified by those certain Endorsements Numbers 1-5 effective April 1, 1995 between Continental Casualty Company and Bridgefield Employers.

13. Excess Workers Compensation and Employers Liability Policy dated April 7, 1994 between Continental Casualty Company and Bridgefield Employers (Policy No. W-128575396), as modified by those certain Endorsements Numbers 1-9 effective April 1, 1994 between Continental Casualty Company and Bridgefield Employers.

14. Reinsurance Agreement dated December 17, 1993 between U.S. RE Corporation and Bridgefield Employers (signed by William B. Bull on Bridgefield Employers' behalf) (Cover No. No. 02645093)

15. Workers Compensation Excess Agreement dated February 3, 1993 between Crossroads Insurance, Inc. and Bridgefield Employers (signed by William
         B. Bull on Bridgefield Employers' behalf) (Agreement No. C162-56-700), as modified by that certain Workers Compensation Excess Agreement Declarations effective April 1, 1993 between Crossroads Insurance, Inc. and Bridgefield Employers (signed by William B. Bull on Bridgefield Employers' behalf), and as modified by those certain Endorsements Number 1-10 effective April 1, 1993 between Crossroads Insurance, Inc. and Bridgefield Employers (signed by William B. Bull on Bridgefield Employers' behalf).

16. Workers Compensation Excess Agreement dated March 31, 1994 between Crossroads Insurance, Inc. and Bridgefield Employers (signed by William
         B. Bull on Bridgefield Employers' behalf) (Agreement No. C162-60-700) as modified by that certain Workers Compensation Excess Agreement Declarations effective April 1, 1994 between Crossroads Insurance, Inc. and Bridgefield Employers (signed by William B. Bull on Bridgefield Employers' behalf), and as modified by those certain Endorsements Numbers 1-10 effective April 1, 1994 between Crossroads Insurance, Inc. and Bridgefield Employers (signed by William B. Bull on Bridgefield Employers' behalf).

17. Excess Workers Compensation and Employers Liability Policy dated April 22, 1993 between Transamerica Insurance Company and Bridgefield Employers (Policy No. W-141641D), as modified by those certain Endorsements Numbers 1-5, and 7 effective April 1, 1993 between Transamerica Insurance Company and Bridgefield Employers.

18. Excess Workers Compensation and Employers Liability Policy dated January 23, 1995 between Continental Casualty Company and Florida Retail Federation Self Insurers Fund (Policy No. W-128573499A), as modified by those certain Endorsements Numbers 1-4 effective January 1, 1995 between Continental Casualty Company and Florida Retail Federation Self Insurers Fund.

19. Workers Compensation Excess Agreement dated January 11, 1995 between Crossroads Insurance, Inc. and Florida Retail Federation Self Insurers Fund (signed by William B. Bull on FRFSIF's behalf) (Agreement No. C162-64-700), as modified by that certain Workers Compensation Excess Agreement Declarations effective January 1, 1995 between Crossroads Insurance, Inc. and Florida Retail Federation Self Insurers Fund (signed by William B. Bull on FRFSIF's behalf), and as modified by those certain

         Endorsements Numbers 1-8 effective January 1, 1995 between Crossroads Insurance, Inc. and Florida Retail Federation Self Insurers Fund (signed by William B. Bull on FRFSIF's behalf).

20. Excess Workers Compensation and Employers Liability Policy dated January 24, 1994 between Continental Casualty Company and Florida Retain Federation Self Insurers Fund (Policy No. W-128573499), as modified by those certain Endorsements Numbers 1-6, and 8 effective January 1, 1994 between Continental Casualty Company and Florida Retail Federation Self Insurers Fund, as modified by that certain Endorsement Number 7 effective April 1, 1994 between Continental Casualty Company and Florida Retail Federation Self Insurers Fund, as modified by those certain Endorsements Numbers 9 and 10 effective June 30, 1994 between Continental Casualty Company and Florida Retail Federation Self Insurers Fund, and as modified by that certain Endorsement Number 11 effective September 30, 1994 between Continental Casualty Company and Florida Retail Federation Self Insurers Fund.

21. Reinsurance Agreement dated January 31, 1994 between U.S. RE Corporation and Florida Retail Federation Self Insurers Fund (signed by Summit Consulting, Inc. on FRFSIF's behalf) (Cover Note No. 02655294).

22. Workers Compensation Excess of Loss Reinsurance Agreement effective January 1, 1994 between Florida Retail Federation Self Insurers Fund and Clarendon National Insurance Company per Raydon Underwriting Management Company, Ltd. (signed by William B. Bull on FRFSIF's behalf), as modified by Florida Mandatory Endorsements Numbers 1 and 2 (attached thereto as page 13 of 13).

23. Workers Compensation Excess Agreement dated December 23, 1993 between Florida Retail Federation Self Insurers Fund and Crossroads Insurance, Inc. (signed by William B. Bull on FRFSIF's behalf) (Agreement No. C162-59-700), as modified by that certain Workers Compensation Excess Agreement Declarations effective January 1, 1994 between Florida Retail Federation Self Insurers Fund and Crossroads Insurance, Inc. (signed by William B. Bull an FRFSIF's behalf), and as modified by those certain Endorsements Numbers 1-8 effective January 1, 1994 between Florida Retail Federation Self Insurers Fund and Crossroads Insurance, Inc. (signed by William B. Bull on FRFSIF's behalf).

24. Excess Workers Compensation and Employers Liability Policy dated January 18, 1993 between Florida Retail Federation Self Insurers Fund and Transamerica Insurance Company (Policy No. W-141601D), as modified by those certain Endorsements Number 1-4, 6, 11, 13, 15, and 16 effective January 1, 1993 between Florida Retail Federation Self Insurers Fund and Transamerica Insurance Company, as modified by that certain Endorsement Number 5 effective April 1, 1993 between Florida Retail Federation Self Insurers Fund and Transamerica Insurance Company, as modified by those certain Endorsements Numbers 7-9 effective July 1, 1993 between Florida Retail Federation Self Insurers Fund and Transamerica Insurance Company, and as modified by that certain Endorsement Number 10 effective October 1, 1993 between Florida Retail Federation Self Insurers Fund and Transamerica Insurance Company.

25. Workers Compensation Excess Agreement dated December 19, 1992 between Florida Retail Federation Self Insurers Fund and Crossroads Insurance, Inc. (signed by

         William B. Bull on FRFSIF's behalf) (Agreement No. C162-55-70), as modified by that certain Workers Compensation Excess Agreement Declarations effective January 1, 1993 between Florida Retail Federation Self Insurers Fund and Crossroads Insurance, Inc. (signed by William B. Bull on FRFSIF's behalf), and as modified by those certain Endorsements Numbers 1-7 effective January 1, 1993 between Florida Retail Federation Self Insurers Fund and Crossroads Insurance, Inc. (signed by William D. Bull on FRFSIF's behalf).

26. Reinsurance Agreement dated September 3, 1993 between Florida Retail Federation Self Insurers Fund and U.S. RE Corporation (signed by Summit Consulting, Inc. on FRFSIF's behalf) (Cover Note No. 02655193).

27. Medical Excess of Loss Reinsurance Agreement effective January 1, 1993 between Florida Retail Federation Self Insurers Fund and Federal Insurance Company per Duncanson & Holt Europe, Limited (signed by William B. Bull on FRFSIF's behalf), as modified by Florida Mandatory Endorsements Numbers 1 and 2 (attached thereto as page 11 of 11).

28. Excess of Loss Cover effective January 1, 1993 between Florida Retail Federation Self Insurers Fund and Lloyd's London.

29. Excess Workers Compensation and Employers Liability Policy dated May 1, 1995 between Louisiana Employers Safety Association Self Insurers Fund ("LESASIF") and Continental Casualty Company (Policy No. W-128575463A), as modified by those certain Endorsements Numbers 1-5 effective April 1, 1995 between Louisiana Employers Safety Association Self Insurers Fund and Continental Casualty Company.

30. Reinsurance Agreement dated May 22, 1995 between Louisiana Employers Safety Association Self Insurers Fund and Crossroads Insurance Company, Ltd. (signed by William B. Bull on LESASIF's behalf), (Agreement No. C162-67-700), as modified by that certain Aggregate Reinsurance Workers Compensation Agreement effective April 1, 1995 between Louisiana Employers Safety Association Self Insurers Fund and Crossroads Insurance Company, Ltd. (signed by William B. Bull on LESASIF's behalf), and as modified by those certain Endorsements Numbers 1-7 effective April 1, 1995 between Louisiana Employers Safety Association Self Insurers Fund and Crossroads Insurance Company, Ltd. (signed by William B. Bull on LESASIF's behalf).

31. Excess Workers Compensation and Employers Liability Policy dated April 11, 1994 between Louisiana Employers Safety Association Self Insurers Fund and Continental Casualty Company (Policy No. W-128575463), as modified by those certain Endorsements Numbers 1-4 effective April 1, 1994 between Louisiana Employers Safety Association Self Insurers Fund and Continental Casualty Company.

32. Reinsurance Agreement dated March 31, 1994 between Louisiana Employers Safety Association Self Insurers Fund and Crossroads Insurance Company, Ltd. (signed by William B. Bull on LESASIF's behalf) (Agreement No. C162-61-700), as modified by that certain Aggregate Reinsurance Workers Compensation Agreement effective April 1, 1994 between Louisiana Employers Safety Association Self Insurers Fund and Crossroads Insurance, Inc. (signed by William B. Bull LESASIF's behalf), and as modified by those certain Endorsements Numbers 1-7 effective April 1, 1994 between Louisiana Employers Safety Association Self Insurers Fund and Crossroads Insurance, Inc. (signed by William B. Bull on LESASIF's behalf).

33. Excess of Loss Cover effective April 1, 1994 between Louisiana Employers Safety Association Self Insurers Fund and L.I.R.M.A.

34. Excess Workers Compensation and Employers Liability Policy dated April 19, 1993 between Louisiana Employers Safety Association Self Insurers Fund and Transamerica Insurance Company (Policy No. W-141774C), as modified by those certain Endorsements Numbers 1-3 effective April 1, 1993 between Louisiana Employers Safety Association Insurers Fund and Transamerica Insurance Company.

35. Reinsurance Agreement dated March 12, 1993 between Louisiana Employers Safety Association Self Insurers Fund and Crossroads Insurance, Inc. (signed by William B. Bull on LESASIF's behalf) (Agreement No. C162-57-700), as modified by that certain Aggregate Reinsurance Workers Compensation Agreement effective April 1, 1993 between Louisiana Employers Safety Association Self Insurers Fund and Crossroads Insurance, Inc. (signed by William B. Bull on LESASIF's behalf), and as modified by those certain Endorsements Numbers 1-9 effective April 1, 1993 between Louisiana Employers Safety Association Self Insurance Fund and Crossroads Insurance, Inc. (signed by William B. Bull on LESASIF's behalf).

36. Excess of Loss Cover effective April 1, 1993 between Louisiana Employers Safety Association Self Insurers Fund and L.I.R.M.A.

37. Excess Workers Compensation and Employers Liability Policy dated June 20, 1995 between Louisiana Retailers Association Self Insurers Fund and Continental Casualty Company (Policy No. W-128576113A), as modified by those certain Endorsements Numbers 1-4 effective July 1, 1995 between Louisiana Retailers Association Self Insurers Fund and Continental Casualty Company.

38. Reinsurance Agreement dated July 10, 1995 between Louisiana Retailers Association Self Insurers Fund ("LRASIF") and Crossroads Insurance Company, Ltd. (signed by William B. Bull on LRASIF's behalf) (Agreement No. C162-68-700), as modified by that certain Aggregate Workers Compensation Agreement effective July 1, 1995 between Louisiana Retailers Association Self Insurers Fund and Crossroads Insurance Company, Ltd., (signed by William B. Bull on LRASIF's behalf), and as modified by those certain Endorsements Numbers 1-9 effective July 1, 1995 between Louisiana Retailers Association Self Insurers Fund and Crossroads Insurance Company, Ltd. (signed by William B. Bull on LRASIF's behalf).

39. Employers Reimbursement for Occupational Accidents dated June 1, 1995 between Louisiana Retailers Association Self Insurers Fund and Columbia Casualty Company.

40. Specific Excess Workers Compensation Policy dated June 27, 1994 between Louisiana Retailers Association Self Insurers Fund and Continental Casualty Company (Policy No. W-128576113), as modified by those certain Endorsements Numbers 1-4 effective July 1, 1994 between Louisiana Retailers Association Self Insurers Fund and Continental Casualty Company.

41. Reinsurance Agreement dated June 24, 1994 between Louisiana Retailers Association Self Insurers Fund and Crossroads Insurance, Inc. (signed by William B. Bull on LRASIF's behalf) (Agreement No. C162-63-700), as modified by that certain Aggregate Reinsurance Workers Compensation Agreement effective July 1, 1994 between Louisiana Retailers Association Self Insurers Fund and Crossroads Insurance, Inc. (signed by William B. Bull on LRASIF's behalf), and as modified by those certain Endorsements Numbers 1-9 effective July 1, 1994 between Louisiana Retailers Association Self Insurers Fund and Crossroads Insurance, Inc. (signed by William B. Bull on LRASIF's behalf).

42. Excess Workers Compensation and Employers Liability Policy dated July 12, 1993 between Louisiana Retailers Association Self Insurers Fund and Transamerica Insurance Company (Policy No. W-141674D), as modified by those certain Endorsements Numbers 1-3 effective July 1, 1993 between Louisiana Retailers Association Self Insurers Fund and Transamerica Insurance Company.

43. Reinsurance Agreement dated June 17, 1993 between Louisiana Retailers Association Self Insurers Fund and Crossroads Insurance, Inc. (signed by William B. Bull on LRASIF's behalf) (Agreement No. C162-58-700), as modified by that certain Aggregate Reinsurance Workers Compensation Agreement effective July 1, 1993 between Louisiana Retailers Association Self Insurers Fund and Crossroads Insurance, Inc. (signed by William B. Bull on LRASIF's behalf), and as modified by those certain Endorsements Numbers 1-9 effective July 1, 1993 between Louisiana Retailers Association Self Insurers Fund and Crossroads Insurance, Inc. (signed by William B. Bull on LRASIF's behalf).

44. Specific Employers Excess Occupational Accident Insurance dated April 22, 1994 between Louisiana Retailers dated Association Self Insurers Fund and Stirling Cooke Insurance Brokers, Ltd.

45. Excess Workers Compensation and Employers Liability Policy dated January 1, 1997 between Florida Retail Federation Self Insurers Fund and Continental Casualty Company (Policy No. W-128573499C), as modified by those certain Endorsements Numbers 1-3 effective January 1, 1996 between Florida Retail Federation Self Insurers Fund and Continental Casualty Company.

46. Workers' Compensation Quota Share Reinsurance Agreement dated January 1, 1997 between Florida Retail Federation Self Insurers Fund and American Re-Insurance Company (Policy No. 0018-0001) (signed by William
         B. Bull of FRFSIF's behalf).

47. Workers' Compensation Excess Agreement dated January 1, 1997 and revised March 3, 1997 between Crossroads Insurance Company Ltd. and Florida Retail Federation Self Insurers Fund (Policy C162-73-700), as modified by those certain Endorsements Numbers 1-8 effective January 1, 1997 between Crossroads Insurance Company Ltd. and Florida Retail Federation Self Insurers Fund (signed by William B. Bull on FRFSIF's behalf).

48. Employer Reimbursement Occupational Accident Insurance Policy dated January 1, 1996 between Continental Casualty Company and Florida Retail Federation Self

         Insurers Fund (Policy No. SR-83093061), as modified by those certain Endorsements Numbers 1-6 effective January 1, 1996 between Continental Casualty Company and Florida Retail Federation Self Insurers Fund.

49. Excess Workers Compensation and Employers Liability Policy dated January 1, 1996 between Continental Casualty Company and Florida Retail Federation Self Insurers Fund (Policy No. W-128573499B), as modified by those certain Endorsements Numbers 1-4 effective January 1, 1996 between Continental Casualty Company and Florida Retail Federation Self Insurers Fund.

50. Workers' Compensation Excess Agreement dated January 1, 1996 between Crossroads Insurance Company Ltd. and Florida Retail Federation Self Insurers Fund (Policy No. C162-69-700), as modified by those certain Endorsements Number 1-8 effective January 1, 1996 between Crossroads Insurance Company Ltd. and Florida Retail Federation Self Insurers Fund (signed by William B. Bull on FRFSIF's behalf).

51. Excess of Loss Reinsurance Agreement dated April 1, 1997 between John Hancock Mutual Life Insurance (per JEH Reinsurance Underwriting management (Bermuda) Limited) and Employers Self Insurers Fund (Cover Note No. TNC0822/97).

52. Workers' Compensation Specific Excess of Loss Contract dated April 1, 1997 between U.S. Re Corporation and Employers Self Insurers Fund (Binder).

53. Workers' Compensation Excess and Employers Liability Policy dated April 1, 1997 between National Union Fire Insurance Company of Pittsburgh, PA and Employers Self Insurers Fund (Policy No. 4155738) as modified by those certain Endorsements Numbers 1-7 effective April 1, 1997 between National Union Fire Insurance Company of Pittsburgh, PA and Employers Self Insurers Fund.

54. Workers' Compensation Quota Share Reinsurance Agreement dated April 1, 1997 between AON RE Worldwide (with various proportions taken by Constitution Reinsurance, St. Paul Fire and Marine Insurance Company, and Transatlantic Reinsurance Company)and Employers Self Insurers Fund.

55. Occupational Accident Excess of Loss Reinsurance Agreement _ First Layer dated April 1, 1996 between The Various Lloyd's Syndicates and Employers Self Insurers Fund, as modified by those certain Endorsements Numbers 1-2 effective April 1, 1996 between The Various Lloyd's Syndicates and Employers Self Insurers Fund (signed by William B. Bull on behalf of Bridgefield Employers).

56. Excess Workers' Compensation and Employers Liability Policy dated April 1, 1996 between National Union Fire Insurance Company of Pittsburgh, PA and Employers Self Insurers Fund (Policy No. 4155738), as modified by those certain Endorsements Numbers 1-7 effective April 1, 1996 between National Union Fire Insurance Company of Pittsburgh, PA and Employers Self Insurers Fund.

57. Specific Excess Workers' Compensation and Employers Liability Policy dated January 1, 1996 between Reliance national Indemnity Company and Kentucky Retail Federation Self Insurers Fund (Policy No. NXC 0126698-00), as modified by those certain Endorsements Numbers 1-6, Voluntary Compensation and Employers' Liability coverage Endorsement, and Kentucky Endorsement effective January 1, 1996 between Reliance National Indemnity Company and Kentucky Retail Federation Self Insurers Fund.

58. Aggregate Excess Workers' Compensation Indemnity Agreement dated January 1, 1996 between Reliance National Indemnity Company and Kentucky Retail Federation Self Insurers Fund (Policy No. NAG 0126690-00), as modified by those certain Endorsements Numbers 1 and Kentucky Endorsement effective January 1, 1996 between Reliance National Indemnity Company and Kentucky Retail Federation Self Insurers Fund.

59. Excess of Loss Reinsurance dated April 1, 1997 between John Hancock Mutual Life Insurance Company (per JEH Reinsurance Underwriting Management (Bermuda) Limited and Bridgefield Casualty Insurance Company (Cover Note No. TNC0827-97).

60. Workers' Compensation and Employers' Liability Excess of Loss Reinsurance Contract dated January 1, 1997 between Continental Casualty Company and Bridgefield Casualty Insurance Company (Contract No. W-128579478A) (signed by David T. Cederholm on behalf of BCIC).

61. Workers' Compensation Quota Share Agreement dated January 1, 1997 between American Re-Insurance Company and Bridgefield Casualty Insurance Company (A/R #2846-0001) as modified by Endorsement Number 1 effective January 1, 1997 between American Re-Insurance Company and Bridgefield Casualty Insurance Company (signed by David T. Cederholm on behalf of BCIC).

62. Workers' Compensation Excess of Loss Reinsurance Agreement dated January 1, 1996 between Continental Casualty Company and Bridgefield Casualty Insurance Company (Contract Number W-128579478 (signed by David T. Cederholm on behalf of BCIC).

63. Workers' Compensation Quota Share Reinsurance Agreement with Cover Note dated January 1, 1996 between American Re-Insurance Company and Bridgefield Casualty Insurance Company (Agreement No. 2846-0001) (signed by William B. Bull on behalf of BCIC).

64. Excess Workers' Compensation and Employers Liability Policy dated July 1, 1996 between Continental Casualty Company and Louisiana Retailers Association Self Insurers Fund (Policy No. W-128576113B) as modified by those certain Endorsements Numbers 1-5 effective July 1, 1996 between Continental Casualty Company and Louisiana Retailers Association Self Insurers Fund.

65. Reinsurance Agreement dated July 1, 1996 between Crossroads Insurance Company Ltd. and Louisiana Retailers Association Self Insurers Fund (Policy No. C162-72-700) as modified by those certain Endorsements Numbers 1-9 between Crossroads Insurance Company Ltd. and Louisiana Retailers Association Self Insurers Fund (signed by William B. Bull on behalf of LRASIF).

66. Excess Workers' Compensation and Employers Liability Policy dated April 1, 1996 between Continental Casualty Company and Louisiana Employers Safety Association Self Insurers Fund (Policy No. W-128575463B) as modified by those certain

         Endorsements Numbers 1-4 effective April 1, 1996 between Continental Casualty Company and Louisiana Employers Safety Association Self Insurers Fund.

67. Reinsurance Agreement dated April 1, 1996 between Crossroads Insurance Company Ltd. and Louisiana Employers Safety Association Self Insurers Fund (Policy No. C162-70-700) as modified by those certain Endorsements Numbers 1-7 between Crossroads Insurance Company Ltd. and Louisiana Employers Safety Association Self Insurers Fund (signed by William B. Bull on behalf of LESASIF).

68. Excess Workers' Compensation and Employers Liability Policy dated April 1, 1997 between Continental Casualty Company and Louisiana Employers Safety Association Self Insurers Fund (Policy No. W-128575463C Confirmation) as modified by those certain Endorsements effective April 1, 1997 between Continental Casualty Company and Louisiana Employers Safety Association Self Insurers Fund.

69. Reinsurance Agreement dated April 1, 1997 between Crossroads Insurance Company Ltd. and Louisiana Employers Safety Association Self Insurers Fund (Policy No. C162-74-700) as modified by those certain Endorsements Numbers 1-7 between Crossroads Insurance Company Ltd. and Louisiana Employers Safety Association Self Insurers Fund (signed by William B. Bull on behalf of LESASIF).

                                  SCHEDULE 7.16

                               Business Activities


         The Borrower and the Borrower Affiliates are engaged in the business of worker's compensation insurance related activities. Specifically:

         Summit Consulting, through its three operating subsidiaries Summit Claims, Summit Loss and CICF, provides administrative services including marketing, policy administration, claims investigation and management, loss control, safety consultation, reinsurance placement, and financial and regulatory reporting.

         Each of Bridgefield Casualty Insurance Company and Bridgefield Employers Insurance Company is licensed by the State of Florida to underwrite property and casualty insurance.

                                  SCHEDULE 8A.1

                               Certain Reinsurers


1.       Lloyd's of London

2.       Crossroads Insurance Company, Ltd.

3.       American Reinsurance Corp.

4.       National Reinsurance Corp.

5. CNA Insurance Companies (specifically including, without limitation, Columbia Casualty Company and Continental Casualty Company)

6.       Transamerica Insurance Company

7.       U.S. RE Corporation

8.       The Federal Insurance Company (Duncanson & Holt Europe, Ltd.)

9.       Clarendon Insurance

                                  SCHEDULE 8A.2

                             Contingent Liabilities


None.

                                  SCHEDULE 8A.9

                         Certain Affiliate Transactions



1. Summit Consulting has a verbal agreement with Duke Leasing, an aircraft leasing corporation, whereby Summit Consulting leases an aircraft on an hourly rate from Duke Leasing and, in turn, provides aircraft management and pilot services to Duke Leasing. The principal owner of Duke Leasing is C.C. Dockery, director of the Borrower and principal of Crossroads Insurance Company Ltd. (See item no. 2 on Schedule 8A.1).

2. The sponsoring organization for LESA is the Louisiana Employers Safety Association. The Louisiana Employers Safety Association has various verbal agreements with Summit Consulting, Inc. to provide newsletter production, collection of dues, and general bookkeeping services. William B. Bull, President and Chief Executive Officer of Summit Consulting, Inc. owns 100% of the outstanding stock of the Louisiana Employers Safety Association.

3. See Schedule 6.28 for a list of safety engineering and loss control services agreements between Summit Consulting and Summit Loss.

4.       The Bridgefield Management Agreement.

5.       The Employment Agreements.

6. See matters discussed under "Certain Transactions" in the Form S-1 filed with the Securities and Exchange Commission in connection with the IPO.